UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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F.N.B. Corporation
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Shareholder:

We will hold our Annual Meeting of Shareholders at 3:00 p.m., Eastern Daylight Time, on Wednesday, May 20, 2015, in the Great Room at the Regional Learning Alliance located at 850 Cranberry Woods Drive, Cranberry Township, Pennsylvania 16066.

At our Annual Meeting, our shareholders will act on the following matters: (i) election of fifteen (15) director nominees named in the accompanying proxy statement to our Board of Directors; (ii) adoption of an advisory (non-binding) resolution to approve the 2014 compensation of our named executive officers; (iii) ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm; (iv) approval and adoption of the Amendment of the F.N.B. Corporation 2007 Incentive Compensation Plan; and (v) any other matter that is properly presented at our Annual Meeting in compliance with our bylaws.

Your vote is important regardless of how many shares of F.N.B. stock you own. If you hold stock in more than one account or name, you will receive a proxy card for each.

Whether or not you plan to attend our Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-paid envelope we have provided to insure that your shares are represented at our Annual Meeting. Alternatively, you may vote via the Internet or by telephone by following the instructions on your proxy card. By voting now, your vote will be counted even if you are unable to attend our Annual Meeting.

Please indicate on the card whether you plan to attend our Annual Meeting. If you attend and wish to vote in person, you may withdraw your proxy at that time.

As always, our directors, management and staff thank you for your continued interest in and support of F.N.B. Corporation.

Vincent J. Delie, Jr.
President and Chief Executive Officer

April 1, 2015

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that F.N.B. Corporation will hold its 2015 Annual Meeting of Shareholders at 3:00 p.m., Eastern Daylight Time, on Wednesday, May 20, 2015, in the Great Room at the Regional Learning Alliance located at 850 Cranberry Woods Drive, Cranberry Township, Pennsylvania 16066. At our Annual Meeting, our shareholders will vote on the following proposals:

1.

Election of the fifteen (15) nominees for directors named in the accompanying proxy statement (namely, William B. Campbell, James D. Chiafullo, Vincent J. Delie, Jr., Laura E. Ellsworth, Robert A. Hormell, Stephen J. Gurgovits, David J. Malone, D. Stephen Martz, Robert J. McCarthy, Jr., David L. Motley, Heidi A. Nicholas, Arthur J. Rooney, II, John S. Stanik, William J. Strimbu and Earl K. Wahl, Jr.), each to serve as a director for a term of one year and until the election of his or her successor;

2.	Adoption of an advisory (non-binding) resolution to approve the 2014 compensation of our named executive officers;

3.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015;

4.	Approval and adoption of the Amendment of the F.N.B. Corporation 2007 Incentive Compensation Plan; and

5.	Any other matter that is properly presented at our Annual Meeting in compliance with our bylaws.

Only shareholders of record as of the close of business on March 11, 2015, are entitled to notice of and to vote at our Annual Meeting.

It is important that your shares be represented and voted at our Annual Meeting. Please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided or vote via the Internet at www.envisionreports.com/fnb or by telephone at 1-800-652-8683, whether or not you expect to attend our Annual Meeting in person.

We have included our 2014 annual report to shareholders with this notice and accompanying proxy statement.

BY ORDER OF OUR BOARD OF DIRECTORS,

James G. Orie, Corporate Secretary

April 1, 2015

Pittsburgh, Pennsylvania

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2015:

THE F.N.B. CORPORATION PROXY STATEMENT AND 2014 ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT http://www.envisionreports.com/fnb.

One North Shore Center

12 Federal Street

Pittsburgh, PA 15212

PROXY STATEMENT

Our proxy statement contains information relative to our Annual Meeting of Shareholders to be held on Wednesday, May 20, 2015, beginning at 3:00 p.m., Eastern Daylight Time, in the Great Room at the Regional Learning Alliance located at 850 Cranberry Woods Drive, Cranberry Township, Pennsylvania 16066 (our “Annual Meeting”). This proxy statement also relates to any adjournment of our Annual Meeting. This proxy statement was prepared under the direction of the F.N.B. Corporation Board of Directors to solicit your proxy for use at the Annual Meeting. On April 1, 2015, we commenced the distribution of our proxy statement and the accompanying proxy card to our shareholders of record as of March 11, 2015. We will bear all costs of preparing and distributing our proxy material to our shareholders. We will, upon request, reimburse brokers, nominees, fiduciaries, custodians and other record holders for their reasonable expenses in forwarding our proxy materials to beneficial owners.

We use the following terms in this proxy statement:

•	“We,” “us,” “our,” “F.N.B.,” “Company,” or “Corporation” mean F.N.B. Corporation;

•	“Board” means the F.N.B. Corporation Board of Directors;

•	“FNBPA” means First National Bank of Pennsylvania;

•	“FNTC” means First National Trust Company;

•	“F.N.B. Capital” means F.N.B. Capital Corporation, LLC; and

•	“CEO” means Chief Executive Officer.

ABOUT OUR ANNUAL MEETING

What is a proxy?

Your proxy gives us authority to vote your shares and tells us how to vote your shares at the Annual Meeting or any adjournment. Three of our employees, who are called “proxy holders” (or “proxies” for short) and are named on the proxy card, will vote your shares at the Annual Meeting according to the instructions you give on the proxy card.

Why are you soliciting a proxy from me?

Our Board of Directors is soliciting your proxy to make sure that your vote is properly submitted and received on time, and to improve the efficiency of the Annual Meeting. We may ask for, or solicit, proxies using several methods.

We may solicit proxies by mail, personal interviews, telephone or fax. We may also use the Internet to solicit proxies. F.N.B. officers or employees may solicit proxies, but will not receive any special compensation for doing so. We have engaged the firm of Regan & Associates, Inc., to assist us with soliciting proxies.

What will our shareholders vote on at our Annual Meeting?

Our shareholders will act upon the following proposals at our Annual Meeting:

•	Election of the fifteen (15) nominees for directors named in this proxy statement, each to serve for a term of one year and until the election of their successors (Proposal 1);

•	Adoption of an advisory (non-binding) resolution to approve the 2014 compensation of our named executive officers (Proposal 2);

•	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2015 (Proposal 3);

•	Approval and adoption of the Amended 2007 F.N.B. Corporation Incentive Compensation Plan (Proposal 4); and

•

Any other business that may come before our Annual Meeting in compliance with the advance notice and other applicable provisions of our bylaws (described in the Shareholder Proposals discussion in this Proxy Statement).

VOTING

Who is entitled to vote at our meeting?

Our Board has set March 11, 2015, as the record date for our Annual Meeting. Only holders of our common stock of record at the close of business on the record date are entitled to receive notice of and to vote at our Annual Meeting and any adjournment of our Annual Meeting. F.N.B. shareholders who plan to attend our Annual Meeting may obtain driving directions to the meeting location by contacting our shareholder services representative at (888) 981-6000 and asking to be connected to extension 4944.

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	“For” the election of each of the fifteen (15) nominees for election as directors named in this proxy statement for a term of one year and until the election of their successors (Proposal 1);

•	“For” adoption of the advisory (non-binding) resolution to approve the 2014 compensation of our named executive officers (Proposal 2);

•	“For” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015 (Proposal 3); and

•	“For” approval and adoption of the F.N.B. Corporation 2007 Incentive Compensation Plan, as Amended (Proposal 4).

What is a quorum?

On our March 11, 2015, record date, we had 173,853,183 shares of common stock outstanding. Under Florida law, we must have a quorum before we can consider proposals at our Annual Meeting. A quorum is the number of shares that must be present at the meeting. In determining if a quorum exists, we count the number of shares represented by shareholders in person as well as the number of shares represented by proxies. If you return a properly completed proxy card, vote via the Internet, vote by telephone or vote in person at our Annual Meeting, you will be considered present for purposes of establishing a quorum.

To have a quorum, we need the presence of shareholders or their proxies who are entitled to cast at least a majority of the votes that all shareholders are entitled to cast. If you return a proxy, whether you vote for or against a proposal, abstain from voting or only sign and date your proxy card, your holdings will be counted toward the quorum.

Although a quorum may be achieved, not all proposals will be subject to the same voting or approval requirement. Street name holders may need to take additional precautions to ensure that their vote counts. We discuss the mechanics of approving each proposal under the question immediately below.

What vote is required to approve each matter?

In general, if you abstain from voting, it will not count as a vote “cast.” However, please see the summaries below for more specific information about how abstentions will be counted with respect to each proposal. With respect to Proposals 1, 2, 3 and 4, if you desire to abstain, you must check the “Abstain” box on your proxy card, or select the appropriate option when voting by Internet or telephone.

Proposal 1. Election of Directors

Our bylaws provide that in the circumstance of an uncontested director election, which is the case for this year’s directors’ election, our directors are elected by a majority of the votes cast in person or by proxy at our Annual Meeting. Our Articles of Incorporation do not authorize cumulative voting for the election of directors. To receive a majority of votes cast means that the shares voted for a director’s election exceed the number of votes cast against that director’s election. Moreover, our bylaws provide that any incumbent director who does not receive a majority of votes cast will promptly tender his or her resignation to the Board. Upon recommendation of the Nominating and Corporate Governance Committee, the Board shall determine whether to accept the resignation. The directors’ election is considered a non-routine item and, as such, there may be broker non-votes. Any broker non-votes or abstentions will not be included in the total votes cast and will not affect the director election results. If there is a contested election (which is not the case in 2015), directors are elected by a plurality of votes cast at the meeting.

Proposal 2. “Say on Pay” Advisory Vote on Executive Compensation

A majority of the votes cast will be required to approve the advisory vote on executive compensation. Because your vote is advisory, it will not be binding on the Board or the Corporation. This matter is considered a non-routine matter and, as a result, there may be broker non-votes. Any broker non-votes or abstentions will not be included in the total votes cast and will not affect the results.

Proposal 3. Ratification of Auditor

A majority of the votes cast will be required to approve the ratification of our Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for 2015. This will be considered a routine item and brokers have the discretion to vote uninstructed shares on behalf of clients. As a routine item, there will be no broker non-votes, although brokers may fail to submit a vote. Any failure by brokers to vote or any abstentions will not be included in the total votes cast and will not affect the results.

Proposal 4. Adopt and Approve the F.N.B. Corporation 2007 Incentive Compensation Plan

A majority of the votes cast will be required to approve the F.N.B. Corporation 2007 Incentive Compensation Plan, as Amended (the “Amended Plan”). This item will be considered a non-routine item. As a non-routine item, there may be broker non-votes. Any broker non-votes or abstentions will not be included in the total votes cast and will not affect the results.

What are the voting rights of our shareholders?

The only class of our securities that is outstanding and entitled to vote at our Annual Meeting is our common stock. As of the March 11, 2015, record date, we had 173,853,183 shares of our common stock outstanding, each entitled to one vote per share with respect to each matter to be voted on at our Annual Meeting.

How do I vote?

You can vote either in person at our Annual Meeting or by proxy whether or not you attend our Annual Meeting. When you or your authorized attorney-in-fact grants us your proxy, you authorize us to vote your shares of our common stock in the manner you specify on your proxy card. Giving a proxy allows your shares to be voted at our Annual Meeting even if you do not attend the Annual Meeting in person. If your shares are in an account at a bank or brokerage firm (that is, in “street name”), you will receive a separate card from your bank or brokerage firm with instructions about the manner in which you may vote your shares.

If you hold your shares directly, to vote by proxy you must do one of the following:

•	Vote by mail. Complete, sign, date and return the enclosed proxy card in the envelope provided (the envelope requires no postage if mailed in the United States).

•

Vote at the Annual Meeting.    If you are a registered shareholder and attend our Annual Meeting, you may deliver your completed proxy card in person or request a voting ballot to vote in person at the meeting. Even if you returned a proxy to us before our Annual Meeting, you may revoke it and vote in person.

•	Vote via the Internet.* Instructions are provided on your proxy card. If you vote via the Internet, you should not return your proxy card.

•	Vote by telephone.* Instructions are provided on your proxy card. If you vote via telephone, you should not return your proxy card.

*Proxies submitted via the Internet or telephone must be received by 1:00 a.m., Eastern Daylight Time, on May 20, 2015, in order to be counted in the vote.

If you hold your F.N.B. shares in an account at a bank or brokerage firm, and you want to vote in person at our Annual Meeting, you will need to obtain a signed proxy card from the brokerage firm or the bank that holds your F.N.B. stock. If your F.N.B. stock is registered in the name of a bank or brokerage firm, you also may be eligible to vote your shares electronically via the Internet or by telephone. Many banks and brokerage firms participate in programs such as the Broadridge Financial Solutions, Inc. online program. These programs provide eligible shareholders who receive a paper copy of this proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in one of these programs, your proxy card will contain instructions for voting online or by telephone. If your proxy card does not reference Internet or telephone information, please complete and return the proxy card in the enclosed self-addressed, postage-paid envelope.

How will my shares be voted if I give my proxy but do not specify how my shares should be voted?

If you sign, date and return your proxy card, but do not provide voting instructions, or if you do not provide voting instructions when voting over the Internet, we will vote your shares represented by that proxy as recommended by our Board of Directors (see “What are the Board’s voting recommendations?” above), and this vote will count as a vote cast.

Who can attend our Annual Meeting?

All shareholders as of the close of business on March 11, 2015 (the record date), or their duly appointed proxies may attend our Annual Meeting. Even if you currently plan to attend our Annual Meeting, we recommend that you vote by any of the applicable methods described above so that your vote will be counted at our Annual Meeting if you later decide not to attend.

If your shares are held in “street name” by your bank or brokerage firm, you will need to bring a copy of a brokerage statement reflecting your ownership of F.N.B. stock as of the March 11, 2015, record date, and check in at the registration desk at our Annual Meeting.

What are the requirements for admittance to the Annual Meeting?

Only shareholders as of the record date have a right to attend the Annual Meeting. In order to be admitted to the Annual Meeting, you will need to present a government-issued photo identification (such as a driver’s license or passport) and, if you are not a “record holder” on the company’s books, evidence of ownership of our common stock as of the record date (such as a brokerage account statement). Entrance after the Annual Meeting has commenced will be prohibited. If you are representing an entity that is a shareholder, you must also present documentation showing your authority to attend and act on behalf of the entity (such as a power of attorney, written proxy to vote or letter of authorization on the entity’s letterhead). We reserve the right to limit the number of representatives for any entity that may be admitted to the meeting. No cameras, recording equipment, large bags or packages will be permitted in the Annual Meeting. The use of cell phones, smart phones, tablets and other personal communication devices during the Annual Meeting is also prohibited.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before it is voted at our Annual Meeting. You may change your vote by delivering a written notice of revocation to our Corporate Secretary at the F.N.B. Shareholder Services address located on the last part of the proxy statement by signing and returning a new proxy card with a later date, by voting via the Internet or by telephone at a later date, or by attending the Annual Meeting and voting in person. Only your latest instruction will be counted. However, your attendance at our Annual Meeting will not automatically revoke your proxy unless you vote again at our Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation prior to our Annual Meeting to our Corporate Secretary at F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212.

How do I vote if my shares are held in “street name”?

If you hold your shares in “street name” in an account at a bank or brokerage firm, we generally cannot mail our proxy materials directly to you. Instead, your bank or brokerage firm will forward our proxy materials to you and tell you how to give them instructions for voting your F.N.B. shares.

Please ensure that you instruct your bank or brokerage firm how to vote your shares. Under New York Stock Exchange (“NYSE”) rules applicable to brokers, your broker has discretionary authority to vote your shares without receiving your instructions on “routine” matters. The only routine matter before our Annual Meeting will be the ratification of Ernst & Young LLP as the Corporation’s independent registered public accounting firm. All of the other proposals that will be considered at our Annual Meeting are “non-routine” matters. Your bank or brokerage firm does not have discretionary authority to vote on a non-routine matter unless you provide them with your voting instructions. Therefore, please ensure that you instruct your bank or brokerage firm how to vote your shares with respect to: election of our directors; the advisory non-binding resolution to approve the 2014 compensation of our named executive officers; and the approval and adoption of the Amended 2007 F.N.B. Corporation Incentive Compensation Plan.

How do I vote my 401(k) Plan shares or ESOP Plan shares?

If you participate in the F.N.B. Corporation Progress Savings 401(k) Plan (“401(k) Plan”) or either the Baltimore County Savings Bank Employee Savings Plan (“BCSB 401(k) Plan”) or the Baltimore County Savings Bank Employee Stock Ownership Plan (“BCSB ESOP”), which we assumed by virtue of our acquisition of BCSB Bancorp, Inc. (“BCSB”) on February 15, 2014, or either the OBA Bank 401(k) Plan (“OBA 401(k) Plan”) or the OBA Bank Employee Stock Ownership Plan (“OBA ESOP”), which we assumed by virtue of our acquisition of OBA Financial Services, Inc. (“OBA”) on September 19, 2014, you may vote the number of shares of common stock credited to your account as of the record date. You may vote by instructing T. Rowe Price, the trustee of our 401(k) Plan, and Principal Financial Group, trustee of the BCSB 401(k) Plan and BCSB ESOP, OBA 401(k) Plan and OBA ESOP, pursuant to the voting instruction card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed voting instruction card, provided that the trustee receives it by 3:00 a.m., Eastern Daylight Time, on Friday, May 15, 2015.

In the case of the 401(k) Plan, the BCSB 401(k) Plan, the BCSB ESOP, the OBA 401(k) Plan and the OBA ESOP, if you do not return your voting instruction card, the shares credited to your plan account will be voted by the trustee in the same proportion that it votes the shares for which it timely received voting instruction cards.

You may also revoke a previously given proxy card until 3:00 a.m., Eastern Daylight Time, on Friday, May 15, 2015, by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card or Internet vote or telephone vote having a later date.

How will we conduct the business of our Annual Meeting?

Our bylaws govern the organization and conduct of business at our shareholder meetings. Our bylaws specify that our Board Chairman shall preside at our shareholder meetings. Our Board Chairman, Mr. Stephen J. Gurgovits, will serve as Chair of our Annual Meeting and call the meeting to order. As Chair of our Annual Meeting, Board Chairman Gurgovits will determine, at his discretion, the order of the business to be conducted at our Annual Meeting and the procedure for our Annual Meeting. Board Chairman Gurgovits will announce the opening and closing of the polls for each matter on which our shareholders will vote at our Annual Meeting.

Who can answer my questions?

Should you have questions concerning these proxy materials or our Annual Meeting or should you wish to request additional copies of this proxy statement or proxy card, you may contact Mr. James G. Orie, who is our Corporate Secretary, at (888) 981-6000 and ask to be connected to extension 3435.

How can I avoid receiving more than one set of proxy materials in future years?

If two or more registered shareholders live in your household or if a registered shareholder maintains two or more shareholder accounts, you may have received more than one set of our proxy materials. We have made a delivery method for proxy materials called “householding” available to our shareholders. If you consent to “householding,” only one annual report and one proxy statement will be delivered to your address; however, a separate proxy card will be delivered for each account. Please refer to the section titled, “Other Matters — Householding of Proxy Materials” at the end of this proxy statement for more information regarding “householding.”

Is my vote confidential?

We process proxy instructions, ballots and voting tabulations that identify individual shareholders in a manner that protects your voting privacy. We will not disclose your vote either within the Company or to third parties, except:

•	As necessary to meet applicable legal requirements;

•	To allow for the tabulation and certification of votes; and

•	To facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards. At our discretion, we may forward your comments to our management or the Board.

Where can I find the voting results of the Annual Meeting?

We will announce the preliminary voting results at our Annual Meeting. The judges of election will tally the final voting results and we will include the final voting results in a Form 8-K, which we will file with the Securities and Exchange Commission (“SEC”) by May 26, 2015.

Who is paying for the cost of this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. The Company has retained Regan & Associates, Inc. to assist in obtaining proxies by mail, facsimile or email from registered holders, brokerage firms, bank nominees and other institutions for the Annual Meeting. The estimated cost of such service is $27,500 including out-of-pocket expenses. Regan & Associates, Inc. may be contacted at (800) 737-3426.

The Company will also reimburse brokerage firms and other persons representing beneficial owners of shares held in “street name” for their reasonable costs associated with:

•	Forwarding the Notice of our Annual Meeting to beneficial owners;

•	Forwarding printed proxy materials by mail to beneficial owners who specifically request them; and

•	Obtaining beneficial owners’ voting instructions.

In addition to soliciting proxies by mail, certain of our directors, officers and regular employees, without additional compensation, may solicit proxies on our behalf personally or by telephone, facsimile or email.

Proposal 1. Election of Directors

General Information Regarding Director Nominees

Our Board determines the number of directors to nominate for election each year. The F.N.B. bylaws provide that our Board shall consist of not fewer than five nor more than 25 persons, the exact number to be determined from time to time by the Board.

Acting on the recommendation of the Nominating and Corporate Governance Committee, our Board fixed the number of directors as of the Annual Meeting date at fifteen (15).

Directors

The Board, acting on the recommendation of the Nominating and Corporate Governance Committee, has nominated for election as directors the nominees identified in the table titled, “Current Directors and Nominees for Election at Our Annual Meeting.” Each nominee is discussed in more detail in the Section titled “Biographical Information Concerning Director Nominees” of this proxy statement. Each of the Company’s nominees will hold office for a one-year term until the next annual meeting of shareholders and the election and qualification of his or her successor. All of our nominees are currently directors.

Identification and Evaluation of Director Nominees

Our Nominating and Corporate Governance Committee identifies potential directors primarily through recommendations made by current or former Company Directors and contacts in business, civic, academic and non-profit communities. Also, our Company shareholders may propose persons to be nominated for election to our Board (see later discussions under “Shareholder Proposals and Nominations for the 2016 Annual Meeting”).

At least annually, in consultation with the Nominating and Corporate Governance Committee, our Board assesses the skills, qualifications and experience of our Board and decides whether to recommend an incumbent director for re-election. In evaluating existing directors or new candidates (including any candidates who may be recommended by a shareholder), our Nominating and Corporate Governance Committee and Board assess the needs of the Board and the qualifications of each director candidate. Moreover, in evaluating the suitability of prospective Board members, our Nominating and Corporate Governance Committee and Board take into account many factors detailed in our Company bylaws and Corporate Governance Guidelines, including each director candidate’s general understanding of banking, finance and other disciplines relevant to the success of a publicly traded financial services company in today’s business and regulatory environment; compatibility with our culture; understanding of our business; educational and professional background; personal accomplishment; adherence to the standards set forth in the F.N.B. Corporate Governance Guidelines and Code of Conduct; and geographic, gender, age, racial, ethnic and other diversity considerations. Please see the section titled “Biographical Information Concerning Director Nominees” for more information on each of our director nominees. Since the 2014 Annual Meeting, the F.N.B. Board elected Mr. Robert A. Hormell and Ms. Heidi A. Nicholas to the Board. Both Mr. Hormell and Ms. Nicholas had previously served on the Board of Directors of the Company’s subsidiary, FNBPA. In addition to assessing their respective performances as FNBPA directors, both Mr. Hormell and Ms. Nicholas were evaluated by our Nominating and Corporate Governance Committee under the above-described suitability criteria. The Nominating and Corporate Governance Committee nominated Mr. Hormell and Ms. Nicholas for election to the F.N.B. Board on December 17, 2014, and the F.N.B. Board unanimously voted to elect Mr. Hormell and Ms. Nicholas to the Board on the same day, with an effective date of January 1, 2015.

Current Directors and Nominees for Election at Our Annual Meeting

Name	Age as of the Annual Meeting	Director Since	Independent	Committee Memberships
William B. Campbell (Lead Director)	76	1975	Yes	2
James D. Chiafullo	57	2012	Yes	2
Vincent J. Delie, Jr.	50	2012	No	1
Laura E. Ellsworth	56	2013	Yes	1
Robert B. Goldstein*	75	2003	Yes	0
Stephen J. Gurgovits (Chairman)	71	1981	No	1
Robert A. Hormell	68	2015	Yes	1
David J. Malone	60	2005	Yes	2
D. Stephen Martz	72	2008	Yes	3
Robert J. McCarthy, Jr.	72	2012	Yes	1
David L. Motley	56	2013	Yes	1
Heidi A. Nicholas	60	2015	Yes	1
Arthur J. Rooney, II	62	2006	Yes	1
John W. Rose*	66	2003	Yes	0
John S. Stanik	61	2013	Yes	2
William J. Strimbu	54	1995	Yes	3
Earl K. Wahl, Jr.	74	2002	Yes	1

*	Messrs. Goldstein and Rose are not standing for re-election; their terms will expire at our Annual Meeting.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FIFTEEN NOMINEES IDENTIFIED IN THE ABOVE TABLE AS OUR BOARD OF DIRECTORS’ CANDIDATES FOR ELECTION AS DIRECTORS (PROPOSAL 1 ON THE PROXY CARD).

Each of our director nominees has consented to being named in this proxy statement and to serve if elected.

Proxies submitted to us, unless indicated to the contrary, will be voted “For” the election of Mses. Ellsworth and Nicholas and Messrs. Campbell, Chiafullo, Delie, Gurgovits, Hormell, Malone, Martz, McCarthy, Motley, Rooney, Stanik, Strimbu and Wahl with terms expiring at our 2016 Annual Meeting and upon election and qualification of their respective successors.

Biographical Information Concerning Director Nominees

Relevant biographical information concerning each of our director nominees for election at our Annual Meeting may be found below, including a brief discussion of the specific experience, qualifications, attributes or skills that led to our Board’s conclusion regarding each director nominee’s qualification to serve on our Board in light of our business and structure. As of January 1, 2015, following a reorganization of the board of directors of our principal subsidiary, FNBPA, to streamline and further strengthen the governance and oversight processes of the Company and FNBPA, all of our director nominees also serve on the board of directors of FNBPA.

William B. Campbell is our independent Lead Director. Mr. Campbell served as Chairman of our Board from 2009 until January 2012 and has been a director of F.N.B. since it commenced operations in 1975. Mr. Campbell is Chairman of our Nominating and Corporate Governance Committee and serves on our Executive Committee. Mr. Campbell chaired the F.N.B. Succession Committee during the Company’s CEO succession planning in 2006 and 2007. Mr. Campbell was a director of FNBPA from 1973 until 2012, and re-joined the FNBPA Board in January 2015. Mr. Campbell was a former Chairman of FNBPA’s Building Committee and a former member of FNBPA’s Executive and Loan Committees. Mr. Campbell served on the boards of Southwest Banks, Inc. (“Southwest”), a bank holding company in Naples, Florida, and its subsidiary, First National Bank of Naples, from 1997 to 2003, and served on Southwest’s Executive Committee. Mr. Campbell’s successful professional career included his ownership of Shenango Steel Erectors, Inc., a commercial building construction company, and as a partner in Campbell-Kirila Realty, which developed and leased commercial property. After more than 30 years of developing high-level executive experience in the manufacturing, steel, commercial development and construction industries, Mr. Campbell retired in 1992. During his career, Mr. Campbell also served in leadership capacities with a number of regional and national trade associations representing the steel, construction and manufacturing industries. Mr. Campbell served 14 years as director of the Shenango Valley Industrial Development Authority in Sharon, Pennsylvania and served on the Board of Trustees of Westminster College located in New Wilmington, Pennsylvania. Mr. Campbell’s background provides him with the decision-making experience, knowledge of best corporate practices and strategies and understanding of Board responsibilities to help him, as our Lead Director, assist the Board to act as a cohesive and effective team. Mr. Campbell’s work experience in the steel, construction and manufacturing industries, his extensive experience in commercial real estate development, and his lengthy experience on the Boards of F.N.B. and FNBPA, qualify him to serve as a member of our Board and Chairman of our Nominating and Corporate Governance Committee and as a member of our Executive Committee.

James D. Chiafullo joined our Board in October 2012 and is a member of our Nominating and Corporate Governance Committee and our Risk Committee. Mr. Chiafullo has served on the FNBPA Board since October 2014 and serves on the FNBPA Executive and Loan Committees. Mr. Chiafullo is a shareholder/director with the Cohen & Grigsby, P.C. law firm in Pittsburgh, Pennsylvania. Mr. Chiafullo is a member of the Cohen & Grigsby Business Group and chairs the firm’s Commercial Finance Group. Prior to joining the Cohen & Grigsby law firm, Mr. Chiafullo was a partner for over ten years with the Thorp Reed & Armstrong, LLP law firm in Pittsburgh (now known as Clark Hill PLC), and was in-house counsel with Gulf Oil Corporation in Houston, Texas. The focus of Mr. Chiafullo’s law practice is finance, corporate governance, general corporate, securities, commercial and real estate law, shareholder disputes, lender liability, mergers and acquisitions, Sarbanes-Oxley compliance and regulatory requirements that apply to publicly traded companies. Mr. Chiafullo’s clients operate in a variety of industries, including financial institutions, general contractors, developers, physicians, manufacturers, specialty contractors, television stations, geotechnical engineers, franchisors and franchisees.

Since 2004, Mr. Chiafullo has received recognition numerous times from The Best Lawyers in America publication for his accomplishments in corporate law and mergers and acquisitions. Moreover, Mr. Chiafullo was selected as a “leader in law” practitioner in the area of commercial finance by the prestigious Chambers USA which uses a rigorously independent methodology to identify the best lawyers in the United States by practice area. Mr. Chiafullo frequently lectures and publishes articles on various current issues concerning corporate, finance and franchise law.

Mr. Chiafullo is currently the Chairman of the Board of the National Association of Corporate Directors, Three Rivers chapter. He has served on the Board of Directors of the Epilepsy Foundation of Western/Central Pennsylvania since 2000 and is the chair of the governance and nominating committee. Mr. Chiafullo is active with the Pittsburgh Foundation as Director of The Chiafullo Family Fund, the Verland Foundation as counsel, committee service work and fundraising activities, as well as in service leadership roles with various other social and non-profit organizations related to his profession and his community.

The breadth of Mr. Chiafullo’s corporate and transactional legal experience along with his particular focus in the areas of corporate governance, regulatory compliance and finance provide him the necessary background to assist the F.N.B. Board with the myriad of challenges faced by publicly traded financial services companies in today’s economic and regulatory environment. Mr. Chiafullo’s extensive and varied legal experience provides the F.N.B. Board and its Nominating and Corporate Governance Committee and Risk Committee with the essential experience and background to help it to properly evaluate the governance, business, financial, regulatory and risk issues that the Corporation confronts on a regular basis.

Vincent J. Delie, Jr. Vincent J. Delie, Jr., has been our President and CEO and a member of our Executive Committee since 2012. Mr. Delie joined us in 2005 as President and CEO of the company’s Pittsburgh Region. During his early career at F.N.B., he was promoted into a number of key leadership roles, including Chief Revenue Officer and President of the Banking Group (2008) where he was largely responsible for all revenue producing lines of business including commercial, consumer and wealth management. Mr. Delie served as President of FNBPA beginning in 2009 and as President of F.N.B. Corporation and CEO of FNBPA beginning in 2011. He also serves Ex Officio on the FNBPA Loan Committee.

Under Mr. Delie’s leadership, the Corporation has experienced unprecedented growth, nearly doubling its market capitalization and producing significant revenue growth and consecutive linked quarter loan growth. Despite the difficult economic environment, this was accomplished in large part through the execution of a unique business model centered on organic growth, strategic acquisitions, employee engagement and risk management. In the Pittsburgh Metropolitan Statistical Area, Mr. Delie guided F.N.B. to a top three retail deposit market share position, and to the number two market share position in Middle Market Banking according to Greenwich Associates. Since Mr. Delie assumed the role of President and CEO, F.N.B. has deployed its successful business model in additional metropolitan markets and has completed five successful acquisitions since April 2013. Also, during his tenure as our CEO, Mr. Delie has established and significantly enhanced our market share in both of the Baltimore, Maryland, and Cleveland, Ohio banking markets. In all, Mr. Delie has played an integral leadership role in the completion and seamless integration of 11 bank acquisitions for F.N.B.

Under Mr. Delie’s leadership, the Corporation has also been recognized as an employer of choice. F.N.B. has earned top workplace awards by two separate publications in the Pittsburgh region for four consecutive years, including the number one ranking for Large Companies on the Pittsburgh Post-Gazette’s list of “Pittsburgh’s Top Workplaces 2014.” F.N.B. has also received numerous awards from Greenwich Associates and has been recognized as a Sm-All Star by Sandler O’Neill + Partners, L.P.

Mr. Delie has nearly 30 years of extensive experience in the financial services industry, which includes executive roles at National City Bank (Pittsburgh, PA) in addition to capital markets and investment banking positions held at several prominent financial institutions. Mr. Delie earned a degree in Business Administration and Finance from The Pennsylvania State University. He currently serves as Chairman of the Advisory Board for the Watson Institute (non-profit educational organization for children with special needs) and as a member of the Board of Directors of the Pennsylvania Economy League of Southwestern Pennsylvania, the United Way and The Duquesne Club (city club) where he serves as Treasurer. Mr. Delie is also involved in a number of trade associations including the Pennsylvania, Maryland, and West Virginia Bankers Associations, the American Bankers Association, where he serves on the American Bankers Council, and the Pennsylvania Business Council.

Laura E. Ellsworth joined our Board in January 2013, and is a member of our Compensation Committee. Ms. Ellsworth has served on the FNBPA Board since January 2015. Ms. Ellsworth is the Partner-In-Charge of

the Jones Day law firm’s Pittsburgh, Pennsylvania office. Ms. Ellsworth has practiced law for over 30 years, during which she developed a highly regarded reputation for her legal accomplishments across a wide range of complex litigation matters, including her involvement in landmark decisions involving toxic torts, commercial disputes, products liability, insurance, intellectual property, employment and ERISA. Ms. Ellsworth is listed in The Best Lawyers in America for her commercial litigation skills, was recognized by the prestigious Chambers USA in 2009 as a “leader in law,” and was most recently recognized as one of the top female litigators in Pennsylvania by the Pennsylvania Law Weekly. Moreover, Ms. Ellsworth has published articles and legal treatises as well as being a featured speaker on a wide variety of legal topics including litigation, disclosure, Sarbanes-Oxley and the environment. In view of Ms. Ellsworth’s considerable achievements, the United States District Court for the Western District of Pennsylvania appointed her to its Advisory Committee for the Study of Rules and Practice and as co-chair of the Federal Judicial Selection Commission. In addition, Ms. Ellsworth was appointed by the Federal Third Circuit Court of Appeals to serve as a member of the judicial selection committee for the U.S. Bankruptcy Court for the Western District of Pennsylvania.

Ms. Ellsworth is also actively involved in a wide range of important community, civic and non-profit activities, including as Chair of the Chamber of Commerce of Greater Pittsburgh and past Vice Chair of the Allegheny Conference on Economic Development. Ms. Ellsworth’s non-profit board service includes the Senator John Heinz History Center, the McCune Foundation, Imani Christian Academy, and the Magee Women’s Research Institute and Foundation. Ms. Ellsworth chaired the American Heart Association’s “Go Red for Women” campaign in 2010 and chaired the United Way’s Women’s Leadership Council in 2011.

Ms. Ellsworth’s extensive legal experience, especially with respect to complex and challenging legal issues, coupled with her high-level advisory role with the federal courts and her dedication to important civic and community initiatives, provides her with the necessary background to make significant contributions to the Corporation’s Board and its Compensation Committee.

Stephen J. Gurgovits was elected Chairman of our Board in January 2012, and has been an FNBPA director since 1981. Mr. Gurgovits served as our CEO in every year from 2004 until January 2012, and is Chairman of our Executive Committee. Mr. Gurgovits also is Chairman of the FNBPA Board. In addition, Mr. Gurgovits is Chairman of FNBPA’s Executive Committee and a member of its Loan Committee. Throughout his lengthy tenure with the Company, Mr. Gurgovits has served the Company and FNBPA in various retail, commercial banking and executive capacities. Under Mr. Gurgovits’ leadership as CEO, the Company grew from approximately $4 billion in asset size in 2004 to $11.6 billion by the time he retired as CEO in 2012. In view of Mr. Gurgovits’ extensive knowledge of, and experience with the Company and FNBPA, he has served as an important “sounding board” for senior management as well as provided a valuable perspective in connection with our acquisition and growth strategies. From 2013 until August 2014, Mr. Gurgovits served on the board of directors of Hampton Roads Bankshares, Norfolk, Virginia (publicly-held bank holding company), and served as a member of the company’s compensation committee and the nominating and governance committee. Mr. Gurgovits authored a well-recognized lending primer, “Financing Small Business.” Mr. Gurgovits’ leadership experience includes his service as the chairman of the Pennsylvania Bankers Association (“PBA”) from 2003 to 2004, a director of the American Bankers Association (“ABA”) from 2005 through 2008, and a member of the American Bankers Council. In leading the PBA and ABA, Mr. Gurgovits gained invaluable experience working with large financial institutions and community banks, along with national and state policymakers, legislators and regulators, for the purpose of vigorously advocating that financial regulations serve the competitive interests of banks and other financial institutions and their customers. Mr. Gurgovits’ leadership positions with the PBA and the ABA are indicative of his reputation in the financial institutions industry. This experience, coupled with his Board and executive leadership experience with F.N.B., make him an integral component of our Board. Mr. Gurgovits completed the Graduate School of Banking at the University of Wisconsin. In addition, Mr. Gurgovits is a recognized leader in regional economic development and currently serves or previously served on the boards of various educational, developmental and health care organizations, including Penn-Northwest Development Corporation and as a director on the boards of the Christian Buhl Legacy Trust and the Community Foundation of Western Pennsylvania and Eastern Ohio. Mr. Gurgovits is

President of the F.H. Buhl Trustees, a community-centered non-profit organization offering recreational, social, fitness and educational programs for families in Mercer County, Pennsylvania. Mr. Gurgovits serves on the Youngstown State University Foundation board, which is dedicated to promoting the university’s endowment and support its educational mission. Mr. Gurgovits’ lengthy and significant experience with F.N.B. and its affiliates for more than five decades, including his operational, financial, executive and industry leadership roles, qualify him for service as our Board Chairman and as Chair of our Executive Committee.

Robert A. Hormell joined both the Corporation Board and re-joined the FNBPA Board in January 2015 (he previously served on the FNBPA Board from 2008 through October 2014). Mr. Hormell serves as a member of our Nominating and Corporate Governance Committee and on the FNBPA Loan Committee. Mr. Hormell possesses over 35 years of experience in regional, economic and community development, having worked from 1973-2006 with the SEDA-Council of Governments, a large public development organization which serves 11 counties located in central Pennsylvania having an aggregate population of approximately 675,000 people. The focus of Mr. Hormell’s work with the SEDA-Council of Governments included promoting and assisting the development of comprehensive initiatives designed to create jobs, promote small businesses, enhance public transportation and procure financing for large public infrastructure and regional projects, including water, sewer, rail lines and industrial parks. During his tenure with the SEDA-Council of Governments, Mr. Hormell developed an extensive and significant network of governmental, municipal, business, community and civic contacts and established relationships with various communities and government leaders across the Commonwealth of Pennsylvania. Mr. Hormell authored a significant report titled, “New Frontiers for Pennsylvania’s Heartland,” which has contributed to community and governmental policy-related discussions regarding Pennsylvania’s aging infrastructure. In addition, Mr. Hormell has extensive experience serving financial institutions including as a director of Omega Financial Corporation, a publicly-held bank holding company based in State College, Pennsylvania, and its principal subsidiary Omega Bank (2004-2008; acquired by F.N.B. in 2008) where he also served on the Executive, Compensation and Loan Committees of the holding company, and as a director of Sun Bancorp, Inc., a publicly-held bank holding company based in Sunbury, Pennsylvania (1994-2004), where he also served as Chairman of the Board of Directors and on the company’s Executive and Compensation Committees.

Since 2003, Mr. Hormell has been a member of the Board of Trustees of Presbyterian Senior Living (PSL), a large multi-faceted senior care organization with facilities serving 4,100 individuals in three states. He served as the PSL Board Chair from 2010-2011 and currently serves on a number of related PSL corporate boards. Additionally, Mr. Hormell serves on the National Policy Congress for Leading Age, a national advocate for improved senior care. Mr. Hormell’s vital contributions to local communities include his past service with the Delaware Township Planning Commission, Union-Snyder Agency of Aging, Inc., the Lycoming County Health Improvement Coalition, Pennsylvania Rural Development Council Board of Directors and Executive Committee, Milton Area YMCA Board and the Central Pennsylvania Health Systems Agency Board.

Mr. Hormell offers the Corporation a unique background, which includes not only previous financial institution board service and community and governmental advisory experience, but also his cultivation of numerous and varied governmental, community and civic contacts. In addition, Mr. Hormell serves as an advocate on issues related to senior housing and medical care, and has a fundamental understanding of challenges attendant to economic and regional development within Pennsylvania. Mr. Hormell’s background positions him to make significant contributions to the continued success of F.N.B., particularly within the local communities in which the Corporation’s principal subsidiary, FNBPA, operates.

David J. Malone has been a director since 2005, is Interim Chair of our Compensation Committee and is a member of our Audit Committee. Mr. Malone has served on the FNBPA Board since January 2015. Mr. Malone has been the President and CEO of Gateway Financial Group, Inc. (“Gateway Financial”), a financial services firm located in Pittsburgh, Pennsylvania, that specializes in administering and designing insurance portfolios for high net worth persons and businesses since January 2005. Prior to Mr. Malone’s appointment as President and CEO of Gateway Financial, he served as that company’s chief financial officer from January 1, 1994 to

December 31, 2004. Mr. Malone’s many years of executive leadership and financial experience with Gateway Financial provide him with substantial experience in analyzing and performing financial strategic planning, which in turn, enhances his value to our Board and our Audit and Compensation Committees. Mr. Malone was a former board member of Pennsylvania Capital, a board member of Highmark, Inc. (healthcare insurer located in Pittsburgh, Pennsylvania), including having served on Highmark’s compensation and audit committees, and a former board member of Northside Deposit Bank (Pittsburgh, Pennsylvania; acquired by F.N.B. in 2005), including serving as a member of that bank’s audit and executive committees. In addition, during his career, Mr. Malone has been extensively involved in civic, academic, healthcare, cultural and community organizations whose principal mission is to improve business, medical care, educational and cultural opportunities in Western Pennsylvania. Mr. Malone’s experience in the financial sector and his prior board experience, along with his demonstrated community involvement, qualify him for our Board, and specifically for our Audit and Compensation Committees.

D. Stephen Martz has been a director since 2008. He is Chairman of our Audit Committee and serves on our Executive Committee, Risk Committee and Pricing Committee. Mr. Martz was an FNBPA director from 2008 until 2012 and re-joined the FNBPA Board in January 2015. Mr. Martz has spent more than 50 years in the banking and financial services industry and, more significantly, he spent more than 39 years in multiple director and executive roles with banks and financial institutions. Mr. Martz’s high level executive and director experience includes positions at Omega Financial Corporation, a publicly-held bank holding company in State College, Pennsylvania (acquired by F.N.B. in 2008), where he was Director, President and Chief Operating Officer; Hollidaysburg Trust Company, where he was Chairman, President and CEO; and Penn Central Corporation, a bank holding company, where he was Director, President and CEO. Mr. Martz is chairman of the board of Nason Hospital (over 400 employees) located in Roaring Spring, Pennsylvania. Mr. Martz has been a member of that hospital’s board for over almost four decades. In addition, Mr. Martz serves as a trustee of Lycoming College in Williamsport, Pennsylvania, and for over 30 years has been chair of that college’s investment and nominating committees. Mr. Martz has been a key participant in the Lycoming College leadership team and is primarily responsible for the continued success of the growth of the college’s endowment fund. Since 1976, Mr. Martz has been on the Board of the John R. Wald Company, Inc., a manufacturer of digitized license plate systems, and currently serves as its Chairman. He previously served as a member of the Hollidaysburg Boro Planning Commission. Mr. Martz’s executive experience, his extensive career in the banking industry and his lengthy board service in the health care, manufacturing, civic and educational sectors, have prepared him well to advise our Board, Executive Committee and Risk Committee, as well as to lead our Audit Committee in light of the broad range of complex financial, operational, risk, regulatory and business challenges faced by F.N.B. and its affiliates.

Robert J. McCarthy, Jr. joined our Board in January 2012, and serves as Interim Chair of our Risk Committee. Mr. McCarthy has served on the FNBPA Board since January 2015. Mr. McCarthy had served as the President and CEO and as a director of Parkvale Financial Corporation, a publicly held savings and loan holding company (“Parkvale”) since 1989 (and as Vice Chairman of Parkvale’s Board since 2002) and as the President and CEO and as a director of Parkvale’s principal subsidiary, Parkvale Savings Bank, since 1984 until their acquisition by F.N.B. in January 2012. Mr. McCarthy also served as Chairman and President of each of the following former Parkvale Savings Bank’s subsidiary corporations: Parkvale Mortgage Corporation; PV Financial Services, Inc.; and Renaissance Corporation.

Mr. McCarthy’s banking and financial services career spans more than four decades in various retail, financial, accounting and executive capacities, including serving as Chief Executive Officer of one of the largest financial institutions in the Pittsburgh, Pennsylvania market. Mr. McCarthy’s executive responsibilities at Parkvale included oversight of the company’s strategic planning, risk management and business development. Mr. McCarthy’s prior leadership experience includes his service as a Director and Chairman of the Pennsylvania Association of Community Bankers to which he was inducted into their Hall of Fame in September, 2013, as well as a Director, Vice Chairman and Finance Committee Chairman with the Federal Home Loan Bank of Pittsburgh. In addition to his extensive business and financial experience, Mr. McCarthy was also a licensed

Certified Public Accountant and earned his MBA degree from George Washington University in Washington, D.C. Mr. McCarthy’s extensive operational, financial, executive and industry experience (including as a long-time board member) in the financial services industry, as well as his knowledge of director responsibilities, qualifies him for service on our Board and the Risk Committee.

David L. Motley joined our Board in August 2013 and is a member of our Compensation Committee. Mr. Motley has served on the FNBPA Board since October 2014 and also serves on the FNBPA Loan Committee. Mr. Motley is currently Senior Managing Director of the Life Sciences Practice with Headwaters SC (“HWSC”) headquartered in Sewickley, Pennsylvania, a position he has held since 2011. HWSC offers advice and counsel to privately-held life sciences companies on strategic and executive development initiatives. Mr. Motley transitioned from his corporate career into advisory services in 2010 when he successfully bridged repeat engagements with Kleiner Perkins Caufield & Byers, a venture capital firm based in Palo Alto, California, into a combination of both fee-based and equity-based assignments.

Mr. Motley is also a General Partner with BlueTree Venture Fund, a venture fund based in Pittsburgh, Pennsylvania focused on early-stage life science and related IT opportunities at the Series B stage of funding. Mr. Motley also serves as a board member for Optimal Strategix Group, a 50-person firm providing customer insights, analytics and market strategies for Fortune 500 companies across multiple industries, based in Newtown, Pennsylvania. During the previous four years of Mr. Motley’s corporate career, he held positions of progressive responsibility in the medical device industry, including most recently in 2009 as Vice President and General Manager at Covidien, Inc. (a medical device company) located in Mansfield, Massachusetts, where his principal responsibilities were franchise management, portfolio management and strategy for its $2 billion portfolio of surgical products. Mr. Motley served as Vice President and General Manager at Respironics, Inc. (a medical device company) located in Pittsburgh, Pennsylvania, from 2006 through 2008 securing white space opportunities via acquisitions, equity/convertible debt investments and licensing. During his tenure with Respironics, Mr. Motley was Director, Corporate Strategic Planning, leading the strategic planning process for all of Respironics’ businesses and, during that time, the company grew from $800 million to $1.4 billion prior to its acquisition by Philips in 2008. Prior to 2006, Mr. Motley held various executive and management positions with large multinational corporations.

In addition, Mr. Motley has significant experience serving as a director on various non-profit, charitable, foundation and educational organizations, including: Vice Chair, Strategy Committee for Heritage Valley Health Systems, a $400 million community hospital system based in Sewickley, Pennsylvania; University of Pittsburgh Coulter Foundation Oversight Committee, Commercialization Initiative; University of Pittsburgh Swanson School of Engineering; Manchester Craftsman’s Guild (Pittsburgh-based community organization); and the National Center for Arts and Technology (Pittsburgh-based arts foundation).

With over three decades of working and consulting with corporate and business leaders regarding strategic development and implementation and executive counseling for more than 40 businesses in the United States across multiple industry sectors, Mr. Motley offers a unique perspective for the Corporation’s strategic planning processes and executive leadership development. Moreover, since the previous ten years of Mr. Motley’s career have been spent in the heavily regulated life sciences sector, he is especially positioned to be sensitive to the heightened financial services regulatory environment that F.N.B. must navigate in order to succeed. Mr. Motley’s background and experience prepares him to make significant contributions to F.N.B.’s Board.

Heidi A. Nicholas joined the Corporation Board in January 2015 and re-joined the FNBPA Board in January 2015 (she previously served on the FNBPA Board from 2012 through October 2014). Ms. Nicholas is a member of our Risk Committee. Ms. Nicholas is a Principal (since 2001) in Nicholas Enterprises, a State College, Pennsylvania firm that engages in the development and management of commercial and multi-tenant residential real estate. Prior to becoming a Principal with Nicholas Enterprises, Ms. Nicholas served with various financial firms in senior management and key leadership positions with high-level responsibilities including structuring and negotiating mergers, acquisitions and divestitures, investor relations, communications with institutional investors, oversight of finance and accounting operations, coordinating transaction activities, financial advisory and valuation analysis and the development and structuring of complex transactions. Ms. Nicholas’ broad and extensive financial and residential real estate experience will offer the Corporation a valuable perspective and a solid foundation with which to advise and assist our Board and management with respect to the valuation of mergers and acquisitions, shareholder relations, the commercial and residential real estate industry and critical finance and accounting considerations. Also, Ms. Nicholas has been involved in various civic and community organizations in the State College, Pennsylvania area. We believe that Ms. Nicholas’ experience in the commercial and residential real estate industry and her significant and comprehensive finance and complex transaction experience and skills will make her an important contributor to the F.N.B. Board and enable her to be a strong contributor to the Risk Committee.

Arthur J. Rooney, II was first elected to our Board in 2006 and is a member of our Nominating and Corporate Governance Committee. Mr. Rooney has served on the FNBPA board since January 2015. Prior to joining our Board, Mr. Rooney served on the boards of Northside Bancorp, Inc., and its subsidiary, Northside Deposit Bank, located in Pittsburgh, Pennsylvania (acquired by F.N.B. in 2005), and has accumulated over 20 years’ experience serving on financial institutions boards of directors. Since 1989, Mr. Rooney has been a co-owner and director of Pittsburgh Steelers Sports, Inc. (“PSSI”), which owns the Pittsburgh Steelers football team franchise. Mr. Rooney became President of PSSI in 2003. Before becoming President of PSSI, he also served as general counsel to the organization. During his tenure with PSSI, Mr. Rooney has been principally responsible for the operation of a professional football franchise and was instrumental in the design, development and financing plan for the Steelers’ home stadium, Heinz Field. Further, Mr. Rooney is a member of the Board of NFL Films, the NFL International Committee, the NFL Stadium Committee and the NFL Management Council. Mr. Rooney has been an attorney for more than three decades, including his current “of counsel” position with the Pittsburgh-based law firm of Buchanan Ingersoll & Rooney, P.C. His executive capacity with PSSI and his involvement in significant NFL matters, coupled with his diverse legal experience, demonstrate the scope and depth of the necessary experience that enables Mr. Rooney to help our Board strategically address complex operational and financial challenges. Mr. Rooney also serves on various charitable and civic boards, including United Way, Pittsburgh Public Theater, Senator John Heinz History Center, Children’s Museum of Pittsburgh and St. Vincent College. Mr. Rooney’s director, executive, legal, civic, charitable and operational experience qualify him to serve on our Board and on our Nominating and Corporate Governance Committee.

John S. Stanik joined our Board in January 2013 and also serves as a member of our Audit Committee and Risk Committee. Mr. Stanik has served on the FNBPA Board since January 2015. Also, since January 1, 2015, Mr. Stanik has served on the board and as CEO of Ampco-Pittsburgh Corporation, a publicly-held international company, which specializes in forged and cast rolls for the metals industry and other specialty industrial equipment for its customers. From February 2003 until 2012, Mr. Stanik was CEO and a director, including four years as board chairman, on the board of directors of Calgon Carbon Corporation, also a publicly-held international company, with multiple manufacturing and sales offices throughout the world and with over 1,000 employees, headquartered in Pittsburgh, Pennsylvania. During his 22-year tenure with Calgon Carbon Corporation, Mr. Stanik served as CEO and in various senior-level executive and managerial roles and developed extensive business leadership experience and core competencies, which enable him to make significant contributions to the Corporation’s Board, especially in the areas of organizational leadership, investor and analyst relations, risk management, corporate strategy development and deployment, succession planning and mergers and acquisitions. Additionally, Mr. Stanik has served as a director on the management board of the Engineered & Materials Division of J. M. Huber Corporation (engineering), one of the largest privately-held companies in the United States, with operations in more than 20 countries since 2011.

Mr. Stanik is actively engaged in the Greater Pittsburgh American Heart Association. Mr. Stanik was also selected by Ernst & Young LLP as a national judge for its 2012 Entrepreneur of the Year.

Mr. Stanik’s extensive CEO, senior-level executive and board experience with a large public company enables him to offer the Corporation and its Board a unique combination of leadership, strategic and business planning and risk management skills. Moreover, Mr. Stanik’s prior experience as a public-company CEO and director adds further benefit to the Board and its Audit Committee and Risk Committee in view of his extensive experience with investors, risk management and his full understanding of strategic considerations attendant to the Corporation’s expanding business growth opportunities and investment thesis.

William J. Strimbu has been a member of our Board since 1995 and serves on our Audit, Compensation and Executive Committees. Mr. Strimbu has also been an FNBPA director since 1995 and is Chairman of FNBPA’s Loan Committee and a member of FNBPA’s Executive Committee. Mr. Strimbu is President of Nick Strimbu, Inc., a trucking company with common carrier authority. Mr. Strimbu’s responsibilities with Nick Strimbu, Inc. include strategic, financial and business planning and negotiations with customers, vendors and the Teamsters Union. He manages and responds to a myriad of financial and operational challenges faced by a company in a highly competitive and rapidly changing industry. He also manages a real estate holding company and serves on the executive team of an economic development company. Mr. Strimbu has been a member of the board of directors of a regional community foundation since 1994 and has assisted the foundation’s management in growing the endowment of approximately 400 individual funds and $82 million in assets. He is also a co-founder of the Strimbu Memorial Fund which is a charity endeavor that was established in 1989. Since its inception, the Strimbu Memorial Fund has raised and granted millions of dollars to help local charitable organizations, economic development projects and needy individuals. The Strimbu Memorial Fund also grants leadership scholarship awards annually to high school students who excel in leadership, academics and work ethic. From 1997 to 2014, Mr. Strimbu was a director and served on the Audit Committee and as Chairman of the Board for Sharon Regional Health System (“Health System”), a regional health care facility that employed over 1,800 professionals. Mr. Strimbu was instrumental in negotiating the transaction to sell the Health System at a favorable price which resulted in significant economic benefits for the local community. He now serves on the Christian H. Buhl Legacy Trust which was formed to wind-down the operations and protect the proceeds from the sale of the Health System. He is also a trustee of Teamsters #261 and Employer’s Welfare Fund. This entity provides healthcare benefits for approximately 50 companies that provide insurance coverage to over 1,700 people. He also serves as Chairman of the “Voyager” Offshore Captive Insurance Group advisory board. The Captive is a group consisting of approximately 50 trucking companies located throughout the United States which is underwritten by National Interstate Insurance Company, one of the largest truck and bus insurance companies in the country. Mr. Strimbu is also involved in numerous charitable organizations as well as various regional and national trade groups in the trucking industry. Mr. Strimbu’s executive and leadership experience in regional transportation, healthcare and philanthropic entities provide him a valuable perspective from which to contribute to our Board. We believe that Mr. Strimbu’s executive, operational, economic development, philanthropic and financial experience qualifies him to serve as a member of our Board and our Audit, Compensation and Executive Committees.

Earl K. Wahl, Jr. has been a member of our Board since 2002 and is a member of our Nominating and Corporate Governance Committee. Mr. Wahl has served on the FNBPA Board since January 2015. From 1989 through 2009, Mr. Wahl was an owner and principal of J.E.D. Corporation, an environmental consulting firm. Over the course of his career, Mr. Wahl has served in an executive capacity and owned and operated various businesses involving mining, drilling, industrial contracting, restaurant, municipal water and environmental services. Mr. Wahl also has served for over 29 years on the boards of various financial institutions. Mr. Wahl’s experience with a wide range of diverse businesses, including financial institutions, along with his extensive environmental background, gives him relevant skills in working with our Board and overseeing the Corporation’s management. Mr. Wahl’s experience as an owner and operator of various companies provides our Board and management with a valuable perspective on environmental issues, risk management, shareholder value and customer relationships. Mr. Wahl’s diverse professional experience qualifies him to serve on our Board and on our Nominating and Corporate Governance Committee.

SECURITY OWNERSHIP OF DIRECTORS

AND EXECUTIVE OFFICERS

The following table sets forth certain information as of the March 11, 2015, record date with respect to beneficial ownership of our common stock by: (i) each director and nominee; (ii) each currently employed Named Executive Officer (“NEO”) listed in the table entitled Summary Compensation Table under the section of this proxy statement entitled “Executive Compensation and Other Proxy Disclosure,” and (iii) all directors and executive officers as a group. As of the record date, we had 174,221,626 shares of common stock outstanding. Unless otherwise indicated, all persons named as beneficial owners of the Company’s common stock have sole voting power and sole investment power with respect to the shares indicated as beneficially owned.

Name of Beneficial Owner	Shares Beneficially Owned		Percentage Owned
William B. Campbell	79,493	(1)	*
James D. Chiafullo	32,587		*
Vincent J. Delie, Jr.#	188,877		*
Laura E. Ellsworth	13,656		*
Robert B. Goldstein♦	132,500		*
Stephen J. Gurgovits	292,255		*
Robert A. Hormell	42,901	(2)	*
David J. Malone	67,232	(3)	*
D. Stephen Martz	128,782	(4)	*
Robert J. McCarthy, Jr.	395,061	(2),(5)	*
David L. Motley	10,000		*
Heidi A. Nicholas	217,435	(6)	*
Arthur J. Rooney, II	41,409		*
John W. Rose♦	111,986	(7)	*
John S. Stanik	16,826		*
William J. Strimbu	88,730	(8)	*
Earl K. Wahl, Jr.	56,232		*
Vincent J. Calabrese, Jr.#	86,357		*
Gary L. Guerrieri#	99,274	(9)	*
John C. Williams, Jr.#	52,079	(10)	*
Timothy G. Rubritz#	160,613	(11)	*
All executive officers and directors as a group (21)	2,314,543		1.33

#	Denotes a person who served as an executive officer of the Corporation during 2014.

♦	Messrs. Goldstein and Rose are not standing for re-election; their terms will expire at our Annual Meeting.

*	Unless otherwise indicated, represents less than 1% of all issued and outstanding common stock.

(1)	Includes 2,072 shares owned by Mr. Campbell’s wife.

(2)

Includes the following shares that the director or officer has the right to acquire within 60 days upon exercise of his or her vested stock options: Mr. Hormell, 252 shares; Mr. McCarthy, 39,204 shares.

(3)	Includes 2,700 shares owned by Mr. Malone’s children.

(4)	Includes 9,264 shares held in an IRA for Mr. Martz.

(5)	Includes 16,611 shares owned by Mr. McCarthy’s children and 56,045 shares held in a retirement plan for Mr. McCarthy.

(6)	Includes 121,936 shares owned by the Fred Nicholas Marital Trust (Heidi is Co-Trustee) and 90,990 shares owned by Nicholas Family Limited Partnership.

(7)	Includes 510 shares owned by Mr. Rose’s wife.

(8)	Includes 1,900 shares owned by Mr. Strimbu’s children.

(9)	Includes 603 shares held in a custodial account for Mr. Guerrieri’s daughter.

(10)	Includes 1,633 shares held in an IRA for Mr. Williams.

(11)	Includes 9,000 shares held in a retirement account for Mr. Rubritz and 5,908 shares held in a custodial account for Mr. Rubritz’s son.

EXECUTIVE OFFICERS

The table below lists the name of each current Executive Officer together with his position with the Company and his age. The table below does not include this information for CEO Vincent J. Delie, Jr. whose information is in the section of this proxy statement entitled Biographical Information Concerning Director Nominees.

Name	Position with Company	Age as of the Annual Meeting
Vincent J. Calabrese, Jr.	Chief Financial Officer	52
Gary L. Guerrieri	Chief Credit Officer	55
John C. Williams, Jr.	President of FNBPA	68
Timothy G. Rubritz	Corporate Controller and Principal Accounting Officer	61

Vincent J. Calabrese, Jr. has served as our Chief Financial Officer since 2009. Mr. Calabrese joined the Company in 2007, serving as our Corporate Controller from 2007 to 2009. Prior to joining the Company, Mr. Calabrese was Senior Vice President, Controller and Chief Accounting Officer of People’s Bank, Connecticut, from 2003 to 2007. During his tenure at People’s Bank, Mr. Calabrese’s principal responsibilities included financial planning and reporting, accounting policies, general accounting operations and investor relations.

Gary L. Guerrieri became our Chief Credit Officer in April of 2011. Prior to his promotion, Mr. Guerrieri had been an Executive Vice President and the Chief Credit Officer of FNBPA since 2005. In his role as Chief Credit Officer of the Company, Mr. Guerrieri is responsible for managing the entire credit function for the Company, including commercial and retail underwriting, credit administration, credit policy and credit risk management. He also has oversight of FNBPA’s special assets, loan servicing and indirect lending functions. Prior to joining FNBPA in 2002, Mr. Guerrieri was an Executive Vice President of commercial banking with Promistar Financial Corporation, a bank holding company that had been acquired by F.N.B. in 2002.

John C. Williams, Jr. became President of FNBPA in January 2011. From 2008 through 2010, Mr. Williams served as President of FNBPA’s Pittsburgh Market Region. Prior to joining FNBPA, Mr. Williams was Executive Vice President for Huntington National Bank and its predecessor, Sky Bank. Mr. Williams began his 44-year career at Mellon Bank, and during his lengthy career in banking he has been involved in various executive capacities including responsibilities for strategic planning, lending, risk management and business development.

Timothy G. Rubritz joined F.N.B. in November 2009 and has since served as our Corporate Controller, Senior Vice President and Principal Accounting Officer since November 2009. Mr. Rubritz is responsible for oversight and management of the Corporation’s accounting, SEC and regulatory reporting and income tax activities. Mr. Rubritz has over 29 years of accounting and financial experience with financial institutions. Prior to joining F.N.B. Corporation, Mr. Rubritz was the Senior Vice President, Treasurer and Chief Financial Officer of Parkvale Financial Corporation and Parkvale Savings Bank from 1989 to November 2009. Mr. Rubritz’s public accounting career was with Coopers & Lybrand (now Pricewaterhouse Coopers), where he was employed from 1976 to 1985.

OUR BOARD OF DIRECTORS AND ITS COMMITTEES

Board Leadership Structure, Role in Risk Oversight and Corporate Governance

Based on an evaluation of its governance needs and the composition, skills and qualifications of the current directors, the Board believes that an appropriate leadership structure should include the following important characteristics: (i) the Board is comprised of a majority of independent directors; (only two non-independent directors out of seventeen); (ii) the Board includes a lead independent director with specific duties since the current Board Chairman does not qualify as independent; (iii) regular executive sessions at periodic intervals consisting of independent and/or non-management directors (without management present) which are regularly conducted after F.N.B. Board meetings; and (iv) a robust annual Board, committee and individual director self-assessment process. The Board believes that its current leadership structure includes these four characteristics. The Board also believes that its leadership structure is flexible enough to adapt to evolving circumstances so that the Board may continue to maintain an effective role in the oversight of the Company’s risk management processes. The Board annually evaluates its structure and this assessment includes an evaluation of the Board, Board committees and individual directors.

Our Board is led by Mr. Gurgovits, who has served as our non-executive Board Chairman since January 2012. Upon determining that Mr. Gurgovits does not qualify as independent under the applicable NYSE rules by virtue of his prior service as the Corporation’s CEO, the Board also decided to designate an independent Lead Director. As provided in the Corporate Governance Guidelines, the independent directors designate the Lead Director for a one-year term. By election of the independent directors of the Board at the re-organizational meetings of the Board, Mr. Campbell has served as the independent Lead Director since January 2012. The duties and responsibilities of the Lead Director are more fully described in our Corporate Governance Guidelines and include, but are not limited to, the following:

•

Assist the Board in fulfilling its responsibility for reviewing, evaluating and monitoring the Corporation’s strategic plan by meeting with the Corporation’s CEO to monitor and remain knowledgeable regarding the status of such plan;

•

When necessary, act as a liaison to and facilitate communications with the Corporation’s Chairman, directors and CEO for the purpose of coordinating information flow among the parties with the goal of optimizing the effectiveness of the Corporation’s Board and Board Committees;

•	Serve as a conduit of information and feedback among the Corporation’s Chairman, directors and CEO between Board meetings;

•	Coordinate the review and resolution of conflict of interest issues with respect to members of the Corporation’s Board as they may arise;

•	Collaborate with the Board Chair in developing the Board meeting agendas; and

•	Coordinate and develop the agenda for, and preside at, executive session meetings of the Corporation’s Board.

The Board oversees the Company’s CEO and other senior management in the competent and ethical operation of the Company on a day-to-day basis and ensures that our officers are serving the long-term interests of the shareholders. We expect each director to take a proactive and focused approach to his or her position, and to assist in setting standards to ensure that the Company is committed to business success through the maintenance of high standards of responsibility, fiduciary conduct and ethics, as embodied in our Statement of

Directors’ Duties and Responsibilities, Code of Ethics, Code of Conduct and Corporate Governance Guidelines. Our Statement of Directors’ Duties and Responsibilities describes the legal, regulatory and fiduciary duties which our directors must adhere to in the conduct of their Board responsibilities. Our Code of Conduct applies to all of the Company’s employees and directors and our Code of Ethics applies to senior officers and employees. Our Corporate Governance Guidelines outline the key practices and procedures that our Board follows. These codes and standards may be found on our website at www.fnbcorporation.com under the tab, “Corporate Structure,” and then clicking on the heading, “Corporate Governance.”

Our Board met 12 times in 2014. Each director attended at least 96.7% of the aggregate number of meetings of the Board and the respective committees on which such director served. We expect the members of our Board to attend our Annual Meeting as a matter of policy and all but one of our current Board members attended our 2014 Annual Meeting.

Board Committees

Our Corporation’s principal Board committees are its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee (“Nominating Committee”) (collectively, “Standing Committees”). The Board has determined that during 2014 all directors who served as members of the Standing Committees (including their Chairs) during 2014 are independent under the applicable NYSE standards and SEC rules and otherwise meet the specific eligibility requirements for these committees. The Corporation also has an Executive Committee and a Risk Committee. Each Executive Committee member has been determined by our Board to be independent except for Mr. Gurgovits (former CEO), and Mr. Delie (current CEO), who are the only two F.N.B. directors who were determined by the Board not to be independent. Each of our Risk Committee members has been determined by our Board to be independent. We identify the members, chairs and interim chairs of our Board committees in the table below.

Director	Executive Committee	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk Committee
William B. Campbell	X			Chair
James D. Chiafullo				X	X
Vincent J. Delie, Jr.	X
Laura E. Ellsworth			X
Robert B. Goldstein(1)
Stephen J. Gurgovits	Chair
Robert A. Hormell(2)				X
David J. Malone(3)		X	Interim Chair
D. Stephen Martz	X	Chair			X
Robert J. McCarthy, Jr.(4)					Interim Chair
David L. Motley(5)			X
Heidi A. Nicholas(6)					X
Arthur J. Rooney, II				X
John W. Rose(7)
John S. Stanik		X			X
William J. Strimbu(8)	X	X	X
Earl K. Wahl, Jr.				X

(1)	Served on Executive Committee and as Chair of Compensation Committee until September 17, 2014.

(2)	Appointed to Nominating and Corporate Governance Committee on February 18, 2015.

(3)	Appointed Interim Chair of Compensation Committee on September 17, 2014, and served on the Executive Committee until May 21, 2014.

(4)	Appointed Interim Chair of Risk Committee on September 17, 2014.

(5)	Appointed to Compensation Committee on September 17, 2014.

(6)	Appointed to Risk Committee on February 18, 2015.

(7)	Served on Executive, Nominating and Corporate Governance Committees and as Chair of Risk Committee until September 17, 2014.

(8)	Appointed to Executive Committee on May 21, 2014.

Executive Committee

The Executive Committee, consistent with Florida law and our bylaws, assists the Board by offering an efficient means of considering significant matters and issues including during intervals between regular meetings of our Board. The Executive Committee met 9 times in 2014.

Audit Committee

In accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, the Audit Committee is responsible primarily for selecting and overseeing the services performed by our independent registered public accounting firm and internal audit department, evaluating our accounting policies and system of internal controls and reviewing significant financial transactions and compliance matters. In addition, the Audit Committee approves all audit services and permitted non-audit services, as well as all engagement fees and terms related thereto. The Audit Committee met 13 times during 2014. The Board has determined that each member of the Audit Committee, Messrs. Malone, Martz, Stanik and Strimbu, qualifies as being “financially literate,” and each of these Audit Committee members also qualifies as an “audit committee financial expert” as defined by the SEC. The determination that each of the Audit Committee members qualifies as an “audit committee financial expert” included an evaluation of each person’s qualifications and other relevant experience under applicable SEC rules and definitions, including consideration of each person’s work, financial, business and professional experience. (For more detail regarding the business and professional experience and financial background of Messrs. Malone, Martz, Stanik and Strimbu, see the section titled, “Biographical Information Concerning Director Nominees.”) Each Audit Committee member also meets the additional criteria for independence of audit committee members set forth under the SEC rules, NYSE listing standards and the applicable federal bank regulatory requirements. We refer you to the Report of Audit Committee in this proxy statement.

Compensation Committee

The Compensation Committee (also referred to as the “Committee” in the Executive Compensation and Other Proxy Disclosure discussion of this proxy statement) is responsible primarily for reviewing the compensation arrangements for our executive officers, including the CEO, administering our equity compensation plans, and reviewing the compensation of the Board. For a description of the Compensation Committee’s processes and procedures, including the roles of our executive officers and independent compensation consultants in the Compensation Committee’s decision-making process, we refer you to “Executive Compensation and Other Proxy Disclosure” elsewhere in this proxy statement. The Compensation Committee met 8 times in 2014. The F.N.B. Board has affirmatively determined that each of the Compensation Committee members, Ms. Ellsworth and Messrs. Malone, Motley, Strimbu and Goldstein (served through September 17, 2014), qualifies under the NYSE and Dodd-Frank compensation committee “independence” rules and as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986 (“Code”).

Nominating and Corporate Governance Committee

The Nominating Committee assists in the development of standards concerning the qualifications and composition of our Board and conducts succession planning for our Board. In addition, the Nominating Committee recommends director candidates to stand for election to our Board and seeks to promote the best interests of the Company and its shareholders through implementation of prudent and sound corporate governance principles and practices. We refer you to the discussions under Identification and Evaluation of Director Candidates located elsewhere in this proxy statement. The Nominating Committee met 8 times in 2014.

Risk Committee

The Risk Committee’s principal responsibility is to assist the Board in the review and oversight of the Company’s management of its enterprise-wide risk program (see discussion under “Risk Oversight” later in this proxy statement), including establishing, in consultation with senior management, acceptable risk tolerance levels for the Company and reporting this information to the Board. The Risk Committee met 6 times in 2014.

The Audit Committee, Compensation Committee, Executive Committee, Nominating Committee and Risk Committee responsibilities are described more fully within, and these Committees operate under written charters adopted by the Board. You may review these charters on our website at www.fnbcorporation.com under the tab “Corporate Structure” by clicking on the heading, “Corporate Governance.” The principal responsibilities of the Standing Committees described above are qualified by reference to the charters of these committees and relevant sections of our bylaws.

Code of Conduct / Code of Ethics

The Company has a Code of Conduct that applies to all of the Company’s Directors and employees, including its principal executive officer, principal financial officer and principal accounting officer, and a Code of Ethics that applies to the Company’s senior officers and employees. You may view copies of our Code of Conduct and Code of Ethics on our website at www.fnbcorporation.com under the tab “Corporate Structure,” then clicking on the heading “Corporate Governance.” In addition, the Company will provide copies of its Code of Conduct and Code of Ethics, without charge, to any person upon a written request sent to our Corporate Secretary at F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212. The Company will disclose any changes in or waivers from its Code of Conduct or Code of Ethics by posting the revised Code(s) or other related information on its website or by filing a Form 8-K.

Risk Oversight

The Board recognizes that, as a financial institution, the Company takes on a certain amount of risk in every business decision, transaction and activity. The Company’s Board and management have identified seven major categories of risk: credit risk, market risk, liquidity risk, reputational risk, strategic risk, operational risk and regulatory compliance risk. In its oversight role of the Company’s risk management function, the Board is mindful that risk management is not about eliminating risk, but rather is about identifying, accepting and managing risks so as to optimize total shareholder value, while balancing prudent business considerations and safety and soundness.

The Company supports its risk management process through a governance structure involving its Board and senior management. The Board’s Risk Committee helps ensure that business decisions in the organization are executed within our desired risk profile. The Risk Committee has the following oversight responsibilities: (i) identification, measurement, assessment, monitoring and controlling of enterprise-wide risk across the Company and its subsidiaries; (ii) development of appropriate and meaningful risk metrics to use in connection with the oversight of the Company’s businesses and strategies; (iii) review and assessment of Company policies and practices to manage the Company’s credit, market, liquidity and operating risk (including technology, operational, compliance and fiduciary risks); and (iv) identification and implementation of risk management best practices. The Risk Committee serves as the primary point of contact between our Board and the FNBPA Risk Management Committee which is the senior management level committee responsible for the bank’s risk management. In addition, effective as of January 1, 2015, the Company reorganized the board of directors of FNBPA, electing each of its current members, which includes each director nominee, to the FNBPA board. The new board structure was implemented as part of an initiative to streamline and further strengthen the governance, oversight and risk management processes of the Company and FNBPA.

As noted above, the Company’s principal subsidiary, FNBPA, has a Risk Management Committee comprised of senior management. The purpose of this committee is to provide regular oversight of specific areas of risk with respect to the level of risk and risk management structure. The FNBPA Risk Management Committee reports on a regular basis to the Company’s Risk Committee regarding the enterprise-wide risk profile of the Company and other significant risk management issues. F.N.B.’s Chief Risk Officer is responsible for the design and implementation of the Company’s enterprise-wide risk management strategy and framework and ensures the coordinated and consistent implementation of risk management initiatives and strategies on a day-to-day basis. Our Compliance Department, which reports to the Chief Risk Officer, is responsible for developing policies and procedures and monitoring the bank’s compliance with applicable laws and regulations. Further, the Company’s audit function performs an independent assessment of the Company’s internal controls environment and plays an integral role in testing the operation of our internal controls systems and reporting findings to management and the Company’s Audit Committee. Both the Company’s Risk Committee and Audit Committee regularly report on risk-related matters to the Company’s Board. In addition, both the Company’s Risk Committee and FNBPA’s Risk Management Committee regularly assess the Company’s enterprise-wide risk profile and provide guidance on actions needed to address key and emerging risk issues.

The Board believes that the Company’s enterprise-wide risk management process is effective since it includes the following material components: (i) enables the Board to assess the quality of the information it receives; (ii) enables the Board to understand the businesses, investments and financial, accounting, regulatory and strategic considerations of F.N.B. and its subsidiaries, and the risks that they face; (iii) enables the Board to oversee and assess how senior management evaluates risk; and (iv) enables the Board to assess appropriately the quality of the Company’s enterprise-wide risk management process.

Corporate Governance

We have developed and operate under corporate governance principles and practices which are designed to optimize long-term shareholder value, align the interests of our Board and management with those of our shareholders and promote the highest ethical conduct among our directors, management and employees.

Highlights of portions of our Corporate Governance Guidelines, as well as some of our corporate governance policies, practices, procedures and related matters are as follows:

•

All of our directors are independent under the definition of “independence” established by our Corporate Governance Guidelines and the criteria of the NYSE, with the exception of F.N.B.’s former CEO, Mr. Gurgovits, and F.N.B.’s CEO, Mr. Delie.

•	Shareholders may communicate directly with our Board or any Board Committee or any individual director.

•	Our Audit, Compensation, Nominating and Risk Committees are composed entirely of independent directors.

•	Each of our Audit, Compensation, Executive, Risk and Nominating Committees has a written charter posted on the Corporation’s website at www.fnbcorporation.com that it reviews and reassesses annually.

•	Audit Committee members cannot serve on more than two other public company audit committees without the approval of our Board.

•	Our internal auditor, who oversees our internal audit function, reports directly to our Audit Committee.

•	Our Compensation Committee retains an independent compensation consultant whose sole service to F.N.B. is to provide the Committee with advice and guidance on our executive compensation program.

•	Our various committee charters contemplate an annual self-evaluation process of our Board, our Audit, Compensation, Executive, Nominating and Risk Committees, as well as our individual directors.

•

Our Nominating Committee will consider director candidates recommended by shareholders. For details regarding our policy with regard to the consideration of director candidates recommended by our shareholders, we refer to “Shareholder Proposals and Nominations for 2016 Annual Meeting” and “Identification and Evaluation of Director Nominees” elsewhere in this proxy statement and our Corporate Governance Guidelines at our corporate website.

•

The F.N.B. director orientation and education program, more fully detailed in the Corporate Governance Guidelines, provides the opportunity for new directors to participate in orientation sessions, including meetings with Board leadership and senior management, mentorship arrangements and written materials describing, among other matters, company policies, fiduciary responsibilities, regulatory requirements and strategic plan objectives. Directors are provided an annual education stipend to enable them to attend outside educational conferences, including the ability to attend regional and national conferences. Each F.N.B. director attended at least one outside director education session or conference in 2014.

•

Our Corporate Governance Guidelines set forth the expectation that directors will attend all shareholder and Board meetings and those committee meetings of which they are a member, and at a minimum, at least 75% of Board and committee meetings in the aggregate.

•	96.7% average attendance by directors at Board and committee meetings.

•	Shareholder voting is confidential.

•	Our Corporate Governance Guidelines expressly state that we shall consider diversity, among other important factors, in connection with Board composition determinations.

•	Board and governance policies are disclosed on the Company’s website at www.fnbcorporation.com under the tab “Corporate Structure.”

•

Our compensation recoupment or clawback policy allows our Board to recoup any excess compensation paid to our NEOs if the Company restates its financial results upon which an award is based due to fraud, intentional misconduct or gross negligence.

•

Our directors, NEOs (as described in the Executive Compensation and Other Proxy Disclosure sections of this proxy statement) and all other employees are not permitted to engage in hedging strategies using puts, calls or other derivative securities based on the Company’s common stock.

•	The Board recognizes the importance of independent leadership on the Board, as evidenced by its designation of an independent Lead Director.

•

Appropriate stock ownership policies for our senior management and Board designed to ensure that their interests are meaningfully aligned with shareholders’ interests, as more fully detailed under the caption, “Director Stock Ownership Requirements” of this proxy statement and described in our Corporate Governance Guidelines.

•	Our Board Chairman and CEO positions are held by different persons.

•	Our Board and its committees may retain their own advisors without management approval and at the Company’s expense.

•

The Board conducted 7 meetings in 2014 in executive session without management and had one executive session meeting without management and non-independent directors and had one executive session of the full Board in 2014.

We encourage you to visit the “Corporate Governance” page of our corporate website at www.fnbcorporation.com for additional information about our Board, its committees, our Corporate Governance Guidelines, our Code of Ethics, our Code of Conduct and our Audit, Nominating and Compensation Committee Charters. We also include additional information on these topics in other sections of this proxy statement.

Director Independence

Background.    As a company that has securities listed on the NYSE, a majority of the members of our Board must be independent. Under the NYSE’s corporate governance standards, no director qualifies as independent unless our Board affirmatively determines that the director has no “material relationship” with F.N.B. The fact that a director or member of a director’s immediate family may have a material relationship with F.N.B. directly, or as a partner, owner, shareholder, or officer of an organization that has a relationship with F.N.B., will not necessarily preclude such director from being nominated for election to our Board. In assessing director independence, the Board must consider all relevant facts and circumstances in determining whether a material relationship exists. This portion of the proxy statement describes the NYSE independence standards for directors and the categorical independence standards that our Board adopted to guide it in evaluating director independence. The types of material relationships that the Board may consider under the NYSE and F.N.B. independence standards include commercial, legal, industrial, banking, business, consulting, accounting, charitable and family relationships.

The NYSE’s bright-line independence tests.    The NYSE established director independence requirements in order to increase the quality of Board oversight at listed companies and to lessen the possibility that damaging conflicts of interests will influence Board decisions.

Some of the relationships that are deemed to automatically impair a director’s independence under NYSE’s “bright-line” tests include the following:

•	a director employed by F.N.B.;

•	a director’s immediate family member is an F.N.B. executive officer;

•	a director’s receipt of more than $120,000 per year in direct compensation from F.N.B.;

•	a director (or immediate family member) who has been an executive officer of a company where an F.N.B. executive officer serves on that company’s compensation committee;

•	a director’s (or immediate family member’s) relationship involving companies that make business-related payments to, or receive business-related payments from, F.N.B. in excess of certain amounts; and

•	any of the above relationships that existed within the prior three years.

More detail regarding the NYSE’s bright-line director independence tests, including the explanatory commentary, may be found at the NYSE’s website at www.nyse.com. The NYSE’s corporate governance standards do not define every relationship that may be considered by our Board to be material for purposes of determining a director’s independence.

F.N.B. categorical standards of director independence.    In addition to the NYSE bright-line independence standards, F.N.B. has adopted categorical independence standards. F.N.B. categorical independence standards are described in its Corporate Governance Guidelines which may be found on our website at www.fnbcorporation.com under the tab “Corporate Structure,” and then clicking on the heading “Corporate Governance.” The categorical independence standards define certain ordinary course of business transactions and other relationships that F.N.B.’s Board has concluded would not cause a director to cease to be independent. F.N.B.’s categorical standards include the following:

•

Financial relationship whereby a service or product provider that is an affiliated entity of a director or immediate family member has made payments to, or received payments from us, or our affiliates, in an amount that, in any of the last five fiscal years, does not exceed the greater of $1,000,000 or 2% of such provider’s consolidated gross revenue;

•

Business or financial transactions (e.g., loans, deposit accounts, or trust-, insurance- or investment-related services) with an affiliate of F.N.B., provided that such transaction is entered into in the ordinary course of business and on terms substantially similar to those prevailing at the time for comparable transactions for non-affiliated persons of F.N.B. or its affiliates and such transaction conforms with applicable federal regulatory standards (unless such transaction is a loan that is disclosed in the most recent federal bank examination as non-accrual, past due, restructured or having significant potential problems), and termination of the business or financial relationship in the ordinary course of business would not reasonably be expected to have a material and adverse effect on the financial condition, results of operations or business of F.N.B. or its affiliate;

•

A director or immediate family member is associated as a partner or associate of, or of counsel to, a law firm that provides services to F.N.B. or its affiliates and the payments relating to such services do not exceed $1,000,000 or 2%, whichever is greater, of the law firm’s revenues in each of the past five years;

•

A director or an immediate family member is a manager, officer or director of a not-for-profit entity that F.N.B. supports through grants or other support and the contributions by F.N.B. exceed 5% of the not-for-profit entity’s receipts;

•

Participation by a director, the director’s immediate family member or an affiliated entity in financing transactions sponsored by F.N.B. Capital which are made in the ordinary course of business and are made on substantially the same terms as those made available to F.N.B. Capital will not be deemed material for director independence determination purposes unless the director or immediate family member is an officer, director or owner of 10% or more of the business enterprise or the entity to which F.N.B. Capital is furnishing any such financing or equity capital; and

•

In applying the NYSE and F.N.B. categorical independence standards, an “immediate family member” includes a director’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone who resides in such director’s home.

All relevant facts and circumstances.    Our Corporate Governance Guidelines require that our Board “broadly consider all relevant facts and circumstances” especially in particular situations not covered by the NYSE bright-line independence standards or our categorical independence standards.

As required by the NYSE’s corporate governance rules, we will disclose any relationship that a director has with us that is not consistent with either the NYSE bright-line independence standards or our categorical independence standards in this proxy statement.

Director Independence Determinations

On February 18, 2015, our Board, with the assistance of the Nominating Committee, conducted an evaluation of F.N.B. director independence based on the director independence standards set forth in the F.N.B. Corporate Governance Guidelines, the NYSE corporate governance standards and applicable SEC rules and regulations. As a result of this evaluation, our Board affirmatively determined that each of Mses. Ellsworth and Nicholas and Messrs. Campbell, Chiafullo, Goldstein, Hormell, Martz, Malone, McCarthy, Motley, Rooney, Rose, Stanik, Strimbu and Wahl is an independent director.

In making these determinations, the Board considered the categories of transactions, relationships and arrangements that existed between the director and the Company or its subsidiaries, as summarized below. Based on relevant factors, the Board determined these transactions, relationships and arrangements are not material.

Personal or Family Relationships	Deposit, Wealth Management and Similar Banking Products(1)	X	X	X	X		X	X	X	X	X	X	X	X	X	X	X	X
	Credit Relationships(2)(4)	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X	X
	Charitable Contributions(3)			X	X		X		X					X
Affiliated Entity Relationships	Deposit, Wealth Management and Similar Banking Products(1)			X						X			X	X			X
	Credit Relationships or Commercial Banking Products(2)(4)												X	X			X

(1)	Includes deposit accounts, trust accounts, certificates of deposit, safe deposit boxes, workplace banking or wealth management products.

(2)	Includes extensions of credit, including mortgages, commercial loans, home equity loans, credit cards, or similar products, as well as credit and credit-related products.

(3)

Includes both charitable contributions made to entities affiliated with directors, as well as matching gifts provided to charities personally supported by the director, although under our Board guidance matching gifts are not a “material relationship” and not included in considering the value of contributions against our guidance.

(4)

Includes extensions of credit, including commercial loans, credit cards or similar products, as well as credit, credit-related products and other commercial banking products, including treasury management, foreign exchange and global trading services.

Business or Financial (Customer) Transactions.    We provide financial services and products to most of our directors and some of their immediate family members and affiliated entities, as outlined in the table above. We provide these services and products in the ordinary course of business on substantially the same terms and conditions, including price, that are provided to unrelated, similarly situated customers.

We also extend credit to some of our directors and their immediate family members and affiliated entities. Federal banking law (Regulation O) governs these extensions of credit. We have incorporated the Regulation O requirements as part of the F.N.B. categorical independence standards.

Financial Relationship With Service or Product Provider.    We lease a club box at Heinz Field football stadium from an affiliate of Pittsburgh Steelers Sports, Inc. for client entertainment purposes. Mr. Rooney is a co-owner of Pittsburgh Steelers Sports. Terms and conditions of our lease are substantially the same as those with unrelated persons and entities.

Contributions to Charitable Organizations.    As part of FNBPA’s community reinvestment outreach initiative, during 2014, FNBPA donated $100,000 to Imani Christian Academy, a Pittsburgh-based nonprofit organization that offers an alternative to the public education system, particularly for children from under-performing school districts. This donation is eligible for a 90% Pennsylvania tax credit which will reduce the overall Company expense. FNBPA’s donation constituted approximately 4.4% of the school’s donations for 2014. Ms. Ellsworth is chair of the school’s board of directors.

Other.    During 2014, the law firm where Mr. Chiafullo is a partner, represented FNBPA in several commercial lending transactions. As is customary practice, FNBPA’s legal fees were paid by the borrower.

Mr. Rose’s stepson is a nonexecutive employee of our subsidiary, F.N.B. Investment Advisors Company.

Additional transactions, relationships and arrangements that were considered by the Board are disclosed under the caption, “Related Person Transactions.”

Our Board affirmatively determined that Messrs. Gurgovits (former CEO) and Delie (CEO) are not independent under the NYSE corporate governance standards and F.N.B.’s categorical director independence standards by virtue of their former or current employment with the Corporation.

Family Relationships

There are no family relationships among the executive officers and directors of the Company.

Executive Sessions of our Board

William B. Campbell, our independent Lead Director, or another independent director designated by him, presides at each executive session meeting. Our Board conducted seven (7) executive sessions in 2014, of which one (1) was attended exclusively by independent and non-management directors and one (1) which was attended exclusively by non-management directors.

Director Stock Ownership Requirement

Our Board believes that each director’s equity ownership in the Corporation should be aligned with the Corporation’s shareholders. Accordingly, our Corporate Governance Guidelines require each of our directors to have beneficial ownership of the lesser of 35,000 shares of Corporation common stock (or common stock equivalent) or $350,000 in value of the Corporation’s common stock (or common stock equivalent). The Corporation’s director stock ownership requirement is phased in over a five-year period. As of March 1, 2015, each F.N.B. director is in compliance with the stock ownership requirement.

COMMUNICATIONS WITH OUR BOARD

Shareholders or other interested parties may send communications to our Board, the independent directors as a group, Board Chairman, any committee Chairmen, and/or any individual director, including our Lead Director, by addressing such communications to the Board, c/o Corporate Secretary, F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212. The Corporate Secretary, or his designee, will promptly forward all such communications submitted and addressed in this manner to the members of our Board or any designated individual director or directors, as the case may be. Our Corporate Secretary will forward all shareholder communications with the Board or individual directors without prior screening by the Corporate Secretary or any other employee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires our executive officers and directors, as well as certain persons who beneficially own 10% or more of our common stock, to file reports of their ownership of our securities, as well as statements of changes in such ownership, with the SEC. To our knowledge, based solely on written representations received from our executive officers and directors and copies of the statements of ownership changes furnished to us by our executive officers and directors during 2014, we believe that all such filings required during 2014 were made on a timely basis. We do not have any shareholders who own 10% or more of our common stock who are required to file reports under Section 16(a) of the Exchange Act.

Security Ownership of Certain Beneficial Owners

We are not aware of any shareholder who was the beneficial owner of more than 5% of our outstanding common stock as of December 31, 2014, except for the entities identified in the table below:

Name and Address	Amount and Nature of Beneficial Ownership(1)		Percent of Outstanding Common Stock Beneficially Owned(2)
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	18,792,366	(3)	10.8%
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	11,538,384	(4)	6.6%
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	9,377,517	(5)	5.4%

(1)

Under the regulations of the SEC, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power, is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares.

(2)	Based on 173,992,258 shares of Corporation common stock outstanding as of December 31, 2014.

(3)

According to Schedule 13G/A filed under the Exchange Act on January 9, 2015, by BlackRock, Inc. The Schedule 13G/A states that BlackRock, Inc. has sole voting power as to 18,427,592 shares and sole dispositive power as to 18,792,366 shares.

(4)

According to Schedule 13G/A filed under the Exchange Act on February 10, 2015, by The Vanguard Group, Inc. The Schedule 13G/A states that The Vanguard Group, Inc. has sole dispositive power over 11,308,076 shares and has sole voting power over 245,608 shares.

(5)

According to Schedule 13G filed under the Exchange Act on February 12, 2015 by State Street Corporation. The Schedule 13G states that State Street Corporation has shared voting power and shared dispositive power as to all 9,377,517 shares.

RELATED PERSON TRANSACTIONS

We have adopted a written policy formalizing the manner in which we review a proposed transaction involving the Company and any of our directors, any director nominees, any executive officers, any 5% or greater shareholder or any immediate family member of the foregoing (“related persons”) because of the possibility of a conflict of interest. A copy of this “Policy with Respect to Related Person Transactions” is posted on our website at www.fnbcorporation.com under the tab “Corporate Structure,” and may be accessed by clicking on the heading “Corporate Governance.” Under our policy, all proposed related person transactions except for (i) transactions generally available to all employees or shareholders of the Company, and (ii) compensatory transactions consistent with the plans, policies and decisions approved by the Company’s Board of Directors or Compensation Committee, must receive the prior approval of the Nominating Committee of our Board before we can take part in the transaction, and if such transaction continues for more than one year, the Nominating Committee and Board must annually approve the transaction. For purposes of this policy, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company or any of its subsidiaries was, is or will be a participant, and the amount involved exceeds $120,000, and a related person had, has or will have a direct or indirect material interest. Consistent with the SEC rule, our policy provides that certain transactions, including employment relationships and ordinary course non-preferential transactions, entered into with a related person are not considered to be related person transactions and are not required to be disclosed or approved by the Nominating Committee. The category of related persons generally consists of the Company’s Directors, director nominees and executive officers, holders of 5% or more of the Company’s common stock, immediate family members of the foregoing persons and any entity owned or controlled by the foregoing persons.

Mr. Gurgovits’ son, Stephen Gurgovits, Jr., is the former President of F.N.B. Capital. Mr. Rose’s nephew also is a former vice president of F.N.B. Capital. Due to the uncertainty as to whether the F.N.B. Capital investment activities would continue to be permissible under the final Dodd-Frank Volcker rules, Mr. Gurgovits, Jr., along with the other F.N.B. Capital principals, including Mr. Rose’s nephew, resigned from F.N.B. Capital effective July 31, 2013. Mr. Gurgovits, Jr. and Mr. Rose’s nephew and their fellow principals established F.N.B. Capital Partners, LP, a Small Business Investment Company licensed by the U.S. Small Business Administration (“SBIC Fund”) in 2013. Mr. Gurgovits, Jr., and Mr. Rose’s nephew and the other principals are the sole owners of Tecum Capital Management (“Tecum”). In view of the detailed knowledge and experience that the Tecum principals had with respect to the F.N.B. Capital investment portfolio, F.N.B. Capital entered into an asset management agreement whereby Tecum manages the F.N.B. Capital investment portfolio for a quarterly fee based on the amount of assets under management. The economics and terms of the asset management arrangement were agreed to pursuant to an arms-length negotiation between F.N.B. Capital and Tecum. In 2014, F.N.B. Capital made total payments to Tecum of approximately $199,043 in fees pursuant to terms of the asset management arrangement. In addition, F.N.B. Capital paid approximately $231,249 in 2014 to Tecum, and these payments represented the aggregate performance incentive payments owed to former F.N.B. Capital employees under the terms of F.N.B. Capital’s incentive compensation plan based on the payout and performance of certain F.N.B. Capital portfolio companies.1 The payment of the aggregate performance incentive compensation to Tecum was in accordance with F.N.B. Capital’s incentive compensation policies and practices (and based on prevailing industry practices for similar type merchant banking arrangements) and subject to review and approval by the F.N.B. Capital Board members.

In addition, as of December 31, 2014, as anchor investor, F.N.B. has a commitment to invest $14,700,000 (representing a 21.94% equity interest) in the SBIC Fund, subject to the same material terms and conditions as those of other co-investors in the SBIC Fund. In connection with this investment and the aforementioned management agreement, F.N.B. is permitting Tecum and the SBIC Fund to use the name, “F.N.B. Capital Partners.” The SBIC Fund has 61 co-investors, including six non-affiliated bank investors. The total commitment

[1]

In accordance with the terms of the F.N.B. Capital Incentive Compensation Program, F.N.B. Capital employees (designated at the time an investment is made) are entitled to an incentive cash award which is contingent upon F.N.B. Capital’s achievement of a pre-set cumulative preferred return on equity of 15%. The F.N.B. Capital Incentive Compensation Program provides that the 2014 performance incentive payment amount is to be based on the net proceeds of the specific investments, as determined under the incentive program. The F.N.B. Capital Incentive Compensation Program provides that former F.N.B. Capital employees are entitled to the incentive payments in the event the investments meet the targeted performance hurdles, subject to review and approval by the F.N.B. Capital board of directors.

of all investors in the SBIC Fund is $64,990,000. Directors Goldstein and Rose each have a 1.692% equity investment in the SBIC Fund. Mr. Gurgovits, Sr., has a 0.846% equity investment in the SBIC Fund. Both Directors Gurgovits, Sr., and Rose are on the SBIC Fund Board of Advisors and Mr. Gurgovits, Sr., is on its Investment Committee. As of December 31, 2014, F.N.B. has invested approximately $8,815,159 into the SBIC Fund (leaving a remaining unfunded commitment of $5,884,841).

EXECUTIVE COMPENSATION AND

OTHER PROXY DISCLOSURE

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee (“Committee”) during 2014 were Messrs. Goldstein, Malone, Motley and Strimbu and Ms. Ellsworth. Mr. Motley joined the Board on August 15, 2013, and became a member of the Committee on May 21, 2014. Mr. Goldstein ceased being a member of the Committee on September 16, 2014, at which time, Mr. Malone became Interim Chair of the Committee. Neither we nor FNBPA has ever employed any member of the Committee. No such member has, during our last fiscal year, any relationship with us requiring disclosure under Item 404 of Regulation S-K or under the Compensation Committee Interlocks disclosure requirements of Item 407(e)(4) of Regulation S-K. We have determined that the Committee members are independent under the NYSE corporate governance standards, and are non-employees under the meaning of Rule 16b-3 under the Exchange Act. Our Board has delegated to the Committee the responsibility of setting the compensation of our directors, CEO, Chief Financial Officer (“CFO”) and Section 16 officers. The Committee met 8 times in 2014.

Authority and Responsibilities

The Committee administers our executive compensation programs, including the oversight of executive compensation policies and decisions, administration of our equity incentive plan and the annual cash incentive award plan applicable to Section 16 officers. The Committee administers and interprets our qualified and non-qualified benefit plans, establishes guidelines, approves participants in the non-qualified plans, approves grants and awards, and exercises other power and authority required and permitted under the plans and its Charter. The Committee also reviews and approves executive officer, including CEO, compensation, including, as applicable, salary, short-term incentive and long-term incentive compensation levels, perquisites and equity compensation. The Committee Charter reflects its responsibilities. The Committee reviews its Charter annually and recommends any proposed changes to the Board. A copy of the Committee Charter is available at our website, www.fnbcorporation.com, under the tab, “Corporate Structure,” and then clicking on the heading “Corporate Governance.”

Delegation

From time to time, and subject to statutory and regulatory limitations, the Committee may delegate authority to fulfill various functions of administering the Company’s plans to our employees. Currently, it delegates administration of our qualified plans to the Pension Committee, a committee of our senior officers who have the appropriate expertise, experience and background in handling defined benefit and defined contribution plans.

Independent Compensation Consultant

The Committee engaged an independent compensation consultant, Pearl Meyer & Partners (“PM&P”), to assist it in evaluating our compensation practices and to provide ongoing advice and recommendations regarding CEO, NEO and director compensation that are consistent with our business goals and pay philosophy. The Committee selected PM&P for, among other reasons, its reputation for providing comprehensive solutions to complex compensation challenges facing companies and its specific expertise in the financial services industry as it serves as an advisor to hundreds of financial institutions of various size and complexity. PM&P provided market information and analysis as background to decisions regarding total compensation, including base salary and short- and long-term incentives, for the CEO, other NEOs and other senior officers and directors. PM&P is not affiliated with us nor did they, or their affiliates, provide any other services or perform other work for us in 2014. The Committee has reviewed all services provided by PM&P in 2014, and has determined that PM&P is independent with respect to SEC standards.

PM&P reported directly to the Chairman of the Committee. In performance of its duties, PM&P interacted with our CEO, CFO, Executive Vice President, Human Resources, Corporate Counsel and other employees. The CEO had various discussions with PM&P related to our compensation programs, philosophy and Peer Group. Additionally, the CEO regularly attended Compensation Committee meetings and discussed with PM&P and the Committee members, both during meetings and outside meetings, the appropriate base salary and short-term and long-term compensation of the Section 16 officers. The CFO regularly attended meetings of the Committee to discuss Company performance relative to the short-term and long-term plans versus peers. In addition, PM&P communicated with, took direction from, and regularly interacted with the Chairman of the Committee and other members of the Committee in addition to attending Committee meetings on an as-needed basis.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Overview

We have designed our compensation programs to link strong corporate performance to increased total compensation. We review our philosophy and our compensation programs annually to ensure that we are being competitive in attracting and retaining the appropriate executive talent, while maintaining good corporate governance practices. While we conduct an annual review, our executive compensation philosophy has remained consistent for several years. In determining executive compensation for 2015, the Committee considered the overwhelming support that the “Say-on-Pay” proposal received at our May 2014 Annual Meeting of Shareholders (“2014 Annual Meeting”) pertaining to 2013 compensation and the related Compensation Discussion and Analysis disclosure of 2013 compensation and certain 2014 items. Over 97% of the shareholders who voted on our proposal supported our compensation program. As a result, the Committee continued to apply the same effective principles and philosophy it has used in previous years in determining executive compensation and will continue to consider shareholder concerns and future advisory votes. Thus, we will continue to provide an advisory vote to shareholders on an annual basis consistent with the frequency vote supported by the shareholders at our 2011 Annual Meeting of Shareholders. Furthermore, our CEO and CFO will continue to frequently meet with shareholders and prospective investors, while our Investor Relations Department will remain continually available to shareholders in order to ensure adequate methods to receive shareholder sentiment.

Corporate Performance

Once again, we exceeded our financial plan in 2014 despite continued industry pressure on earnings. The following is a highlight of our performance and strategic accomplishments:

•

Our long-term total shareholder return remains strong. Our total shareholder return for the five-year period 2010-2014 was 146.76% and placed us in the 85th percentile of regional banks having assets between $8 billion and $28 billion (Regional Peer Group) and is at the 78th percentile of the top 100 banks and thrifts by market capitalization as of December 31, 2013 (Top 100).

•

Our one-year total shareholder return of 9.71% placed us in the 85th percentile of Regional Banks and 71st percentile of the Top 100, 75th percentile of Pennsylvania-based Banks and 80th percentile of all National Banks.

•

For the five year period 2010 through 2014, our market capitalization has increased 199%. This ranks in the 77th percentile of our Regional Peer Group, 79th percentile of Pennsylvania-based banks and 69th percentile of the Top 100.

•	Our return on tangible common equity was 14.74% for 2014 which was at the 96th percentile of our Regional Peer Group.

•

We continue to return a strong dividend to our shareholders. Our dividend yield, as measured at year-end, since 2005 has been in the top quartile and at least the 88th percentile of our Regional Peer Group.

•	Similarly, our full-year 2014 dividend payout ratio was 60%, and has exceeded the 81st percentile of our Regional Peer Group since 2005.

•	Credit quality trends were favorable throughout 2014 and remain strong.

•	For 5 1/2 years, we achieved organic loan growth at an annualized rate of 7%.

•

We continue to exceed federal bank regulatory agency “well-capitalized” thresholds. As of December 31, 2014, we had a total risk-based capital ratio of 12.4%, a tier 1 risk-based capital ratio of 11.1% and a leverage ratio of 8.4%.

•	In 2014, we successfully completed the acquisition and integration of BCSB Bancorp, Inc., which expanded our market share in the growth market of Baltimore.

•	In September 2014, we completed the acquisition of OBA Financial Services, Inc., which we believe will further enhance our presence in the Baltimore market.

Corporate Governance Highlights

•	We maintain important corporate governance policies.

•	Our directors and all recipients of our Long-Term Incentive Awards, including our NEOs, are currently in compliance with a robust stock ownership policy.

•	Our “no-hedging” policy prohibits our directors, NEOs and all employees from engaging in hedging transactions with Company stock.

•

Our compensation recoupment or clawback policy allows our Board to recoup any excess compensation paid to our NEOs if the Company restates its financial results upon which an award is based due to fraud, intentional misconduct or gross negligence.

•	Our equity awards reward performance over a three-year time horizon.

•	We annually conduct a risk assessment of all of our compensation plans and the Committee annually reviews the assessment to ensure the compensation programs do not encourage inappropriate risk taking.

Summary of Executive Compensation Actions

•	In 2015, in recognition of our strong annual 2014 performance, we awarded annual bonuses between each NEO’s target amount and maximum amount.

•	We adopted annual incentive and long-term incentive programs in 2014 that are materially the same as our 2013 compensation programs and provide incentives to optimize shareholder value.

•

The annual incentive program measures multiple performance areas to reduce unnecessary risk taking. We believe this ensures management will focus on various performance measurements that will generate long-term shareholder value.

•	We granted Long-Term Incentive Awards at levels that approximate the peer median.

Objectives and Philosophy

We believe our compensation program successfully links the interests of shareholders and management by connecting compensation to both short and long-term performance. We believe we will create long-term shareholder value and attract and retain highly motivated and talented employees through our compensation program. We designed the program to result in an increase in total compensation when we perform above our targets and a decrease in total compensation when our performance falls below our targets. We also consider our executives’ knowledge and experience as well as competitive and industry pressures when reviewing compensation. As more particularly set forth after the Potential Payments Upon Termination Tables, we annually conduct a robust risk assessment to assist us in evaluating factors in our compensation plans. Based on this review, due to, among other things, the existence of risk mitigating factors, we do not believe our compensation philosophy or program rewards unnecessary risk taking.

Elements of Compensation

Overview

We have divided executive compensation into five broad categories: (i) base salary, (ii) short-term annual incentive compensation, (iii) long-term incentive compensation, (iv) retirement and post-employment benefits and (v) other benefits and perquisites. We use incentive programs to reward our NEOs based upon our performance. Overall, the awards under our plans are designed to vary with position and level of responsibility, reflecting the principle that the total compensation opportunity should increase with position and responsibility, while the level of our NEO’s “at-risk” compensation increases as his level of responsibility increases.

Benchmarks

We desire our compensation programs to be competitive in the marketplace. Thus, for purposes of 2014 compensation, we compared ourself against commercial banks with assets in the $8 billion to $28 billion range, located in the Mid-Atlantic, Midwest and South Regions (“Peer Group”)2 that includes the following financial institutions:

Associated Banc-Corp	Old National Bancorp
BancorpSouth, Inc.	PrivateBancorp, Inc.
BOK Financial Corp.	Prosperity Bancshares, Inc.
Commerce Bancshares, Inc.	Signature Bank
Cullen/Frost Bankers, Inc.	Susquehanna Bancshares, Inc.
First Harmon National Corp.	Synovos Financial Corp.
First Midwest Bancorp, Inc.	TCF Financial Corporation
FirstMerit Corporation	Texas Capital Bancshares, Inc.
Fulton Financial Corporation	Trustmark Corp.
Hancock Holding Co.	UMB Financial Corporation
IBERIABANK Corp.	United Bankshares, Inc.
International Bancshares Corp.	Valley National Bancorp
MB Financial, Inc.	Wintrust Financial Corporation
National Penn Bancshares, Inc.

For purposes of comparing base salary, annual incentives, and long-term compensation, the Committee conducts a review of its benchmarks throughout the year with assistance from its independent compensation consultant using a variety of methods such as direct analysis of proxy statements of companies in the peer group, as well as a review of a compilation of survey data of companies of a similar size published by several sources. At the time of setting 2014 and 2015 base salary and making short and long-term compensation awards for 2014, there were the 27 organizations noted above in the Peer Group. Our asset size after the completion of the

[2]

The Mid-Atlantic region includes Delaware, Maryland, New Jersey, New York, Pennsylvania, Virginia and West Virginia. The Midwest region includes Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota and Wisconsin. The South region includes Florida, Georgia, Louisiana, Missouri, North Carolina, Oklahoma, South Carolina, Tennessee and Texas.

acquisitions we completed in 2014 and our organic growth is approximately $16.1 billion and approximates the 41st percentile of the Peer Group. The number of companies in the Peer Group increased from the peer group used in 2013. We compete for talent with the institutions in our peer group, as well as large financial institutions in our geographic markets. We believe the peer group is diverse and provides the necessary depth to be meaningful in setting salary and incentive goals. We believe these companies are an appropriate group against which to benchmark our compensation given their asset size compared to our existing size and the size to which we seek to grow in the future. Overall, the Committee’s intention is to have base compensation near the 50th percentile of compensation paid by similar sized competitors for comparable positions, with an annual bonus and long-term incentive opportunity such that, if an NEO realizes the incentives, at the maximum level, his total compensation will be above the median and in the third quartile. After setting 2015 base salaries, we believe our NEOs’ base compensation approximates the 50th percentile of the Peer Group.

The various components of the NEOs’ total compensation are detailed below.

Base Salary

•	Why We Pay this Component

We provide base salary to all salaried employees, including the NEOs, in order to provide each employee with a degree of financial certainty. Competitive base salaries further our compensation program objectives by allowing us to attract and retain talented employees by providing a fixed portion of compensation upon which all employees can rely. Base salary is the only fixed portion of our NEOs’ compensation.

•	How We Determine the Amount

Each year the Committee reviews salaries and determines adjustments to each NEO’s base salary based upon an assessment of the NEO’s performance versus job responsibilities, including the impact of such performance and contributions on our financial results. We target base salary for NEOs at the median of the peer group. We review base salary annually and adjust it as the Committee deems appropriate. In certain cases, the Committee increases base salary in order to raise the NEO’s annual salary to reflect more closely the annual salaries of comparably performing peer group executives.

Typically, we preliminarily review the compensation levels of our NEOs in the last quarter of the year in evaluating the upcoming year, including potential salary adjustments. When we conducted such a review, we noted that our CEO, CFO and Bank President’s compensation levels were well below the peer median. For 2014, we attempted to raise the NEOs’ compensation close to the peer median. Accordingly, effective January 1, 2014, we increased Mr. Delie’s salary to $770,016 an increase of approximately 10%. We believed this salary would approximate the Peer Group 35th percentile; however, when reviewing compensation for our NEOs in the fall 2014, we noted the market compensation of NEOs in our Peer Group moved significantly, especially with respect to CEO compensation. Therefore, generally, our NEOs were lagging the Peer Group in compensation despite our continued strong performance over a period of years.

Based on the above information, Mr. Delie’s continued strong leadership and the Company’s strong performance compared to its peers over a long period despite various continued challenges to earnings, effective January 1, 2015, we increased Mr. Delie’s annual base salary to $905,000, which salary approximates the median of the Peer Group we used for setting base compensation. We believe that Mr. Delie’s total compensation level is competitive with chief executive officers’ salaries within the financial services industries and the Peer Group and is consistent with the Company’s philosophy.

At the same time we reviewed Mr. Delie’s compensation, we also reviewed each Section 16 officer’s salary to determine where salary and total compensation fell compared to the Peer Group median and whether it was consistent with our compensation philosophy. Again, at the time of setting 2014 base salaries, the Committee noted that the NEOs’ base salaries were below the 35th percentile of the Peer Group. Accordingly, the Committee determined it appropriate to bring each of the NEOs’ salaries to the 50th percentile of the Peer Group in stages.

Therefore, in 2014, we increased Mr. Calabrese’s salary 10% from $350,000 to $385,000. However, when reviewing compensation information in the fourth quarter of 2014, we also recognized that Mr. Calabrese’s compensation was in the bottom quartile despite our strong performance compared to peers. Therefore, effective January 1, 2015, the Committee increased Mr. Calabrese’s annual salary approximately 15% to $445,000, the market median. We believe Mr. Calabrese’s compensation reflects his contribution to the Corporation, is consistent with our compensation philosophy and properly rewards his performance.

Similarly, in 2014, we increased Mr. Williams’ salary from $350,000 to $380,000 with the intention of approximating the Peer Group median within a reasonable time. Accordingly, in December, 2014, we determined it appropriate to increase Mr. Williams’ 2015 base salary approximately 6% to $408,000, which, at the time of the increase, approximated the Peer Group median. Similarly, we believe his base compensation reflects market conditions and Mr. Williams’ performance and is consistent with our compensation philosophy.

Mr. Guerrieri’s contributions have led us to continued strong credit quality. In particular, his leadership has resulted in our continued growth through several recent acquisitions without suffering adverse credit consequences. In 2014, we increased his base salary 17% from $300,000 to $350,000, which we believe was approximately the peer 35th percentile, again with the intention of bringing his base salary to the Peer Group median over time. Late in 2014, we learned that Mr. Guerrieri’s base salary was consistent with peer chief credit officers. Accordingly, we increased Mr. Guerrieri’s salary effective January 1, 2015, by approximately 3% to $360,000 in order to approximate the peer median.

In 2014, we increased Mr. Rubritz’s base salary by 10% from $195,000 to $215,000 as his prior salary only approximated the Peer Group 25th percentile. Effective January 1, 2015, we increased Mr. Rubritz’s base salary to the market median, $230,000. We believe the base compensation for Messrs. Guerrieri and Rubritz reflect their continued outstanding performance and are consistent with our compensation philosophy.

•	Relation of Base Salary to Other Components of Compensation

An NEO’s base salary is a reference point for the executive’s annual incentive opportunities. The Committee determines the level at which each NEO participates in the annual executive incentive compensation program (“EIC Plan”) under the F.N.B. Corporation 2007 Incentive Compensation Plan, as Amended March 16, 2011 (“2007 Plan” or “Incentive Plan”). This level is typically expressed as a percentage amount. For example, if an NEO participates in the EIC Plan at the 40% level, it means that the NEO’s target incentive opportunity is the NEO’s base salary multiplied by 40%. In addition, prior to 2007, base salary was the only component of compensation in the formula used to calculate an NEO’s pension benefit accrual under the Company’s Pension Plan. An NEO may also defer a portion of his or her base salary and bonus into the Company’s 401(k) Plan.

Annual Incentive Awards

We intend our EIC Plan to provide additional compensation to our NEOs in the form of performance-based awards that are based on our achievement of certain financial objectives. The EIC Plan is open to each NEO.

•	Why We Pay this Component

We believe that a significant amount of our NEOs’ compensation should be contingent on our performance. Our annual incentive plan focuses on our net income, revenue growth and our efficiency ratio. We believe a focus on those metrics will increase our earnings per share and total shareholder return which are important to our shareholders. By paying a portion of the NEOs’ total compensation in variable incentive pay, we expect to drive our annual performance while increasing long-term shareholder value. Annual incentive compensation assists us in obtaining our objective of rewarding our NEOs for the creation and protection of shareholder value.

•	How We Determine the Amount

Philosophy

We target short-term, annual incentive compensation of the CEO and the other NEOs such that their compensation is tied directly to our performance. We measure our annual performance against three weighted target goals set by the Board: net income, revenue and efficiency ratio. We believe these performance goals are financial measures that are critical to our growth and profitability, as well as contributors to the long-term creation and preservation of shareholder value. In evaluating performance, the Committee considers in the calculation unusual factors and their resulting effect on our performance, i.e. significant merger and acquisition transactions, unusual investment gains or losses, corporate and balance sheet restructuring, significant asset sales and other items it deems appropriate in measuring our performance against the target goal. Additionally, the Committee gives consideration to peer comparisons, industry challenges, the prevailing economic environment and creation and preservation of long-term shareholder value. We set the target incentive award level for each NEO based upon market-competitive incentive opportunities as provided by PM&P for executives performing similar duties and have the sole discretion to determine all annual bonuses for the CEO and other NEOs. In analyzing our NEOs’ compensation, in 2014 and 2015 we noted that the market median for short-term incentive compensation has also moved such that some of our NEOs’ target short-term incentive compensation was below market median. Since it is our philosophy to pay at market median for target performance, we believed it appropriate to increase by 5% the target short-term incentive for our CEO, and 10% for Messrs. Calabrese and Williams for 2015. The 2014 and 2015 targets are reflected in the tables below.

Calculation

Our 2014 performance goals are reflected in the table below.

Performance Goals

Key Performance Measurement	Weight	Threshold	Target	Maximum
Net Income	70%	$131.0 million (90% Budget)	$145.6 million (Budget)	$160.1 million (110% Budget)
Revenue	20%	$587.3 million (95% Budget)	$618.2 million (Budget)	$649.1 million (105% Budget)
Efficiency Ratio(1)	10%	61.0% (105% Budget)	57.3% (Budget)	54.5% (95% Budget)
Total	100%

(1)	A lower efficiency ratio indicates better performance.

We calculate performance for each specific key performance measurement independently to determine the payout for that key performance measurement. The sum of the awards for each key performance measurement determines the total incentive award.

The CEO and other NEOs have an incentive opportunity expressed as a percentage of each of their base salaries, with the possibility of achieving an incentive payout as more particularly set forth in the table below. We interpolate for performance between levels.

The payout potential established for each NEO in 2014 was as follows:

Name	Below Threshold	Threshold (50%)	Target (100%)	Maximum (200%)
Vincent J. Delie, Jr.	0%	37.5%	75%	150%
Vincent J. Calabrese, Jr.	0%	25%	50%	100%
John C. Williams, Jr.	0%	25%	50%	100%
Gary L. Guerrieri	0%	25%	50%	100%
Timothy G. Rubritz	0%	17.5%	35%	70%

2014 Awards

The chart below reflects our 2014 performance for purposes of our EIC Plan and is more particularly detailed in the narrative below the chart:

Incentive Plan

2014 Performance Calculations1

Key Performance Indicator	Weight	Target 100%	Actual Results	Actual Performance[2]	Payout Percents
Net Income	70%	$145.6	$149.3	102.5%	87.98%
Revenue Growth	20%	$618.2	$628.7	101.7%	26.81%
Efficiency Ratio	10%	57.33%	57.21%	100.2%	10.42%
Total	100%				125.21%

[1]	All dollar amounts are in millions.

[2]	Performance result between target and maximum is interpolated between levels.

After adjustments for certain non-recurring items, we earned $149.3 million3, 102.5% of the target net income goal, had corporate revenue of $628.75 million and an efficiency ratio of 57.21%, both slightly exceeding our goals. The Committee certified the adjustment to the net income results by approximately $5 million, predominantly due to an exclusion of merger costs of $6.2 million and one-time charges related to severance of $1.5 million and a non-recurring gain of $2.7 million. Based on our results, the formula under our EIC Plan provided for each NEO to receive 125.21% of his target award amount. Based upon our continued outstanding results versus our Peer Group and performance relative to our financial plan, the Committee determined it appropriate to apply the formula and provide each NEO an annual incentive bonus of 125.21% of the NEO’s target as more particularly reflected in the Summary Compensation Table, rather than exercise any downward discretion.

[3]	A reconciliation of reported net income to adjusted net income amounts is as follows (the amount represents the after tax amount in millions of dollars):

Net Income	After Tax Adjustments	Amount
As reported		$144.1
Non-recurring gain		(2.7)
	Merger-related costs	6.2
	Select severance costs	1.5
	Bank and governance advisory expense	.2
As adjusted		$149.3

The payout potential established for each NEO in 2015 is as follows:

2015 Annual Incentive Opportunity

Name	Below Threshold	Threshold (50%)	Target (100%)	Maximum (200%)
Vincent J. Delie, Jr.	0%	40%	80%	160%
Vincent J. Calabrese, Jr.	0%	30%	60%	120%
John C. Williams, Jr.	0%	30%	60%	120%
Gary L. Guerrieri	0%	25%	50%	100%
Timothy G. Rubritz	0%	17.5%	35%	70%

•	Relation of Annual Incentives to Other Components of Compensation

As noted above under the Base Salary discussion, annual incentive compensation is directly related to base compensation. An NEO may also defer a portion of his bonus into the Company’s 401(k) Plan. Previously, we used any cash bonus paid to any participant in the defined benefit plan, including NEOs, in calculating each participant’s retirement benefit. Since 2011, we have not made any additional accruals for any participant in the defined benefit plan.

Long-Term Awards

We awarded service-based and performance-based restricted stock awards to our NEOs under our 2007 Plan as more particularly stated in the Grants of Plan-Based Awards table. The restricted stock awards reward NEOs based on the Company’s achievement of certain financial objectives, in the case of performance-based awards, and assist us in the retention of our key executives. The 2007 Plan is open to each NEO and all other salaried personnel selected by our CEO and the Committee for participation.

•	Why We Pay this Component

We believe providing performance and service-based restricted stock awards is an effective means to promote long-term stock ownership by NEOs, and rewards management for creating long-term shareholder value. We also believe that placing a significant portion of an executive’s compensation in stock causes executives to focus on long-term performance resulting in risk mitigation and clearly aligns management and shareholder interests. Based upon various factors, including our commitment to our shareholders to be a value-oriented, high-dividend paying company, we currently do not award stock options. We believe continuing our compensation practice of relying on the grant of equity-based awards in restricted stock units will best align our long-term financial performance goals and objectives with our shareholders’ interests, and thus will be mutually beneficial, while at the same time mitigating risk.

•	How We Determine the Amount

We establish a target award level for each NEO based upon the executive officer’s level of responsibility, and set the levels such that the award amount increases as the officer’s level of responsibility in the organization increases. At the time of granting the awards, the Committee sets the award amount for each participant level in a manner designed to provide competitive long-term compensation based on data provided by PM&P as market-competitive incentive opportunities for executives performing similar duties. We split the award into two components, one-third as a service-based award (“Service-Based Awards”) and two-thirds as a performance-based award (“Performance-Based Awards”). Commencing with 2014 awards, both awards vest in full at the end of three years. The performance awards only vest if we meet certain performance requirements set forth in the awards.

We believe this allocation of equity awards is appropriate since the Service-Based Awards reward NEOs for loyalty to us, encourage stock ownership and help us retain our key executives. The Performance-Based Awards help drive our performance, while creating shareholder value by linking the shareholders’ interests and the NEOs’ interests in long-term success. The NEO will forfeit both types of awards if the NEO terminates employment before the cliff vesting date, other than as a result of retirement, death or disability. The Committee used survey data from PM&P when positioning the target long-term incentive compensation such that an award when realized by the NEO at target, as a percent of salary, would approximate the market median. The Committee also considered the accounting impact on earnings and recommendations of the CEO with respect to all NEOs other than himself when making the awards.

Our Performance-Based Awards are designed to align management’s long-term incentive compensation with our total shareholder return objective. In order to qualify for vesting of the awards we granted in 2014, each NEO must meet two criteria. The NEO must remain continuously employed by us from the date of the award to the vesting date and our return on average tangible equity during the performance period must equal or exceed the 25th percentile performance of peer financial institutions. If the NEOs do not meet the criteria, the awards will not vest and the NEOs will not receive any shares or payment. If the NEOs meet the criteria, the number of Performance-Based Awards that vest is contingent upon the degree of our achievement of certain performance levels compared to a group of peer financial institutions. Our performance levels are based on our earnings per share growth (75% weighting) and dividend payout ratio (25% weighting) during a three-year performance period versus our Peer Group. We believe the size of the Peer Group (27) is large enough to reduce potential volatility that may result when peer financial institutions are acquired during the three-year performance period and, therefore, are unavailable for measurement comparison purposes. We expect the Peer Group to provide a meaningful comparison based upon our current asset size and anticipated growth over the award performance period. We target earnings per share performance in the 50th percentile of the Peer Group, with threshold performance at the 35th percentile and a maximum payout for performance at or above the 75th percentile.

The Service-Based Awards and Performance-Based Awards granted in 2014 are described in the Summary Compensation Table below. In 2015, the Performance-Based Awards granted in 2011, for the performance period from 2011-2014, vested between the target and maximum level for all NEOs. The shares that vested are more particularly detailed in the 2014 Outstanding Equity Awards at Fiscal Year-End table.

In 2014, when studying our NEOs’ total compensation, it became apparent that despite our strong performance, the equity realized by our NEOs was not consistent with our peers. Therefore, for 2015, we increased our CEO’s long-term incentive opportunity by 10% to 110% of base salary and we increased Messrs. Calabrese’s and Williams’ long-term incentive opportunity by 5% to 80% of base salary.

•	Relation of Long-Term Incentive to other Components of Compensation

Long-term incentive compensation earned by the NEOs is a component of total compensation and is benchmarked against our Company’s Peer Group and survey data provided by our independent compensation consultant. It does not impact any other component of the NEOs’ compensation or benefits. However, the program is designed to increase the NEOs’ overall compensation in alignment with an increase in shareholder value such that achievement of the performance goals will result in increased compensation.

Management Stock Ownership Policy

We maintain a Management Stock Ownership Policy that requires the CEO, the other NEOs and all other participants in the long-term incentive plan, the 2007 Plan, and any successor plan to have varying levels of stock ownership based upon the officer’s participation level in the plan. The policy requires participants to hold the lesser of a specific share amount or a number of shares equal to a specific dollar threshold that is a multiple of the participant’s salary. We believe that this policy aligns management and shareholder interests and acts as a risk mitigant because our NEOs have a significant long-term stake in our success. Under our policy, acceptable forms of stock ownership include:

•	shares owned individually and by immediate family;

•	long-term stock awards, including all restricted stock and unit awards;

•	shares held in the 401(k) Plan; and

•	vested stock options.

Specific ownership guidelines for the NEOs are as follows:

Named Executive Officer	Share Value	Number of Shares
Vincent J. Delie, Jr.	5 x salary	250,000
Vincent J. Calabrese, Jr.	3 x salary	60,000
John C. Williams, Jr.	3 x salary	60,000
Gary L. Guerrieri	3 x salary	60,000
Timothy G. Rubritz	3 x salary	20,000

We annually review progress toward achieving the ownership guidelines. Our NEOs are required to reach the stock ownership guidelines within five years after the later of any of the following events: commencement of participation in the long-term incentive portion of the 2007 Plan; promotion to a higher participation level; or, our increasing a participant’s ownership requirement. If an NEO does not hold the required share amount after the five-year period, the NEO will receive any future incentive awards as stock, in lieu of cash, that the participant must hold until he or she reaches the applicable required ownership level. All of our NEOs currently meet the required stock ownership levels based on prior policies and are within the time period allotted to achieve the level required under our current stock ownership guidelines.

Retirement and Other Post-Employment Benefits

All employees are eligible to participate in a 401(k) retirement savings plan (“401(k) Plan”). All salaried employees hired before January 1, 2008, except employees of First National Insurance Agency, LLC (“FNIA”), participated in our defined benefit pension plan, the Retirement Income Plan (“RIP”), through December 31, 2010. At that time, we froze each participant’s accrued benefit amount and ceased future accruals.

•	Why We Pay these Benefits to Executives

In general, we have designed our retirement plans to provide NEOs and other employees with financial security after retirement. We provide matching contributions and an automatic contribution under the 401(k) Plan for all employees, including the NEOs. Previously, we offered a defined benefit pension plan, the RIP. We detail its benefits to employees more particularly in the narrative accompanying the Pension Benefits table. Additionally, due to Code limits on the amount of compensation that may be recognized for tax-qualified retirement plans, certain NEOs were unable to make the full amount of contributions to the 401(k) Plan and the amount of their total pay that is included in the calculation of their pension benefit is limited. Therefore, we offered the F.N.B. Corporation ERISA Excess Retirement Plan (“Excess Plan”) and continue to offer the F.N.B. Corporation ERISA Excess Lost Match Plan to allow any affected employee, including the NEO’s, to receive the full benefit intended by the qualified retirement plans. In 2010, we amended these plans consistent with the amendments to the RIP.

In addition to those plans, we previously provided to some senior executives, including Mr. Guerrieri, a supplemental executive retirement plan, called the Basic Retirement Plan (“BRP”), which is designed to supplement the benefits provided by the RIP and the ERISA Excess Retirement Plan. The purpose of the BRP was to insure a minimum level of retirement income for the NEOs and other senior officers who participated in the plan. We closed the BRP to new participants and ceased future accruals for all participants, effective December 31, 2008.

We believe post-retirement compensation is necessary to attract and retain talented executives and that our post-retirement benefits are competitive in the industry and provide NEOs with appropriate retirement benefits.

We provide severance and change in control payments through employment contracts that provide additional security for our NEOs. We determined that the continued retention of the services of our NEOs on a long-term basis fosters stability of senior management through retention of well-qualified officers. The Potential Payments Upon Termination or Change in Control tables and accompanying narrative detail the NEOs’ employment contracts.

•	How We Determine the Amount to Pay

The RIP benefit is determined by a precise formula set forth in the plan document and explained in the narrative accompanying the Pension Benefits table. The ERISA Excess Lost Match Plan and ERISA Excess Retirement Plan benefit formulas are based upon the specific opportunity or the amounts lost by the participant due to Code limits and are more fully detailed in the Pension Benefits table and narrative. The benefit under the BRP is a monthly benefit equal to a target benefit percentage based on years of service at retirement and a designated tier as determined by the Committee and detailed in the narrative accompanying the Pension Benefits table. We do not grant extra years of credited service under any of our qualified or non-qualified plans. The termination and change in control benefits for NEOs were set by contract and are described more fully in the Potential Payments Upon Termination or Change in Control tables and in the narrative accompanying the Summary Compensation Table.

•	Relation of these Benefits to Other Components of Compensation

Retirement benefits are directly linked to the amount of the NEO’s total pay, which includes base salary and annual incentive compensation. Similarly, while the NEO’s termination benefits are determined under their respective employment agreements, generally, termination benefits are a product of base compensation and in the case of Messrs. Delie, Calabrese and Williams, their annual bonus, if any.

Other Benefits and Perquisites

The NEOs participate in a wide array of benefit plans that are generally available to all employees of the Company, including the RIP4 and the 401(k) Plan. Benefits primarily consist of participation in the Company’s defined benefit, defined contribution and health and welfare benefit plans. In addition, some of the NEOs receive perquisites in the form of club membership dues, a company car and other perquisites more particularly detailed as part of the Summary Compensation Table and accompanying narrative. We provide club membership dues to certain NEOs in order to provide them with the ability to entertain customers, potential customers and various business contacts, which is an integral part of our industry. Similarly, we provide certain NEOs a company car for purposes of appropriate transportation for entertainment of customers, vendors and business contacts and traveling between our facilities. It is the Committee’s policy that it will not include tax gross-ups in any new or amended employment agreements.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Code limits the deductibility of compensation in excess of one million dollars paid to the CEO and the three most highly compensated executive officers other than the CFO, unless such compensation qualifies as “performance-based compensation.” We intend for Performance-Based Awards of

[4]

As noted in the Retirement and Other Post-Employment Benefits section, we closed the RIP to employees hired after December 31, 2007, and froze all benefits for all participants effective December 31, 2010.

restricted stock units and annual incentive compensation granted under our 2007 Plan to meet the performance-based compensation exception to the annual one million dollar limitation. However, there can be no assurance that any amounts paid will be deductible under Section 162(m). While we are cognizant of the tax deduction limitations applicable to our compensation program for NEOs, we may set compensation levels or structure arrangements outside the deduction limitations if we deem the amount of compensation appropriate. The Committee has the discretion to establish the compensation paid, or intended to be paid or awarded to the NEOs, as the Committee may determine is in our and our shareholders’ best interest. This is an important feature of our compensation practices because it provides the Committee with sufficient flexibility to respond to specific situations we encounter.

In addition, Section 409A of the Code provides for an additional tax on executives with respect to various features of deferred compensation arrangements. We have made the appropriate changes to our non-qualified retirement plans and employment agreements to help ensure compliance with Code Section 409A and that there are no adverse effects on us or our executive officers as a result of Section 409A. We do not expect these changes to have a material tax or financial effect on us.

As discussed above, we have calculated and discussed with the Committee the tax impact to us and the executives of each of our cash and equity compensation awards and agreements. We also calculate and monitor the accounting expense related to equity-based compensation using the guidance of ASC (Accounting Standards Codification) Topic 718, Compensation — Stock Compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis of this proxy statement with the Company’s management and, based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement. Portions of this proxy statement, including the Compensation Discussion and Analysis, have been incorporated by reference into the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2014.

Respectfully submitted,

David J. Malone, Interim Chair

Laura E. Ellsworth

David L. Motley

William J. Strimbu

Summary Compensation Table

The following table shows the total compensation paid or earned by the Company’s CEO, CFO and the three most highly paid executive officers other than the CEO and CFO. Each of the above is referred to as an NEO and together, NEOs. The amounts include services rendered in all capacities to us and our subsidiaries for our fiscal year ended December 31, 2014:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

Vincent J. Delie, Jr.	2014	770,016	0	836,513	0	723,103	32,620	125,363	2,487,615
President and CEO	2013	650,016	0	527,363	0	502,381	0	106,384	1,786,144
	2012	521,323	0	939,827	0	432,372	21,948	91,515	2,006,985

Vincent J. Calabrese, Jr.	2014	385,008	0	298,719	0	241,034	17,981	65,640	1,008,382
Chief Financial Officer	2013	341,262	0	130,021	0	175,835	0	68,540	715,658
	2012	308,880	0	130,013	0	172,008	11,591	59,433	681,925

John C. Williams, Jr.	2014	385,008	0	298,719	0	241,034	0	51,903	976,664
President of FNBPA	2013	341,262	0	130,021	0	175,835	0	52,028	699,146
	2012	311,250	0	130,013	0	173,328	0	42,796	657,387

Gary L. Guerrieri	2014	350,016	0	271,576	0	219,128	154,456	36,051	1,031,227
Chief Credit Officer	2013	295,560	0	130,021	0	152,287	0	44,050	621,918
	2012	280,182	0	130,013	0	156,027	101,393	46,961	714,576

Timothy G. Rubritz	2014	215,016	0	66,733	0	94,228	0	21,061	397,038
Corporate Controller	2013	192,522	0	65,016	0	74,398	0	20,190	352,126
	2012	181,572	0	65,006	0	75,835	0	18,680	341,093

(1)	Payments under the Company’s annual incentive plan for 2014 are reported in the Non-Equity Incentive Plan Compensation column instead of in the Bonus column, in accordance with SEC requirements.

(2)

The restricted stock award amounts shown in this table represent the dollar amount of awards granted during the fiscal year determined pursuant to ASC Topic 718. Assumptions used in the calculation of this amount are included in Note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2014, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 27, 2015. The restricted stock awards granted under the 2007 Plan vest either after (i) the NEO’s continued employment with the Company or one of its affiliates for three years or (ii) the Company’s achievement of performance goals and the NEO’s continued employment with the Company or one of its affiliates for three or four years. Commencing in 2014, similar to our prior grants of Performance-Based Awards, we issued Service-Based Awards in restricted stock units. The restricted stock units earn dividend equivalents, which are subject to the same restrictions and vesting schedule as the underlying restricted stock units. The amounts reflected in the table assume that each NEO will perform the requisite service and we will achieve the required performance goals at target levels. The following table provides additional information regarding the Performance-Based Awards granted during 2014. The target amounts have been included in the above table and are reflected below for comparative purposes:

	At Target ($)	At Maximum ($)
Mr. Delie	542,479	949,338
Mr. Calabrese	203,431	356,004
Mr. Williams	203,431	356,004
Mr. Guerrieri	184,945	323,654
Mr. Rubritz	45,440	79,520

All restricted stock earns cash dividends that are reinvested into additional shares of our common stock under the F.N.B. Corporation Dividend Reinvestment and Direct Stock Purchase Plan (“DRP”). These reinvested shares are subject to the same restrictions and vesting schedule as the underlying restricted stock. The amount for Mr. Delie also includes stock awards valued at $39,930 for service as a director in 2014 that vested immediately upon grant. (See the narrative under Executive Directors in the section of this proxy statement discussing Director Compensation.)

(3)

Amount earned by the NEO as an annual incentive bonus under our EIC Plan, based upon the Company’s performance. The EIC Plan is discussed in further detail in the Compensation Discussion and Analysis under the heading Annual Incentive Awards.

(4)

The amounts in this column reflect the actuarial change in the present value of the NEO’s benefit under all our pension plans determined using interest rate and mortality rate assumptions consistent with those used in our financial statements and include amounts that the NEO may not currently be entitled to receive because such amounts are not vested. Our pension plans are described in the narrative accompanying the Pension Benefits table. We do not pay or provide above-market interest under Non-Qualified Deferred Compensation Plans.

(5)	Amounts in this column are explained in the Other Compensation Table and the Perquisites Table that follow the Summary Compensation Table.

Other Compensation Table

The following table reflects the items included in the All Other Compensation column of the Summary Compensation Table shown above.

Name	Perquisites ($)	401(k) Match and Company Contributions ($)	Lost Match ($)(1)	Total All Other Compensation ($)
Vincent J. Delie, Jr.	36,215	19,412	69,736	125,363
Vincent J. Calabrese, Jr.	25,067	19,412	21,161	65,640
John C. Williams, Jr.	11,284	19,412	21,207	51,903
Gary L. Guerrieri	0	19,412	16,639	36,051
Timothy G. Rubritz	0	19,412	1,649	21,061

(1)	This amount reflects Company contributions during the year to the ERISA Excess Lost Match Plan as more fully described in the narrative accompanying the Non-Qualified Deferred Compensation Table.

Perquisites Table

The NEOs receive various perquisites provided by or paid for by us pursuant to our policies or individual agreements with the executive. SEC rules require disclosure of the perquisites and other personal benefits, securities or property for an NEO unless the amount of that type of compensation is less than $10,000 in the aggregate.

The following table reflects the perquisites included in the All Other Compensation column of the Summary Compensation Table shown above:

Name	Club Dues ($)	Company Provided Automobiles(1) ($)	Other ($)(2)	Total Perquisites Included in All Other Compensation ($)
Vincent J. Delie, Jr.	15,187	18,145	2,883	36,215
Vincent J. Calabrese, Jr.	9,905	15,162	0	25,067
John C. Williams, Jr.	9,434	0	1,850	11,284
Gary L. Guerrieri	0	0	0	0
Timothy G. Rubritz	0	0	0	0

(1)

The valuation of the company provided automobiles was calculated as our current year depreciation expense for the automobile plus all costs incurred related to the automobile (including, but not limited to, the cost of insurance, gas, car washes, repairs, registration and inspection fees), less our mileage reimbursement allowance for business miles driven by employees who use their own automobile for business purposes.

(2)	The amount reported as “Other” represents the cost of an executive physical for Mr. Delie and Company-paid parking fees for Mr. Williams.

The foregoing Summary Compensation Table and its sub-tables do not include certain fringe benefits generally made available on a non-discriminatory basis to all of our salaried employees such as group health insurance, dental insurance, vision insurance, life insurance, accidental death and dismemberment insurance and long-term disability insurance, which we consider to be ordinary and incidental business costs and expenses.

In 2010, the Committee made a policy decision that we will not provide tax gross-ups in any new or amended employment agreements.

Mr. Delie became CEO in 2012 and entered into his employment agreement with us and FNBPA on December 15, 2010. Mr. Delie’s contract has an initial term of three years and, unless sooner terminated, automatically extends for one year on the anniversary of the commencement date. Either party may terminate the automatic renewal provision by providing the other party with 30 days advance written notice of non-renewal prior to the anniversary of the commencement date. Currently, Mr. Delie’s employment agreement runs through December 2017. Under the terms of the agreement, Mr. Delie is entitled to receive a base salary that may be increased from time to time as determined by the Committee. Additionally, Mr. Delie is eligible to participate in our annual incentive compensation plan at a target award level of 80% of his base salary in 2015; this was an increase from the 2014 target of 75%. Thus, he has the possibility of achieving a bonus between 0% and 160% of his base salary. The severance and change in control provisions of Mr. Delie’s employment agreement are described below under Potential Payments Upon Termination or Change in Control.

Mr. Calabrese serves as our CFO and entered into the employment agreement, the amounts for which are detailed in the Summary Compensation Table, with FNBPA on February 21, 2013. The initial term of the agreement was for two years, and automatically extends for a one-year period on each anniversary of its commencement date unless sooner terminated. Either party may terminate the automatic renewal of the agreement by providing the other with 60 days advance written notice of non-renewal. Mr. Calabrese’s contract runs through February 2017. Under the terms of the agreement, Mr. Calabrese receives a base salary that may be increased from time to time as determined by the Committee. Additionally, Mr. Calabrese is eligible to participate in our annual incentive compensation and bonus plans at the discretion of the Committee with a target award level of 60% of base salary for 2015; this is an increase from the 50% target for 2014. Thus, he has the possibility of achieving a bonus between 0% and 120% of his base salary. The severance and change in control provisions of Mr. Calabrese’s employment agreement are described in the narrative accompanying the Potential Payments Upon Termination or Change in Control tables.

Mr. Williams is the President of FNBPA and entered into an employment agreement with FNBPA on February 21, 2013. The initial term of the agreement was for two years and automatically extends for one year on its anniversary, unless sooner terminated. Either party may terminate the automatic renewal with 60 days advance notice of non-renewal. Therefore, the agreement currently extends to February 2017. Mr. Williams receives a base salary that may be increased from time to time as determined by the Committee. Additionally, Mr. Williams is eligible to participate in our annual incentive compensation and bonus plans at the discretion of the Committee with a target award level of 60% of base salary for 2015; this is an increase from the 50% target for 2014. Thus, he has the possibility of achieving a bonus between 0% and 120% of his base salary. The severance and change in control provisions of Mr. Williams’ employment agreement are described in the narrative accompanying the Potential Payments Upon Termination or Change in Control tables.

Mr. Guerrieri serves as our Chief Credit Officer. He entered into an employment contract with FNBPA on January 25, 2002. Mr. Guerrieri’s contract had an initial term of two years and automatically extends for a one year period on the anniversary of its commencement date, unless either party terminates the contract sooner. Either party may terminate the automatic renewal of the agreement by providing the other 60 days advance written notice of non-renewal. Mr. Guerrieri’s contract runs through January 2017. Under the terms of the agreement, Mr. Guerrieri receives a base salary, as reflected in the Summary Compensation Table that may be increased from time to time as determined by the Committee. Mr. Guerrieri is also eligible to participate in our annual incentive compensation and bonus plans at the Committee’s discretion. Mr. Guerrieri’s target award level for annual incentive compensation is 50% of his base salary for 2014. Thus, he has the possibility of achieving a bonus between 0% and 100% of his base salary. The severance and change in control provisions of Mr. Guerrieri’s employment agreement are described in the narrative accompanying the Potential Payments Upon Termination or Change in Control tables. In December 2008, and December 2012, we amended Mr. Guerrieri’s contract in order to ensure compliance with and clarify certain points related to Code Section 409A.

Mr. Rubritz is our Corporate Controller and entered into an employment contract with FNBPA on December 22, 2009. His contract had an initial term of two years and automatically extends for a one-year period on the anniversary of its commencement date, unless either party terminates the contract sooner. Either we or Mr. Rubritz may terminate the automatic renewal of the contract by providing the other 60 days advance written notice of non-renewal. Currently, Mr. Rubritz’s contract runs through December 2016. Under the terms of the contract, Mr. Rubritz receives a base salary, as reflected in the Summary Compensation Table that may be increased from time to time as determined by the Committee. He is also eligible to participate in our annual incentive compensation and bonus plans at the Committee’s discretion. Mr. Rubritz’s target award level for annual incentive compensation is 35% of his base salary for 2014. Thus, he has the possibility of achieving incentive compensation between 0% and 70% of his base salary. The severance and change in control provisions of Mr. Rubritz’s employment agreement are described in the narrative accompanying the Potential Payments Upon Termination or Change in Control tables. In December 2012, we amended Mr. Rubritz’s contract in order to clarify certain points related to Code Section 409A.

2014 Grants of Plan-Based Awards

The following table sets forth grants of plan-based awards to the NEOs for 2014:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vincent J. Delie, Jr.	4/01/2014	0	577,512	1,155,024	9,625	38,501	67,377	18,963	0	0	796,583
Vincent J. Calabrese	4/01/2014	0	192,504	385,008	3,610	14,438	25,267	7,111	0	0	298,719
John C. Williams, Jr.	4/01/2014	0	192,504	385,008	3,610	14,438	25,267	7,111	0	0	298,719
Gary L. Guerrieri	4/01/2014	0	175,008	350,016	3,282	13,126	22,971	6,465	0	0	271,576
Timothy G. Rubritz	4/01/2014	0	75,256	150,512	806	3,225	5,644	1,589	0	0	66,733

(1)

The amounts shown represent the threshold, target and maximum amounts to be earned by the NEO under the annual incentive compensation program based upon our performance during 2014. The amounts actually earned for 2014 were above the target and are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)

The amounts shown represent the threshold, target and maximum unit amounts that could be earned by the NEO under performance-based restricted stock unit awards granted April 1, 2014, based upon the Company’s performance during the three-year performance period commencing April 1, 2014, and ending March 31, 2017, provided the NEO remains continuously employed through the April 1, 2017, vesting date. As of December 31, 2014, we believe that it is probable that we will achieve the performance conditions between the target and the maximum level. If we meet the performance conditions, and the NEO terminates service prior to the vesting date, the program may provide partial vesting depending on the reason for termination as more particularly detailed in the Potential Payments Upon Termination or Change in Control tables. In 2014, the awards were in restricted stock units as more particularly described in the Long-Term Awards Section above.

(3)	The amount shown represents the number of service-based restricted stock units granted April 1, 2014, which will vest if the NEO remains continuously employed until the April 1, 2017, vesting date.

(4)

The amount shown represents the grant date fair value as determined under ASC Topic 718 of all service-based restricted stock unit awards and all performance-based restricted stock unit awards, assuming payout at target levels, granted in 2014.

Participants who terminate service prior to year end are not eligible for annual incentive compensation under the program. In the event of death, disability or retirement (i.e., age 55 with five years of service) during the year or before we make payment of the annual incentive award amount, the Committee may approve a discretionary pro-rata award. The program provides for payment in the case of a change in control as more particularly detailed in the Potential Payments Upon Termination or Change in Control tables.

We issue service-based and performance-based awards in the form of restricted stock units that earn dividend equivalents that are subject to the same restrictions and vesting schedule as the underlying restricted stock units. The program allows for accelerated or pro-rated vesting of the restricted stock units in the case of death, disability, retirement, or change in control as more particularly detailed in the Potential Payments Upon Termination or Change in Control tables.

There are 2,420,020 shares remaining available for awards under the 2007 Plan, which represent 1.4% of the outstanding shares of our common stock.

2014 Outstanding Equity Awards at Fiscal Year-End(1)

The following table sets forth certain information summarizing the outstanding equity awards of each NEO as of December 31, 2014.

	Option Awards(2)					Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(5) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Vincent J. Delie, Jr.	0	0	0	0	n/a	101,500	1,351,980	122,836	1,636,176
Vincent J. Calabrese, Jr.	0	0	0	0	n/a	29,661	395,085	41,608	554,219
John C. Williams, Jr.	0	0	0	0	n/a	29,661	395,085	41,608	554,219
Gary L. Guerrieri	0	0	0	0	n/a	28,996	386,227	39,434	525,261
Timothy G. Rubritz	0	0	0	0	n/a	12,809	170,616	14,189	188,997

(1)	All awards were made under the 2007 Plan.

(2)

Options may be granted under the 2007 Plan with up to a ten-year expiration date and with a strike price of no less than 100% of the closing sales price of our common stock on the NYSE on the business day preceding the award date. Options cannot be transferred or assigned by a participant under the 2007 Plan, other than by will or pursuant to the laws of succession. We have not issued stock options for any year reported in the Summary Compensation Table.

(3)

Stock Awards are shares of common stock awarded under the 2007 Plan subject to a restriction period and/or satisfaction of one or more performance-based criteria, as determined by the Committee. Unless otherwise determined by the Committee, if a participant terminates employment with us or our subsidiaries for a reason other than retirement, disability, death or change in control, as detailed in the Potential Payments Upon Termination or Change in Control tables, before the expiration of the applicable restriction period, the participant will forfeit any restricted shares or units that are still subject to a restriction. When restricted stock or units vest, the participant recognizes ordinary income on the then market value of the shares, and we receive a tax deduction in that same amount.

(4)

Restricted stock units in this column consist of all service-based restricted shares outstanding and performance-based restricted stock units that will vest if the NEO remains employed on the vesting date because we already have met the performance thresholds. These restricted stock units and shares, as applicable, vested or are scheduled to vest as follows:

Vesting Date	Mr. Delie	Mr. Calabrese	Mr. Williams	Mr. Guerrieri	Mr. Rubritz
January 16, 2015	24,285	3,947	3,947	3,947	1,974
March 1, 2015	30,555	14,445	14,445	14,445	7,224
January 16, 2016	27,148	3,952	3,952	3,952	1,976
April 1, 2017	19,512	7,317	7,317	6,652	1,635

(5)

Restricted stock shares in this column consist of Performance-Based Awards for fiscal years 2012 through 2014 and are reported assuming that the Company will achieve its performance goals between threshold and target for the 2013 Performance-Based Awards and assuming that the Company will achieve its performance goals between target and maximum for the 2012 and 2014 Performance-Based Awards. Based on these assumptions, these restricted stock units are scheduled to vest as follows:

Vesting Date	Mr. Delie	Mr. Calabrese	Mr. Williams	Mr. Guerrieri	Mr. Rubritz
March 1, 2016	30,536	10,083	10,083	10,083	5,042
March 1, 2017	28,521	7,607	7,607	7,607	3,804
April 1, 2017	63,779	23,918	23,918	21,744	5,343

2014 Option Exercises and Stock Vested(1)

The following table contains information concerning the aggregate option exercises and the vesting of restricted stock by the NEOs in 2014.

	Option Awards		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Vincent J. Delie, Jr.	0	0	59,542	738,435
Vincent J. Calabrese, Jr.	0	0	25,996	319,648
John C. Williams, Jr.	0	0	15,422	190,759
Gary L. Guerrieri	0	0	25,996	319,648
Timothy G. Rubritz	0	0	12,998	159,831

(1)	All awards were made under the 2007 Plan.

(2)	The amount included in the table above reflects a value realized upon vesting by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

2014 Pension Benefits

The following table contains information concerning the pension benefits for each NEO as of December 31, 2014:

Name	Plan Name	Number of Years Credited Service (#)(3)	Present Value of Accumulated Benefit ($)(4)	Payments During Last Fiscal Year ($)
Vincent J. Delie, Jr.(1)	F.N.B. Corporation Retirement Income Plan F.N.B. Corporation ERISA Excess Retirement Plan	5.17 5.17	102,608 36,698	0 0
Vincent J. Calabrese, Jr.(1)	F.N.B. Corporation Retirement Income Plan F.N.B. Corporation ERISA Excess Retirement Plan	3.75 3.75	74,034 5,709	0 0
John C. Williams, Jr.(2)	n/a	n/a	0	0
Gary L. Guerrieri	F.N.B. Corporation Retirement Income Plan F.N.B. Corporation ERISA Excess Retirement Plan F.N.B. Corporation Basic Retirement Plan	24.17 24.17 22.17	589,594 95,470 56,570	0 0 0
Timothy G. Rubritz(2)	n/a	n/a	0	0

(1)	Messrs. Calabrese and Delie do not participate in the BRP.

(2)	Messers. Williams and Rubritz do not participate in the RIP, BRP or the Excess Plan as we froze those plans to new participants before Mr. Williams and Mr. Rubritz commenced employment with us.

(3)	Our pension plans do not provide credit for additional years of service to any of the NEOs.

(4)

For the RIP, the Excess Plan and the BRP, the present value of accumulated benefits reflected above was determined using the same assumptions as used for the December 31, 2014, financial statement disclosures, except assuming retirement at the normal retirement age of 65. We have assumed a discount rate of 3.90% for the RIP and 3.50% for the BRP and the Excess Plan. For post-retirement mortality, we are using the 2007 base rates from RP-2014 projected linearly to 2017 to a long-term improvement of 0.8% (grading down linearly to 0.0% from ages 85 to 95).

The following is a summary of our qualified and non-qualified plans mentioned in the Pension Benefits table:

Retirement Income Plan

Until 2008, the RIP, a traditional defined benefit plan qualified under the Code and subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), was available to all salaried employees, except FNIA employees. In 2007, we closed the RIP to employees who commenced employment with us or our affiliates on or after January 1, 2008, and in 2010, we froze the plan and we have not made accruals for participants after December 31, 2010. The RIP provides for benefit payments in the form of a lifetime annuity with five years guaranteed and provides the participant with the ability to select from several choices for the form of the annuity. The election that the participant chooses may affect the amount of the annual benefit as reflected in the 2014 Pension Benefits table. Effective January 1, 2007, we amended the plan such that the benefit is calculated in two pieces. First, for the period worked by a participant prior to January 1, 2007, (“Pre-2007 Benefit”) the annual annuity benefit is payable without reduction to participants with five years of service who retire after age 62 and is calculated by multiplying each participant’s final average base salary by 1.2% plus, if appropriate, 0.5% of the participant’s final average base salary that is in excess of covered compensation (as defined in Section 401(1)(5)(E) of the Code), with the sum being multiplied by the participant’s years of credited service, not to exceed 25 years including service through December 31, 2006. A participant’s final average base salary is calculated using the highest 60 consecutive months of base salary, not including incentive compensation, within the last 120 months of the participant’s service with us or our affiliates prior to January 1, 2007. The Pre-2007 Benefit was frozen as of December 31, 2006. Beginning in 2007, we calculated each participant’s benefit by adding the Pre-2007 Benefit to the benefit determined under the post-2007 formula detailed below. For 2007 through 2010 (“Post-2007 Benefit”), we calculated each participant’s annual retirement benefit by taking the participant’s total pay earned from January 1, 2007, through December 31, 2010, and multiplying it by 1%. The benefit earned after 2007 is payable without reduction to participants who retire on or after age 65. The RIP provides for cliff vesting after five years of employment. The RIP provides for an early commencement reduction factor that decreases as the participant’s age approaches the normal retirement age of 62 for the Pre-2007 Benefit and 65 for the Post-2007 Benefit. The early reduction factor is multiplied by the participant’s benefit as determined by the RIP to arrive at the reduced benefit.

ERISA Excess Retirement Plan

The Excess Plan is a non-qualified plan under ERISA and was available to all participants of the RIP until December 31, 2010, when we ceased all future accruals. The Excess Plan provides retirement benefits equal to the difference, if any, between the maximum benefit allowable under the Code and the amount that would be provided under the RIP formula if the Code did not impose limits on the amount of compensation included for purposes of calculating a qualified plan benefit. The Excess Plan provides the full amount of benefit that would have been paid under the formula of the RIP but for the Code limits, reduced by the amount of benefit that is actually provided by the RIP. The participant’s rights to benefits under the Excess Plan cliff vest at 100% if the participant terminates service due to death, after a “change in control” (as defined in the Excess Plan), or upon retirement on or after reaching age 55 with five years of service. Benefits are payable either in an annuity or a lump sum depending upon the reason for termination, with payments commencing the first day of the month following six months after the participant separates from service.

Basic Retirement Plan

The BRP is a separate supplemental executive retirement benefit plan, applicable to some of our NEOs who were designated by the Committee. Effective December 31, 2008, we amended the BRP such that there will not be any new participants in the plan and no additional accruals for existing participants. Officers participating in the BRP receive a benefit based on a target benefit percentage that is based on the officer’s years of service at retirement. The target percentages are based upon the tier assigned to the participant by the Committee. The tier percentages are as follows: Tier 1, 3.00% for each of the first ten years of employment, plus 1.50% for each of the next ten years of employment, plus 0.75% for each of the next ten years of employment; Tier 2, 3.50% for each of the first ten years of employment, plus 2.00% for each of the next ten years of employment, plus 0.75% for each of the next ten years of employment.

When a participant retires, the benefit under the BRP is a monthly benefit equal to the participant’s aggregate target benefit percentage multiplied by the participant’s highest average monthly cash compensation including bonuses during five consecutive calendar years within the last ten calendar years of employment before 2009. This monthly benefit is reduced by the monthly benefit the participant receives from the Social Security Administration, the RIP, the Excess Plan, and the annuity equivalent of the automatic contributions paid to participants under the 401(k) and Lost Match Plans.

The participant’s rights to benefits under the BRP vest at 100% if the participant terminates service due to death, disability, after a “change in control” (as defined in the BRP), or normal retirement (age 65). The BRP contains a provision for reducing the basic benefit if the participant retires prior to normal retirement but on or after early retirement (age 55 with five years of service). A participant forfeits benefits in the event we terminate the participant’s employment for cause or a participant voluntarily terminates employment prior to early retirement.

2014 Non-Qualified Deferred Compensation

The following table contains information concerning the non-qualified deferred compensation plan account balances for each NEO for 2014. All contributions are under the ERISA Excess Lost Match Plan as described below.

Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Vincent J. Delie, Jr.	0	69,736	1,308	0	210,955
Vincent J. Calabrese, Jr.	0	21,161	411	0	68,438
John C. Williams, Jr.	0	21,207	384	0	64,497
Gary L. Guerrieri	0	16,639	325	0	54,591
Timothy G. Rubritz	0	1,649	7	0	2,246

(1)	Note that the amount of our contributions is also included in the All Other Compensation column of the Summary Compensation Table. These contributions are not in addition to the amount reported there.

(2)	This plan does not provide for above-market interest.

(3)

Our contributions during each fiscal year have historically been reported in the Summary Compensation Table for each year in which the NEO was considered such, and aggregate earnings during the fiscal year have been historically excluded from the Summary Compensation Table. Additionally, the amounts reflected represent the NEO’s entire balance under this plan which is fully vested.

The amounts reflected in the Non-Qualified Deferred Compensation table were contributed to accounts for the NEOs under the ERISA Excess Lost Match Plan. The ERISA Excess Lost Match Plan provides for Company contributions, equal to the difference, if any, between the maximum benefit allowable under the Code and the amount that would be provided under the 401(k) Plan if the IRS did not impose contribution or pay limitations. Under the ERISA Excess Lost Match Plan, the amount credited to the participant’s account accrues interest at the rate set by FNBPA as its highest interest rate on the first day of the year on the longest term IRA account that it offers. The benefit is then paid as a single lump sum on the first of the month following six months after the participant terminates employment.

We also maintain a deferred compensation plan known as the F.N.B. Corporation Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”). The Committee may select a group of management employees to participate in the plan. The Deferred Compensation Plan provides participants the ability to defer into the plan a portion of his or her annual cash compensation, including 50% of base salary and 100% of any annual incentive compensation he or she would otherwise receive to help postpone and minimize taxes while accumulating capital on a pre-tax basis until termination of employment. A participant may elect to defer his or her compensation into a fixed interest rate option, with the interest rate determined by the Committee. Currently, there are no participants in the Deferred Compensation Plan.

Potential Payments Upon Termination or Change in Control

Our current NEOs are each a party to an employment agreement that provides for certain salary and benefits upon termination of employment under various scenarios. The agreements are all described more fully in the narrative and tables below. The tables below set forth the estimated current value of benefits that could be paid to each of our NEOs upon various termination events. The actual amounts paid upon any of these termination events will only be known at the time that the benefits become payable. The tables reflect the amounts that could be payable under the various arrangements if the event in question occurred as of December 31, 2014. The NEOs’ employment agreements do not provide for any additional payments or benefits in the event of a voluntary termination of employment by the executive without good reason or an involuntary termination by us for cause. Under those scenarios, the NEOs are only entitled to their accrued and unpaid obligations, such as salary, unused vacation, and vested benefits. The following tables contain common information about our qualified and non-qualified plans and policies, as well as assumptions used by us in arriving at the amounts contained in the tables. To the extent the information is common it is contained in the endnotes to the Potential Payments Upon Termination or Change in Control tables and is indicated by letters.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN

CONTROL — VINCENT J. DELIE, JR.

Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control — Termination ($)	Change in Control — No Termination ($)	Good Reason or Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)

Compensation:
Base Salary Continuation(1)	0	2,310,048	0	2,310,048	0	594,516
Executive Incentive Compensation(a)(2)	0	723,103	723,103	0	723,103	723,103
Bonus(1)	0	1,657,856	0	1,657,856	0	0
Restricted Stock:
Unvested and Accelerated(b)(2)	0	2,469,305	2,469,305	0	2,469,305	2,059,323
Benefits and Perquisites:
Accrued Vacation(c)	38,501	38,501	0	38,501	38,501	38,501
Post-Termination Health Care(3)	0	37,725	0	37,725	0	0
401(k) Plan(d)(4)	175,137	175,137	0	175,137	175,137	175,137
RIP(e)(4)	0	102,608	0	102,608	80,702	102,608
Excess Plan(f)(5)	0	26,659	0	0	27,284	36,698
ERISA Excess Lost Match Plan(6)	210,955	210,955	0	210,955	210,955	210,955
Total:	424,593	7,751,897	3,192,408	4,532,830	3,724,987	3,940,841

(1)

In the event that we terminate Mr. Delie’s employment without cause, or if he terminates his employment for good reason, he is entitled to base salary continuation and a bonus payment for three years. In the event of a change in control resulting in his termination, he is entitled to three times his base salary plus a bonus amount payable immediately as a lump sum. The bonus amount is calculated by taking the average of the annual amounts paid, whether paid in cash, company stock or other form, to Mr. Delie as a bonus for the last three completed fiscal years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Delie is not entitled to any additional amounts.

(2)	Based on Mr. Delie’s age and length of service, he is not eligible for retirement; therefore, in the case of retirement, no benefit is immediately payable.

(3)

In the event that we terminate Mr. Delie’s employment without cause, or if he terminates his employment for good reason, he is entitled to continue to participate in our group health plan on the same terms and at the same cost as active employees for 36 months or until he first becomes eligible for coverage under any group health plan of another employer. In the case of termination for any other reason, Mr. Delie is not entitled to any additional amounts.

(4)	Mr. Delie is 100% vested in his benefit under this plan.

(5)	Based on Mr. Delie’s age and length of service, he is 0% vested in his benefit under this plan, but will become 100% vested in this plan in the event of death, disability or upon a change in control.

(6)

Mr. Delie is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Delie’s account balance under this plan as of December 31, 2014. Upon termination of employment for any reason, Mr. Delie is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

Mr. Delie’s employment agreement does not provide for any additional benefits, other than the payment of accrued and unpaid obligations existing at the time of a voluntary termination of employment by Mr. Delie without good reason or by us for cause. Mr. Delie’s agreement allows him to terminate the agreement for good reason and obtain the same termination benefits as if he was terminated by the Company for a reason other than cause. Under the terms of his agreement, good reason exists if Mr. Delie experiences any of the following: reduction in base salary, unless the reduction is less than 10% and part of an overall reduction; a material diminution in compensation and benefits unless part of an overall reduction; a material diminution of his authority, duties and responsibilities; a change of material duties that are inconsistent with the position; a material diminution of the budget over which he maintains control; relocation of his office more than 50 miles from both Pittsburgh and Hermitage, Pennsylvania; or there occurs material diminution of the duties of his supervisor or a material breach of the agreement by us. Mr. Delie’s contract does not provide a gross-up under Section 280G of the Code.

For purposes of Mr. Delie’s and all other NEO’s employment agreements, “change in control” means any merger or consolidation with another corporation, and as a result of such merger or consolidation, our shareholders as of the day preceding such transaction will own less than 51% of the outstanding voting securities of the surviving corporation, or in the event that there is (in a single transaction or series of related transactions) a sale or exchange of 80% or more of our common stock for securities of another entity in which our shareholders will own less than 51% of such entity’s outstanding voting securities, or in the event of the sale of a substantial portion of our assets (including the capital stock we own in our subsidiaries) to an unrelated third party.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN

CONTROL — VINCENT J. CALABRESE, JR.

Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control — Termination ($)	Change in Control — No Termination ($)	Good Reason or Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)
Compensation:
Base Salary Continuation(1)	0	1,155,024	0	1,155,024	0	211,758
Executive Incentive Compensation(a)(2)	0	241,034	241,034	0	241,034	241,034
Bonus(1)	0	588,877	0	588,877	0	0
Restricted Stock:
Unvested and Accelerated(b)(2)	0	744,997	744,997	0	744,997	626,088
Benefits and Perquisites:
Accrued Vacation(c)	14,808	14,808	0	14,808	14,808	14,808
Post-Termination Health Care(3)	0	37,725	0	37,725	0	0
401(k) Plan(d)(4)	160,681	160,681	0	160,681	160,681	160,681
RIP(e)(4)	0	74,034	0	74,034	56,229	74,034
Excess Plan(f)(5)	0	4,320	0	0	4,229	5,709
ERISA Excess Lost Match Plan(6)	68,438	68,438	0	68,438	68,438	68,438
Total:	243,927	3,089,938	986,031	2,099,587	1,290,416	1,402,550

(1)

In the event that we terminate Mr. Calabrese’s employment without cause or if he terminates his employment for good reason, he is entitled to base salary continuation and a bonus payment for three years. In the event of a change in control resulting in his termination, he is entitled to three times his base salary plus a bonus amount payable immediately as a lump sum. The bonus amount is calculated by taking the average of the annual amounts paid, whether paid in cash, company stock or other form, to Mr. Calabrese as a bonus for the last three completed fiscal years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Calabrese is not entitled to any additional amounts.

(2)	Based on Mr. Calabrese’s age and length of service, he is not eligible for retirement; therefore, in the case of retirement, no benefit is immediately payable.

(3)

In the event that we terminate Mr. Calabrese’s employment without cause, or if he terminates his employment for good reason, he is entitled to continue to participate in our group health plan on the same terms and at the same cost as active employees for 36 months or until he first becomes eligible for coverage under any group health plan of another employer. In the case of termination for any other reason, Mr. Calabrese is not entitled to any additional amounts.

(4)	Mr. Calabrese is 100% vested in his benefit under this plan.

(5)

Based on Mr. Calabrese’s age and length of service, he is 0% vested in his benefit under this plan, but will become 100% vested in this plan in the event of death, disability or upon a change in control.

(6)

Mr. Calabrese is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Calabrese’s account balance under this plan as of December 31, 2014. Upon termination of employment for any reason, Mr. Calabrese is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

Mr. Calabrese’s employment agreement does not provide for any additional benefits other than the payment of accrued and unpaid obligations existing at the time of a voluntary termination of employment by Mr. Calabrese or by the Company for cause. The employment agreement does not provide for a gross-up under Section 280G of the Code. “Change in control” has the same definition as noted above for Mr. Delie.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN

CONTROL — JOHN C. WILLIAMS, JR.

Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control — Termination ($)	Change in Control — No Termination ($)	Good Reason or Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)
Compensation:
Base Salary Continuation(1)	0	770,016	0	770,016	0	211,758
Executive Incentive Compensation(a)	0	241,034	241,034	0	241,034	241,034
Bonus(1)	0	393,465	0	393,465	0	0
Restricted Stock:
Unvested and Accelerated(b)(2)	637,227	744,997	744,997	637,227	744,997	626,088
Benefits and Perquisites:
Accrued Vacation(c)	14,808	14,808	0	14,808	14,808	14,808
Post-Termination Health Care(3)	0	8,478	0	8,478	0	0
401(k) Plan(d)(4)	136,892	136,892	0	136,892	136,892	136,892
RIP(e)(5)	0	0	0	0	0	0
Excess Plan(f)(5)	0	0	0	0	0	0
BRP(f)(5)	0	0	0	0	0	0
ERISA Excess Lost Match Plan(6)	64,497	64,497	0	64,497	64,497	64,497
Total:	853,424	2,374,187	986,031	2,025,383	1,202,228	1,295,077

(1)

In the event that we terminate Mr. Williams’ employment without cause, or if he terminates his employment for good reason, he is entitled to base salary continuation and a bonus payment for two years. In the event of a change in control resulting in his termination, he is entitled to two times his base salary plus a bonus amount payable immediately as a lump sum. The bonus amount is calculated by taking the average of the annual amounts paid, whether paid in cash, company stock or other form, to Mr. Williams as a bonus for the last three completed fiscal years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Williams is not entitled to any additional amounts.

(2)

Based on Mr. Williams’ age and length of service, he is eligible for normal retirement under the 2007 Plan. In the case of retirement, the amount reflected represents the value of restricted stock awards that vest upon normal retirement. Refer to the endnotes to these tables for when the shares would be distributed to Mr. Williams.

(3)

In the event that we terminate Mr. Williams’ employment without cause, or if he terminates his employment for good reason, he is entitled to continue to participate in our group health plan on the same terms and at the same cost as active employees for 24 months or until he first becomes eligible for coverage under any group health plan of another employer.

(4)	Mr. Williams is 100% vested in his benefit under this plan.

(5)	Mr. Williams does not participate in this plan.

(6)

Mr. Williams is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Williams’ account balance under this plan as of December 31, 2014. Upon termination of employment for any reason, Mr. Williams is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

Mr. Williams’ employment agreement does not provide for any additional benefits other than the payment of accrued and unpaid obligations existing at the time of a voluntary termination of employment by Mr. Williams or the Company for cause and does not provide for a gross-up under Section 280G of the Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN

CONTROL — GARY L. GUERRIERI

Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control — Termination ($)	Change in Control — No Termination ($)	Good Reason or Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)
Compensation:
Base Salary Continuation(1)	0	700,032	0	700,032	0	192,507
Executive Incentive Compensation(a)(2)	0	219,128	219,128	0	219,128	219,128
Restricted Stock:
Unvested and Accelerated(b)(2)	0	718,163	718,163	0	718,163	609,997
Benefits and Perquisites:
Accrued Vacation(c)	22,213	22,213	0	22,213	22,213	22,213
Post-Termination Health Care(3)	14,311		0	14,311	0	0
401(k) Plan(d)(4)	234,568	234,568	0	234,568	234,568	234,568
RIP(e)(4)	0	589,594	0	589,594	387,149	589,594
Excess Plan(f)(5)	0	75,502	0	0	57,759	95,470
BRP(f)(5)	0	56,122	0	0	46,904	56,570
ERISA Excess Lost Match Plan(6)	54,591	54,591	0	54,591	54,591	54,591
Total:	311,372	2,684,224	937,291	1,615,309	1,740,475	2,074,638

(1)

In the event that we terminate Mr. Guerrieri’s employment without cause, he is entitled to base salary continuation for two years. In the event that Mr. Guerrieri voluntarily terminates his employment within 90 days of a change in control, he is entitled to a cash payment, equal to one times his base amount as defined in Section 280(G)(b)(3) of the Code, paid in three equal installments with the first payment to be made on the effective date of his termination of employment, the second payment to be made on the last day of the sixth month following such effective date and the third payment to be made on the last day of the 12th month following such effective date. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Guerrieri is not entitled to any additional amounts.

(2)	Based on Mr. Guerrieri’s age and length of service, he is not eligible for retirement; therefore, in the case of retirement, no benefit is immediately payable.

(3)

In the event that we terminate Mr. Guerrieri’s employment without cause, he is entitled to an amount sufficient to pay COBRA premiums for medical insurance for 18 months less the amount that Mr. Guerrieri would have paid towards medical insurance if he were still employed during that time. In the case of termination for any other reason, Mr. Guerrieri is not entitled to any additional amounts.

(4)	Mr. Guerrieri is 100% vested in his benefit under this plan.

(5)

Based on Mr. Guerrieri’s age and length of service, he is 0% vested in his benefit under this plan, but will become 100% vested in this plan in the event of death, disability or upon a change in control.

(6)

Mr. Guerrieri is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Guerrieri’s account balance under this plan as of December 31, 2014. Upon termination of employment for any reason, Mr. Guerrieri is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

Mr. Guerrieri’s employment agreement provides that Mr. Guerrieri may voluntarily terminate his employment after a change of control and receive a bonus payment payable in three installments equal to his Base Amount as defined in the Code. His contract does not provide for a gross-up under Section 280G of the Code. It was our intention when structuring the amendment to his agreement that any payments will comply with Code Section 409A. He is not entitled to any additional benefits other than accrued and unpaid obligations under a termination of employment voluntarily by Mr. Guerrieri or by the Company for cause. Mr. Guerrieri’s agreement provides for a reduction of certain amounts in the above tables after the first 12 months of payments if Mr. Guerrieri obtains new employment. Mr. Guerrieri’s employment agreement provides that upon a change in control, if the acquiring company terminates Mr. Guerrieri’s employment, Mr. Guerrieri may obtain employment with a competitive enterprise, which new employment would otherwise be restricted by the employment agreement, provided Mr. Guerrieri releases the acquiring company from any payment obligations under the terms of the employment agreement. “Change in control” has the same definition as noted above for Mr. Delie.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN

CONTROL — TIMOTHY G. RUBRITZ

Executive Benefits and Payments Upon Termination	Retirement ($)	Change in Control — Termination ($)	Change in Control — No Termination ($)	Good Reason or Involuntary Not for Cause Termination ($)	Death ($)	Disability ($)
Compensation:
Base Salary Continuation(1)	0	430,032	0	430,032	0	125,016
Executive Incentive Compensation(a)(2)	0	94,228	94,228	0	94,228	94,228
Restricted Stock:
Unvested and Accelerated(b)(2)	238,970	290,825	290,825	238,970	290,825	264,076
Benefits and Perquisites:
Accrued Vacation(c)	7,856	7,856	0	7,856	7,856	7,856
Post-Termination Health Care(3)	0	14,388	0	14,388	0	0
401(k) Plan(d)(4)	104,146	104,146	0	104,146	104,146	104,146
RIP(e)(5)	0	0	0	0	0	0
ERISA Excess Lost Match Plan(6)	2,246	2,246	0	2,246	2,246	2,246
Total:	353,218	943,721	385,053	797,638	499,301	597,568

(1)

In the event that we terminate Mr. Rubritz’s employment without cause or following a change in control, or if he terminates his employment for good reason, he is entitled to base salary continuation for two years. In the event of disability, he is entitled to the amount set forth in our Officers’ Disability salary continuation program. In the case of termination for any other reason, Mr. Rubritz is not entitled to any additional amounts.

(2)

Based on Mr. Rubritz’s age and length of service, he is eligible for early retirement under the 2007 Plan. In the case of retirement, the amount reflected represents the value of restricted stock awards that vest upon early retirement. Refer to the endnotes to these tables for when the shares would be distributed to Mr. Rubritz.

(3)

In the event that the Company terminates Mr. Rubritz’s employment without cause or following a change in control, he is entitled to an amount sufficient to pay COBRA premiums for medical insurance for 18 months less the amount that Mr. Rubritz would have paid towards his medical insurance if he were still employed during that time. In the case of termination for any other reason, Mr. Rubritz is not entitled to any additional amounts.

(4)	Mr. Rubritz is 100% vested in his benefit under this plan.

(5)	Mr. Rubritz does not participate in this plan.

(6)

Mr. Rubritz is 100% vested in his benefit under this plan. The amounts reflected represent the cash value of Mr. Rubritz’s account balance under this plan as of December 31, 2014. Upon termination of employment for any reason, Mr. Rubritz is entitled to receive a lump sum distribution of his entire account balance under this plan on the first of the month following six months from his termination of employment. In the case of a change in control that does not result in termination, no benefit is immediately payable.

Mr. Rubritz’s contract does not provide for any additional benefits other than payment of accrued and unpaid obligations existing at the time of a voluntary termination of employment by Mr. Rubritz or by the Company for cause. Mr. Rubritz’s contract calls for a reduction of certain payments in the above tables after the first 12 months of payments if Mr. Rubritz obtains new employment. Mr. Rubritz’s contract provides that upon a change in control, if the acquiring company terminates Mr. Rubritz’s employment, he may obtain employment with a competitive enterprise, which new employment would otherwise be restricted by the employment agreement, provided Mr. Rubritz releases the acquiring company from further payment obligations. Mr. Rubritz is not entitled to any type of gross-up under Section 280G of the Code. “Change in control” has the same definition as noted for Mr. Delie.

Endnotes to All Potential Payments Upon Termination or Change in Control Tables

(a) The amounts reflected in the Executive Incentive Compensation row represent the payout earned under the annual incentive portion of the 2007 Plan. We make the payout in a lump sum 60 days after the end of the year provided the participant is still employed by us on December 31st. For purposes of this table, in the event of death, disability or retirement, the Committee may approve a pro-rated award. The amount in the table is based on the assumption that the Committee would approve the award. Since the table assumes termination of employment as of December 31, 2014, pro-ration is not necessary. In the case of a change in control, the participant is entitled to receive a pro-rated award based on the date of termination not less than his targeted award. Therefore, the amount shown in the case of a change in control is based on the amount the NEO earned for 2014, not the NEO’s targeted award. In the event we terminate any of the NEOs with cause, we do not owe the NEO any additional amount.

(b) The amounts reflected represent the taxable income realized by the NEOs under each potential termination scenario based on the terms of the 2007 Plan. Under the 2007 Plan, both service-based and performance-based outstanding restricted stock awards will become 100% vested at target levels in the event of the death of the participant or upon a change in control. Under the 2007 Plan, a change in control occurs when there is a merger or other consolidation which results in a 50% or greater change in the ownership of the common stock of the resulting company. In the event a current NEO becomes disabled or terminates employment due to normal retirement, all service-based restricted stock awards, excluding the discretionary awards granted in December 2012, will become 100% vested, except that if the NEO retires in the same calendar year as we granted the award, the number of shares that shall vest will be pro-rated for the period worked. If an NEO terminates employment due to early retirement, all service-based awards of restricted stock, excluding the discretionary award granted in December 2012, will be pro-rated for the period worked. In the event an NEO terminates employment due to retirement or disability and we achieve the performance objectives, the performance-based shares will vest on the vesting date except, that in the case of disability or early retirement and retirement in the calendar year that we granted the awards, the shares will vest on the vesting date in a pro-rated amount based on the period worked.

For purposes of these tables, we have assumed that the performance-based shares for the awards granted in 2011, 2012 and 2014 will vest between the target and maximum levels and the awards granted in 2013 will vest between the threshold and target levels, in the case of disability or retirement. The NEOs will forfeit all unvested awards if we terminate them without cause or if they terminate their employment for any other reason.

(c) Upon termination for any reason, the NEOs are entitled to an immediate lump sum payment of earned but unused vacation days. In the case of a Change in Control — No Termination, the NEOs would still be employed and would therefore be entitled to carry over the earned but unused vacation days for use in 2015.

(d) The amounts reflected represent the dollar amount of our matching and Company contributions into the 401(k) Plan as of December 31, 2014. Distributions from the 401(k) Plan are in the form of a single lump sum payment and are made as soon as administratively possible after termination of employment. In the case of a change in control that does not result in termination, the NEO would still be employed, thus no benefit is immediately payable.

(e) The present values reflected above for the RIP were determined using the following assumptions: benefit payments paid as a monthly annuity commencing at age 65, except in the case of disability where payments would commence at age 65 once long-term disability benefits cease; an interest rate of 3.90%; no pre-retirement mortality; and for post-retirement mortality, the 2007 base rates from RP-2014 projected linearly to 2017 to a long-term improvement of 0.8% (grading down linearly to 0.0% from ages 85 to 95). The present values for Retirement, Change in Control — Termination, Good Reason or Involuntary Not for Cause Termination, and Disability were calculated based on a five-year certain and continuous annuity option. The present value for Death was calculated based on a 100% joint and survivor annuity option and assumes that the NEO and his spouse are the same age. In addition, the death benefit is assumed to commence immediately if the NEO is over age 55 or otherwise at age 55. In the case of a change in control that does not result in termination, no benefit is immediately payable. Note that we have shown the present value of the benefit available for consistency with the 2014 Pension Benefits Table. However, the participant is only entitled to a lump sum distribution if the lump sum benefit under the RIP is less than $30,000.

(f) The present values reflected above for the Excess Plan and BRP were determined using the following assumptions: benefit payment paid as a monthly annuity commencing at age 65, except in the case of disability where payments would commence at age 65 once long-term disability benefits cease, and in the case of termination following a change in control where the payment would be in the form of an immediate lump sum; an interest rate of 3.50% for annuity payments and the IRS mandated segment rates for distributions in 2015 for the lump sum payment triggered due to Change in Control — Termination; no pre-retirement mortality; and for post-retirement mortality, the 2007 base rates from RP-2014 projected linearly to 2017 to a long-term improvement of 0.8% (grading down linearly to 0.0% from ages 85 to 95) for annuity payments and the IRS mandated mortality for the lump sum payment due upon Change in Control — Termination. The present values for Retirement, Involuntary Not for Cause Termination, and Disability were calculated based on a five-year certain and continuous annuity option. The present value for Death was calculated based on a 100% joint and survivor annuity option and assumes that the NEO and his spouse are the same age. In addition, the death benefit is assumed to commence immediately if the NEO is over age 55 or, if the NEO is under age 55, the benefit is assumed to commence when the NEO reaches age 55. Note that we have shown the present value of the benefit available for consistency with the 2014 Pension Benefits table. The participant is not entitled to a lump sum payment unless there is a change in control. See the 2014 Pension Benefits Table and accompanying narrative for more information about the pension benefits under this plan.

Compensation Risk Assessment

We conducted a risk assessment of our compensation programs for the purpose of determining inherent risks in the overall compensation program. Our Chief Risk Officer conducted the assessment with the assistance of the Executive Vice President of Human Resources and Corporate Services and the Compensation and Benefits Accounting Manager, and reviewed the risk assessment with our compensation consultant. Our Chief Risk Officer reviewed each compensation plan to identify any plan features that could lead an employee to take unnecessary and excessive risks that could threaten our value. He conducted a business unit review and a review of employee incentive plans and executive incentive plans, including company-wide benefit plans. He used a decision tree analysis to determine if the business unit compensation practices or the compensation plans fostered risk-taking and if so, conducted further analysis to determine if there were compensating controls or mitigants to limit the risk. Our review of the executive incentive plans considered design features including: pay profiles, performance metrics, performance goals, payout curves, equity incentives, stock ownership requirements, performance appraisal management, and our recoupment policy. Our Chief Risk Officer reviewed the executive incentive plans for design features that may have the potential to encourage excessive risk-taking. Specifically, he reviewed the compensation program for the following features, among others: pay profiles that provide for low salaries and high annual incentives; the use of performance metrics that do not benefit the Company over the long term; plan goals and payouts that did not consider the impact of decisions; steep payout curves where a very high threshold level of performance is required to achieve a threshold level of incentive payout; and an over emphasis on the use of long-term incentives paid in cash.

Similarly, in the review of employee compensation plans, our Chief Risk Officer used a decision tree analysis that considered whether each plan was incentive based, and if so, whether the incentive was material relative to the participant’s total compensation. If the incentive was material, he further reviewed the plan to determine if the plan appeared to foster risk-taking. If the plan fostered risk-taking, he evaluated the plan to determine whether there were compensating controls or mitigants to limit our risk.

Finally, in the business unit compensation review, our Chief Risk Officer assessed whether the business unit generated a materially higher level of risk to us by considering various factors about the plans within each business unit. The factors he considered, among others, included: whether the business unit carried a significant portion of our risk profile; the business unit compensation structure and whether it was different from our other units; the business units’ profitability; whether the employees in the business unit were awarded a short-term bonus while income and risk to us extended over a significantly longer period of time; and whether the compensation expenses comprise a significant percentage of the business unit revenues.

We noted a number of compensation design features that we believe reduce the likelihood of excessive risk-taking. In our compensation programs applicable to our NEOs, the Committee has downward discretion over incentive program payouts; the program provides a balanced mix of cash and equity, and short and long-term incentives, includes multiple meaningful performance metrics, and we maintain a Recoupment Policy that provides for a clawback of payouts under certain circumstances. The employee plans include performance indicators designed to measure quality control standards, compliance results and asset quality. Based upon the risk assessment presented to the Committee, we believe our employee compensation policies and procedures do not encourage excessive and unnecessary risk-taking and the level of risk resulting from our compensation policies and procedures is not reasonably likely to have a material adverse effect on us.

2014 Director Compensation

The following table shows the compensation paid to our directors for services rendered in all capacities during 2014. Mr. Delie is not included as his compensation as a director is disclosed in the Summary Compensation Table. Ms. Nicholas and Mr. Hormell also are not included as they joined the Board of the Company on January 1, 2015. They currently receive compensation as non-employee directors in accordance with the Company’s and FNBPA’s non-employee director compensation practices and plans described herein. Also, as previously discussed, prior to the reorganization of the board of directors of FNBPA, Ms. Nicholas and Mr. Hormell served on the FNBPA board for several years through October 2014. For their service on the FNBPA board during 2014, Ms. Nicholas and Mr. Hormell received compensation in accordance with FNBPA’s non-employee director compensation practices and plans, as described in footnote 4 to the 2014 Director Compensation table.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4),(5)	Total ($)
William B. Campbell	72,500	39,930	0	0	0	0	112,430
James D. Chiafullo	55,000	39,930	0	0	0	550	95,480
Laura E. Ellsworth	55,000	39,930	0	0	0	0	94,930
Robert B. Goldstein	66,000	39,930	0	0	0	0	105,930
Stephen J. Gurgovits(6)	72,500	39,930	0	0	923,304	1,145,247	2,180,981
David J. Malone	62,889	39,930	0	0	0	0	102,819
D. Stephen Martz	75,000	39,930	0	0	0	0	114,930
Robert J. McCarthy, Jr.	53,222	39,930	0	0	0	0	93,152
David L. Motley	52,917	39,930	0	0	0	550	93,397
Arthur J. Rooney, II	55,625	39,930	0	0	0	0	95,555
John W. Rose	60,667	39,930	0	0	0	0	100,597
John S. Stanik	57,500	39,930	0	0	0	0	97,430
William J. Strimbu	64,375	39,930	0	0	0	13,275	117,580
Earl K. Wahl, Jr.	52,500	39,930	0	0	0	0	92,430

(1)

Represents fees earned as a director of the Company. Fees earned as a director of FNBPA are included in the All Other Compensation column. The dollar amounts of the fees earned as a director of the Company were as follows:

Name	Annual Retainer Fee ($)(A)	Committee Chairman Fees ($)(B)
William B. Campbell	67,500	5,000
James D. Chiafullo	55,000	0
Laura E. Ellsworth	55,000	0
Robert B. Goldstein	55,333	10,667
Stephen J. Gurgovits	50,000	22,500
David J. Malone	58,556	4,333
D. Stephen Martz	60,000	15,000
Robert J. McCarthy, Jr.	51,778	1,444
David L. Motley	52,917	0
Arthur J. Rooney, II	55,625	0
John W. Rose	57,111	3,556
John S. Stanik	57,500	0
William J. Strimbu	64,375	0
Earl K. Wahl, Jr.	52,500	0

(A)	The amount reflected for Mr. Campbell includes the fee for his service as Lead Director of the Board.

(B)	The amount reflected for Mr. Gurgovits is for service as Chairman of the Board and the Executive Committee. The amounts reflected for all other directors are for service as Committee Chairman.

(2)

Annually each director is awarded shares of our common stock. Awards granted were valued at $40,000 rounded up or down to the nearest 100 shares at a price determined in accordance with the 2007 Plan. The shares were issued on May 21, 2014, after our Annual Meeting, with a fair market value of $12.10 per share. See “Annual Grant of Stock Awards” for stock awards to directors that remained outstanding at December 31, 2014.

(3)

Mr. Gurgovits is entitled to pension benefits under the RIP, the Excess Plan and the BRP. During 2014, he received $89,184 from the RIP; $123,744 from the Excess Plan and $312,528 from the BRP. Mr. Gurgovits also has a Deferred Compensation Agreement with FNBPA. The present value of the accumulated benefit under that agreement is calculated in accordance with ASC Topic 715, Compensation-Retirement Benefits, assuming an interest rate of 4.75% and assuming that payments commenced on January 1, 2014, and will continue for nine and one-half years. During 2014, Mr. Gurgovits received $43,262 under this agreement. The present value in the amount of $303,263 is reflected as an accrued liability in the financial statements of FNBPA as of December 31, 2014.

(4)

This column reflects fees earned as a director of FNBPA. Directors of FNBPA received $1,500 per meeting for attendance at board meetings and $300 for other committee meetings, unless the committee participation was only by telephone, in which case the director received $125. Effective October 17, 2014, the Company restructured its FNBPA Board. As a result of the reorganization, directors of FNBPA no longer receive a separate fee for attending FNBPA Board meetings; however, they receive $300 for attending committee meetings, or $125 if participating by phone, for committee meetings that are not held jointly with the Company’s committee meetings.

(5)

The valuation of all perquisites is at our actual cost except for the valuation of the company-provided automobile to Mr. Gurgovits, which was calculated as our current year depreciation expense for the automobile plus all costs incurred related to the automobile (including, but not limited to, the cost of insurance, gas, car washes, repairs, registration and inspection fees), less our mileage reimbursement allowance for business miles driven by employees who use their own automobile for business purposes. SEC rules require disclosure of the perquisites to any one director unless the amount of perquisites is less than $10,000 in the aggregate. There were no perquisites required to be disclosed for 2014.

(6)

Mr. Gurgovits earned $10,925 for fees earned as a director of FNBPA. The remaining amount of All Other Compensation was earned under the terms of his Consulting Agreement, under which Mr. Gurgovits agreed to perform assignments and projects upon which we and FNBPA along with Mr. Gurgovits mutually agreed. The Consulting Agreement specified that we and FNBPA would pay Mr. Gurgovits an annual consulting fee of $573,588. Moreover, the Consulting Agreement provided that Mr. Gurgovits was entitled to certain benefits, including automobile expenses, club dues and related benefits. Upon termination of the Consulting Agreement other than for “cause,” death or good reason, as those terms are defined in the Consulting Agreement, Mr. Gurgovits would be entitled to receive his annual fee for the remainder of the term of the Consulting Agreement. Effective March 31, 2014, the Company and Mr. Gurgovits mutually agreed to terminate the Consulting Agreement. As of December 31, 2014, the Company has accrued $939,882 for the remaining payments due to Mr. Gurgovits in settlement of his Consulting Agreement, which will be paid to Mr. Gurgovits in monthly installments of $39,161.74 through December 31, 2016. The amount reflected in All Other Compensation above includes the following for Mr. Gurgovits: $143,397 for fees under his Consulting Agreement plus the following amounts he received in settlement of his Consulting Agreement: $637,485 in monthly payments, a lump sum payment of $259,583 related to unvested restricted stock, a lump sum payment of $43,857 related to country club dues and $50,000 for the value of a company car he received.

Executive Director

The Company’s Executive Director, Mr. Delie, received compensation for his position with the Company. Such compensation is disclosed in the Summary Compensation Table. Executive directors are entitled to receive an annual common stock award valued at $40,000 rounded up or down to the nearest 100 shares at a price determined in accordance with the 2007 Plan. As such, we awarded shares to Mr. Delie in May at the same time that we made the stock awards to all other directors. The stock award is also reflected in the Summary Compensation Table.

Annual Board/Committee Retainer Fees

We pay our annual director and committee meeting fees on a retainer basis. We annualize the fees and pay them monthly. The annual Board and committee fees are as follows:

	Member Fee ($)	Chairman Fee ($)
Board(1)	50,000	12,500
Audit Committee(2)	5,000	15,000
Compensation Committee(2)	5,000	15,000
Executive Committee(2)	7,500	10,000
Nominating Committee(2)	2,500	5,000
Risk Committee(2)	2,500	5,000
Succession Committee(2)	2,500	5,000

(1)	The Lead Director is entitled to an additional fee of $10,000 per year.

(2)	Committee chairmen do not receive a member fee in addition to the chairman’s fee.

For information regarding the number of full Board and committee meetings held during 2014, see the section titled “Our Board of Directors and Its Committees.” We reimbursed various directors for amounts the directors expended in traveling to our meetings and determined these amounts were consistent with our guidelines and thus are not included in the 2014 Director Compensation table.

Annual Grant of Stock Awards

We awarded each director shares of stock under the Company’s 2007 Plan as detailed in the 2014 Director Compensation table and the Executive Director disclosure above. The stock awarded vested immediately without any restrictions. The following table is a detailed accounting of equity incentive awards outstanding as of December 31, 2014. The amount reflected for Mr. Gurgovits was awarded for his service as former CEO of the Company, and the amount reflected for Mr. McCarthy was awarded for his service as an employee, under a stock option plan of a predecessor entity acquired by us.

Name	Options Outstanding (#)	Stock Awards (#)(1)
Stephen J. Gurgovits	0	55,070
Robert J. McCarthy, Jr.	39,204	0

(1)

The amount reported for Mr. Gurgovits was calculated consistent with the assumptions used for amounts reported for the NEOs in the 2014 Outstanding Equity Awards at Fiscal Year-End table. His amount represents units which are deemed to be earned but have not vested. Additionally, during 2014, Mr. Gurgovits acquired 121,967 shares of Company stock upon vesting of restricted stock, with a realized value on the vesting dates of $1,499,747. The specifics of Mr. Gurgovits’ outstanding equity awards are more fully described in the 2012 Outstanding Equity Awards at Fiscal Year-End table included in the Proxy Statement dated April 3, 2013.

Proposal 2.	Advisory Resolution on Executive Compensation

In accordance with Section 14A of the Exchange Act, which was adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are asking shareholders to adopt an advisory resolution approving our executive compensation for our NEOs as reported in this proxy statement.

We have designed our executive compensation programs to support our long-term success. We believe that our performance-based executive compensation programs provide incentives that are aligned with the best interests of our shareholders and have helped to drive our performance.

In the Compensation Discussion and Analysis, we describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. Please read it in conjunction with the Summary Compensation Table and related compensation tables and narrative that provide detailed information on the compensation of our NEOs. The Compensation Committee and the Board believe that the policies and procedures as set forth in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our NEOs reported in this proxy statement has supported and contributed to our success.

Why You Should Approve Our Executive Compensation Program

Our compensation philosophy is designed to attract and retain executive talent and emphasizes pay for performance, primarily through the creation of shareholder value. Our compensation program includes base salary, short-term annual incentive compensation, long-term incentive compensation, retirement benefits and perquisites.

We believe our compensation programs and policies are appropriate and effective in implementing our compensation philosophy and in achieving our goals, and are strongly aligned with long-term shareholder interests and worthy of continued shareholder support.

We believe the shareholders should consider the following information in determining whether to approve this proposal:

The Compensation Program is Highly Aligned with Shareholder Value

A significant portion of our NEOs’ compensation is directly linked to our performance and the creation of shareholder value because a significant portion of the direct and total compensation is in the form of incentive compensation, including annual incentive compensation and a significant long-term incentive award. Our long-term awards are in the form of restricted stock and restricted stock units and divided into a time vested portion and a performance portion. The performance portion, which is two-thirds of the overall award, only vests at the conclusion of four years if all performance measures are met. We believe these long-term awards motivate our executives to achieve long-term performance and reward them for increases in total shareholder return. Furthermore, we do not award stock options, and only the Compensation Committee may approve equity grants.

Summary of Key Compensation Practices

We seek to align our compensation programs and practices with evolving governance best practices. The Compensation Committee has followed best practices with respect to executive compensation including the following:

•

We target base compensation at peer median and structure our compensation plans to increase compensation when our performance under various measures, including total shareholder return, is better than peers;

•	Elimination of our supplemental executive retirement plan effective December 31, 2008;

•	No tax gross-up payments for executive perquisites;

•	The Compensation Committee has adopted a policy that it will not approve any employment contracts that contain a tax gross-up;

•	None of our most recent employment contracts provide for a single trigger parachute payment;

•	No severance payments for “cause” terminations or resignations other than for good reason;

•	No extraordinary relocation benefits;

•	The short-term incentive plan contains maximum limits;

•	We do not grant stock options or allow the re-pricing or exchange of stock options;

•	Only the Compensation Committee may authorize equity grants;

•	No payment of dividends on unvested restricted stock or units;

•	Stock ownership guidelines are in place for our executive officers and directors;

•	We conduct an annual robust risk assessment of all of our compensation programs, including the executive annual incentive program and long-term incentive program;

•	We maintain a compensation recoupment or “clawback” policy; and

•	We maintain a prohibition on executive officers and directors engaging in hedging transactions using Company common stock or common stock equivalents.

Our Compensation Program Has Appropriate Long-Term Orientation

Our compensation programs and policies have a long-term focus:

•	We encourage our executives to maintain a long-term focus by using a three-year performance period and vesting schedule for long-term Performance-Based Awards and Service-Based Awards;

•	Our long-term incentive plan is based upon total shareholder return; and

•	We have robust stock ownership requirements for executive officers and directors to insure that our executive officers and directors have a substantial personal stake in our long-term success.

Our Compensation Committee Stays Current on Best Practices

We regularly update our Compensation Committee on compensation best practices and trends. In addition, the Compensation Committee engages an independent compensation consultant to provide advice on compensation trends and market information to assist the Compensation Committee in designing our compensation programs and making compensation decisions.

The Compensation Committee directly retained PM&P, an independent compensation consultant that reported directly to the Compensation Committee and performs no other work for us, and had no prior relationship with our CEO or any other NEO. Our directors are elected annually and meet without management present as a Compensation Committee and Board when necessary. The Compensation Committee maintains a charter and reviews its provisions annually. All committee charters and our Code of Conduct are posted on our website.

In accordance with Section 14A of the Exchange Act, which was adopted under the Dodd Frank Act, we are asking shareholders to adopt an advisory resolution approving our executive compensation for NEOs, as reported in this Proxy Statement.

We submitted an advisory resolution to approve 2013 executive compensation to our shareholders at our 2014 Annual Meeting. Shareholders owning more than 97% of the shares for which votes were cast regarding the advisory resolution on executive compensation approved the compensation of our NEOs as stated in our 2014 proxy statement. Additionally, at our 2011 Annual Meeting, our shareholders supported an annual advisory vote frequency and as a result, the Committee and the Board are again submitting for the vote of shareholders an advisory resolution to approve the compensation of our NEOs, and will include this shareholder advisory vote annually until we hold the next shareholder vote on how frequently we conduct a “say-on-pay” vote not later than our 2017 Annual Meeting.

Following the last shareholder vote on executive compensation, the Committee considered the results of the advisory vote in determining compensation policies and decisions. The advisory vote reaffirms our pay-for-performance philosophy and the Committee will continue to use this philosophy and past practices in determining future compensation decisions.

We are asking shareholders to approve the following advisory resolution at the 2015 Annual Meeting:

“RESOLVED, that the shareholders of F.N.B. Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers listed in the Summary Compensation Table included in the proxy statement for this meeting, as such compensation is disclosed pursuant to Item 402 of Regulation S-K in this proxy statement under the Section entitled “Executive Compensation and Other Proxy Disclosure,” including the “Compensation Discussion and Analysis,” the compensation tables and other narrative and other executive compensation disclosures set forth under that section.”

This advisory vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote, gives shareholders another mechanism to convey their views about our compensation programs and policies. Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation programs. The Board has determined to provide shareholders with an annual advisory vote on executive compensation at each Annual Meeting of Shareholders. Accordingly, the next annual advisory vote on executive compensation will be provided at our Annual Meeting of Shareholders in 2016.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2 TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (PROPOSAL 2 ON THE PROXY CARD).

Proposal 3.	Proposal to Ratify the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm

The Audit Committee selected Ernst & Young LLP as our independent registered public accounting firm to audit the books of the Company and its subsidiaries for the year ending December 31, 2015, to report on our internal controls and our consolidated statement of financial position and related statements of income of us and our subsidiaries, and to perform such other appropriate accounting services as our Board may require. Ernst & Young LLP has advised us that they are independent accountants with respect to us, within the meaning of standards established by the American Institute of Certified Public Accountants, the Public Company Accounting Oversight Board, the Independence Standards Board and federal securities laws administered by the SEC. In the event a majority of the votes cast in person or by proxy do not ratify the appointment of Ernst & Young LLP, we anticipate that we would make no change in our independent registered public accounting firm for the current year because of the difficulty and expense of making any change so long after the beginning of the current year, but that vote would be considered when we consider the appointment of auditors for 2016.

Ernst & Young LLP served as our independent registered public accounting firm for the year ended December 31, 2014. We expect that a representative of Ernst & Young LLP will attend our Annual Meeting, be available to respond to appropriate questions and, if the representative desires, which we do not anticipate, make a statement.

The discussion under the caption “Audit and Non-Audit Fees” describes the aggregate fees for professional services provided by Ernst & Young LLP to us for the calendar years 2013 and 2014.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015 (PROPOSAL 3 ON THE PROXY CARD).

REPORT OF AUDIT COMMITTEE

To Our Shareholders:

The Audit Committee (“Committee”) oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed and discussed with Ernst & Young LLP, its independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters we and Ernst & Young LLP must discuss pursuant to Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, including Ernst & Young LLP’s judgments as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards.

The Committee has discussed with Ernst & Young LLP its independence from management and the Corporation, including the matters in the required written disclosures. The Committee has considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining its independence.

The Committee discussed with the Corporation’s internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The Committee meets with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the Securities and Exchange Commission.

Respectfully submitted,

D. Stephen Martz, Chairman David J. Malone John S. Stanik William J. Strimbu

AUDIT AND NON-AUDIT FEES

Ernst & Young LLP served as the Corporation’s independent registered public accounting firm for the fiscal years ended December 31, 2014, and 2013. The Company has been advised by such firm that none of its members or any of its associates has any direct financial interest or material indirect financial interest in the Corporation or its subsidiaries.

Fees paid to Ernst & Young LLP for professional services during 2014 and 2013 were as follows:

	Audit	Audit-Related	Tax	All Other
2014	$1,452,765	$0	$202,645	$1,995
2013	$1,306,400	$0	$146,400	$1,995

Audit Fees relate to the audit of the Corporation’s annual financial statements and internal control over financial reporting, review of the financial statements included in the Corporation’s Reports on Forms 10-Q and 10-K and other SEC filings, services provided in connection with regulatory filings including registration statements filed with the SEC, and accounting consultations related to the audit.

Audit-Related Fees relate to merger and acquisition consultation services.

Tax Fees relate to tax compliance, tax planning and tax advice services.

All Other Fees relate to subscriptions for Ernst & Young’s web-based accounting and auditing research library.

AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

The Audit Committee must pre-approve the audit and non-audit services the independent registered public accounting firm will perform in order to assure that the provision of such services does not impair the auditor’s independence. The Audit Committee annually reviews and pre-approves the services that the independent registered public accounting firm may provide. The Audit Committee will revise the list of pre-approved services from time to time, based on subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management, but may delegate pre-approval authority to one or more of its members. The member or members to whom the Audit Committee delegates such authority must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee annually establishes pre-approval fee levels for all services the independent registered public accounting firm may provide. Any proposed services exceeding these levels require specific pre-approval.

The annual audit services engagement terms and fees are subject to the pre-approval of the Audit Committee. In addition, the Audit Committee may grant pre-approval for other audit services, including statutory audits or financial audits for our subsidiaries or our affiliates and services associated with SEC registration statements, periodic reports and other documents filed with the SEC.

Our Audit Committee must also pre-approve audit-related services. Audit-related services include, among others, due diligence services pertaining to potential business acquisitions/dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit” services, assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities, financial audits of employee benefit plans, agreed upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters and assistance with internal control reporting requirements. Tax services include tax compliance, tax planning and tax advice services.

Our Audit Committee may grant pre-approval to those permissible non-audit services classified as “All Other” services that it believes are routine and recurring services and when such pre-approval would not impair the independence of the independent registered public accounting firms.

Proposal 4.	Approval and Adoption of the Amendment of the F.N.B. Corporation 2007 Incentive Compensation Plan

The Board of Directors of the Company (the “Board”) is submitting to the shareholders for approval at the Annual Meeting an amendment of the F.N.B. Corporation 2007 Incentive Compensation Plan (the “Current Plan”).

On March 18, 2015, the Board adopted the amendment of the Current Plan, effective March 18, 2015 (the “Amended Plan”), subject to approval by the Company’s shareholders. The Amended Plan enables the Company to make stock-based and non-stock awards to its eligible employees, consultants, and non-employee directors. The Amended Plan provides for the grant of (i) incentive stock options; (ii) non-qualified stock options; (iii) performance units; (iv) restricted stock; (v) restricted stock units; (vi) stock appreciation rights; (vii) annual incentive compensation; (viii) long-term incentive compensation; or (ix) any combination of the foregoing. The purpose of the Amended Plan is to encourage award recipients to increase their efforts to make the Company and each of its affiliates more successful, to provide an additional inducement for such individuals to remain with the Company or an affiliate, to reward such individuals by providing an opportunity to acquire incentive awards, and to provide a means through which the Company and its affiliates may attract the highest quality individuals to enter employment or engagement with the Company or its affiliates.

The Amended Plan provides for the grant of the same types of awards as those under the Current Plan, which the Company adopted and shareholders approved in 2011. Shares are still available for awards to be granted under the Current Plan, as previously approved. However, the Company believes it is necessary and desirable to submit the Amended Plan to shareholders for approval at this time in order to satisfy the shareholder approval requirements of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). The Amended Plan is substantially similar to the Current Plan. The changes to the Current Plan, listed below, primarily are to comply with updated laws and incorporate certain best practices.

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Increased the maximum number of shares that may be awarded under the Amended Plan by 1,500,000, in addition to the 1,500,000 previously authorized under the Current Plan. As of February 28, 2015, 2,459,342 shares remained available for issuance under the Current Plan.

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Provides for an annual limitation on the maximum number of shares of stock with respect to which awards may be granted under the Plan in any calendar year to any participant who is a non-employee director of 20,000 shares.

•	Increases the percentages of stock that a person must acquire in order to trigger a “Change in Control” under the Amended Plan.

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Clarifies that, unless the Award Agreement provides otherwise, dividends or Dividend Equivalents on any portion of an Award that is intended to satisfy the requirements for qualified performance-based compensation under Section 162(m) will be held and payable only if the performance criteria underlying the Award are satisfied.

•	Clarifies that Award Agreements and other documents or notices under the Amended Plan may be made electronically.

•	Further clarifies that the Amended Plan does not allowed for “liberal share counting,” or repricing, exchange or replacement of stock options or stock appreciation rights.

Based on historic and projected usage patterns, the Company expects that, if this proposal is approved by shareholders, the shares under the Amended Plan will be sufficient to make equity awards to participants for up to five years. The closing sales price of our stock was $13.33 per share on March 13, 2015.

Awards granted under the Current Plan and the Amended Plan are subject to the Company’s Compensation Recoupment Policy. The Company cannot reprice options or stock appreciation rights or exchange/cancel options or stock appreciation rights for cash or other awards with a lower exercise or grant price, without prior shareholder approval.

Publicly traded companies, such as the Company, are generally prohibited from taking a federal income tax deduction for compensation paid to its Named Executive Officers in excess of $1 million per year, unless the compensation meets an exception under Section 162(m), such as the exception for performance-based compensation. In order to qualify for the performance-based compensation exception, compensation must, among other things, be paid under a plan that has been approved by the shareholders of the company. If shareholders do not approve the Amended Plan, the Current Plan will remain in effect except that in 2016 the Company will not be able to grant awards that qualify as deductible “performance-based compensation” under Code Section 162(m) other than stock options and stock appreciation rights. No awards will be made under the Amended Plan until after the shareholders have approved the Amended Plan at the Annual Meeting. No award may be granted under the Amended Plan subsequent to May 20, 2025.

The following discussion of the principal features of the Amended Plan is qualified in its entirety by reference to the full text of the Amended Plan as set forth in Exhibit A attached hereto, marked to show the minor changes from the Current Plan which was previously approved by the shareholders. The Amended Plan will become effective only if it is approved by the Company’s shareholders at our 2015 Annual Meeting.

As of the March 11, 2015 record date (“Record Date”), the Company’s “equity overhang,” or the percentage of outstanding shares of our stock represented by all equity awards granted and available for future grant under the Current Plan and all prior plans, was 2.44% (not taking into account the additional shares under the Amended Plan). Equity overhang is calculated as all shares issuable upon exercise of outstanding stock options and stock appreciation rights and vesting of outstanding restricted stock, restricted stock units and other awards, plus all shares available for future grant under all plans, divided by (a) the number of shares of our stock outstanding plus (b) the number of shares in the numerator. The only outstanding awards under the Plan are restricted stock and restricted stock units. Our equity overhang has been calculated on the basis that all shares available for future grant are in the form of restricted and restricted stock units, as the Compensation Committee has issued only restricted stock and restricted stock units under the Plan since 2008, although the Compensation Committee may issue other types of awards under the Plan. If the Amended Plan is approved by our shareholders at the Annual Meeting, the equity overhang represented by all equity awards granted and available for future grant under all plans would be approximately 3.25% as of the Record Date.

Another measurement that may be considered meaningful by some shareholders in connection with a proposal to increase the number of shares available for issuance under the Amended Plan is the “burn rate.” The burn rate is calculated as all stock awards granted in a fiscal year, divided by the number of shares of our stock outstanding at the end of that fiscal year. Our burn rate for 2014 was .71%, for 2013 was .44% and for 2012 was .68%. The proposed increase in the number of shares of our stock available for issuance under the Amended Plan by an additional 1,500,000 shares of our stock is consistent with our anticipated average burn rate of approximately .27% over the next five years. Our anticipated average burn rate over the next five years was calculated assuming that the Compensation Committee continues to issue only restricted stock units under the Amended Plan, although the Compensation Committee may issue other types of awards under the Amended Plan as described below.

PLAN SUMMARY

Shares subject to the Amended Plan.    The Amended Plan increases the number of shares of the Company’s common stock reserved for awards under the Amended Plan by 1,500,000. The maximum number of shares of stock that may be delivered under the Amended Plan is equal to the sum of: (i) 1,500,000 shares; (ii) any shares previously authorized and approved for issuance, but not awarded, under the Current Plan; and (iii) any shares of stock subject to an award under the Amended Plan or the Current Plan that expire without being exercised, or are forfeited, canceled, settled or otherwise terminated without a distribution of stock to the participant. The shares may be, at the election of the Board, authorized but unissued shares, repurchased shares or partly each.

However, shares of stock tendered by participants as full or partial payment of the option price upon exercise of options granted under the Current Plan or the Amended Plan will not again be available for issuance under the Amended Plan. The aggregate number of any stock-settled stock appreciation rights that are exercised shall be deemed issued under the Amended Plan and shall not again be available for issuance. If any options are exercised through a reduction of shares subject to the award (i.e., “net exercised”), the aggregate number of shares subject to such option will be deemed issued under the Amended Plan and will not again be available for issuance. Any shares of stock that are withheld or remitted to satisfy a participant’s tax withholding obligations will be deemed issued under the Amended Plan and will not again be available for issuance.

Just as under the Current Plan,

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No more than 300,000 shares are cumulatively available for awards of incentive stock options under the Amended Plan, participants may not be granted options in the aggregate that are in excess of 600,000 shares under the Amended Plan. The maximum number of shares of stock with respect to which awards may be granted in any calendar year to any participant under the Amended Plan is 300,000 shares, as adjusted for any Company recapitalization, reorganization, stock dividend or similar event.

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The number of shares subject to any award under the Amended Plan, or reserved for awards to be granted under the Amended Plan, will be adjusted as appropriate upon a change in the Company’s capitalization, a reorganization or similar transaction or a stock dividend. If the outstanding shares of stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company through an equity restructuring transaction that causes the per-share value underlying an award to change, a proportionate adjustment will be made to the number or kind of shares of stock or securities allocated to awards that were granted prior to the transaction.

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Changes to outstanding option awards may not change the aggregate purchase price applicable to the unexercised portion of the option award, but with an adjustment to the option price. The Board will have the right but not the obligation to make similar adjustments to awards or option prices to compensate for the diminution in the intrinsic value of shares of stock resulting from a reciprocal transaction such as a business combination, merger or acquisition.

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The Board also retains the discretion to adjust actual or potential benefits granted under the Amended Plan to prevent the dilution or enlargement of benefits upon the occurrence of unusual or nonrecurring events affecting the Company or its financial statements or in recognition of changes in applicable laws, regulations or accounting principles.

Administration.    Just as with the Current Plan, the Amended Plan is administered by the compensation committee of the Board or such other committee or officer or officers as the Board may designate (the “Committee”). The Committee must consist entirely of directors who are “outside directors” within the meaning of Section 162(m), and each Committee member must qualify as an “independent director” within the meaning of the NYSE’s Listed Company Manual, and “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. If allowed under state corporation law, regulations and stock exchange rules, the Board and the compensation committee of the Board also may delegate to another committee or one or more officers of the Company any or all of the responsibilities of the compensation committee with respect to awards to employees who are not subject to Section 16 of the Securities Exchange Act of 1934 at the time any delegated authority is exercised. The Committee has the authority to interpret the terms of the Amended Plan. Subject to the terms of the Amended Plan, the Committee has the authority to determine the individuals to whom awards are granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each award, and the form of the award to be granted.

Persons eligible to participate in the Amended Plan.    Under the Amended Plan, just as under the Current Plan, awards may be granted to employees, consultants and non-employee directors of the Company or any of its affiliates who share the responsibility for the management, growth, or protection of the business of the Company or any of its affiliates or who, in the opinion of the Committee, provide services yielding significant benefits to the Company or any affiliate. As of February 28, 2015, we had approximately 3,123 full- and part-time employees who would be eligible for awards under the Amended Plan. Also, as of the date of the Annual Meeting, we will have fourteen (14) non-employee directors who are eligible for awards under the Amended Plan. Only employees of the Company or its affiliates, however, are eligible to receive incentive stock options under the Amended Plan.

AWARDS

Award agreements.    Each award granted under the Amended Plan, just as under the Current Plan, will be represented by an award agreement in a form approved by the Committee. The award agreement is subject to the Amended Plan and will incorporate the terms and conditions required under the Amended Plan and any terms specified by the Committee, and may consist of more than one physical or electronic documents.

Performance goals.    As is the case under the Current Plan, the Committee may establish performance goals prior to the grant of an award based on the attainment of one or any combination of the following, in each case of the Company, an affiliate, or business unit by or within which the participant is primarily employed or a combination thereof, and that are intended to qualify under Section 162(m): (a) net earnings; (b) operating earnings or income; (c) earnings growth; (d) net income; (e) net income applicable to shares; (f) gross revenue or revenue by pre-defined business; (g) revenue backlog; (h) margins realized on delivered services; (i) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; (j) earnings per share; (k) return on shareholders’ equity; (l) stock price; (m) return on common shareholders’ equity; (n) return on capital; (o) return on assets; (p) economic value added (income in excess of cost of capital); (q) customer satisfaction; (r) cost control or expense reduction; (s) ratio of operating expenses to operating revenues; (t) return on average tangible equity; and (u) total shareholder return, in each case, absolute or relative to peer-group comparative.

The performance goals may be based upon attaining specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations. The performance goals are intended to qualify under Section 162(m) and will be set by the Committee within the time period prescribed by Section 162(m), if the Committee intends to make a grant under the Amended Plan that would qualify for the performance-based exception under Section 162(m). If the Committee determines it is advisable to grant awards that will not qualify for the performance-based exception under Section 162(m), the Committee may grant awards that do not so qualify.

Stock options.    As is the case under the Current Plan, stock options awarded under the Amended Plan may be in the form of “incentive stock options” that are intended to comply with the requirements of Section 422 of the Internal Revenue Code, as amended (the “Code”), or “non-qualified stock options.” Special rules apply with respect to the terms of incentive stock options in order to meet the Internal Revenue Code requirements applicable to that type of option. The exercise price of all options granted under the Amended Plan must be at least equal to the fair market value per share of stock covered by the option, as determined on the award date, and may be higher, as set by the Committee. So long as the Company is publicly-traded, the fair market value of its stock is deemed to be the closing price of the stock on the NYSE on the business day preceding the award date.

As is the case under the Current Plan, options may be exercised upon vesting or, if expressly permitted in the award agreement, prior to vesting provided that the stock received upon exercise of an unvested option will be subject to the same restrictions as an award of restricted stock. Options generally must be exercised, if at all, within one year of the date of termination of the participant’s service with the Company and within ten years of the award date (unless extension is necessary to avoid violation of applicable securities laws). The exercise price may be paid in cash, subject to the approval of the compensation committee, shares of Company stock, “cashless” exercise with or without a broker, waiver of compensation due or accrued, or any combination of the above.

As is the case under the Current Plan, options granted under the Amended Plan are exercisable during the lifetime of the participant only by the participant. All options granted under the Amended Plan are generally nontransferable except to a beneficiary designated by the participant in the event of the participant’s death, by will or under the laws of descent and distribution. Award agreements for non-qualified stock options may permit transfers, subject to numerous restrictions, for the participant’s estate planning purposes.

Performance units.    The Committee will determine a performance period of one or more years and the performance goals for each grant of performance units. Performance periods may overlap and participants may be granted two or more performance unit awards, each with a different performance period. Performance goals may vary between participants.

As is the case under the Current Plan, at the beginning of a performance period, the Committee will determine the dollar values to be paid to each participant or group of participants if the performance goals are achieved in the performance period. The payout amount may be fixed or may vary according to criteria specified by the Committee. Each performance unit is paid in cash after the end of the relevant performance period. If the Committee determines that a significant event (as defined in the Amended Plan and determined by the Committee) occurs during the course of a performance period, which it expects to have a substantial effect on a performance goal, the Committee may revise the goal. Examples of potentially significant events are a reorganization of the Company or a change in control.

A participant is entitled to a partial payment in settlement of performance units if he or she terminates service with the Company or any of its affiliates during the performance period due to death, disability, retirement or a significant event, as determined by the Committee.

Restricted stock and restricted stock units.    As is the case under the Current Plan, restricted stock may be granted directly or received by a participant upon exercise of an unvested stock option or stock appreciation right. Restricted stock and restricted stock units are subject to restrictions on transferability and other restrictions established by the Committee for a restriction period. The restrictions lapse after the restriction period, which extends from the date of the award to a specific date or until specified performance goals, service periods, or other criteria set by the Committee, are achieved. The Committee may provide for the lapse of restrictions in installments.

As is the case under the Current Plan, if a participant terminates service with the Company prior to the expiration of the restriction period, all shares of restricted stock generally will be forfeited and reacquired by the Company, unless the Committee determines otherwise. If the restricted stock was purchased through the exercise of an unvested stock option, the exercise price will be refunded. The Amended Plan provides the Committee discretion to provide for accelerated vesting if a participant terminates service due to his or her death, disability or upon a significant event.

As is the case under the Current Plan, awards of restricted stock may earn dividend equivalents, if permitted by the Committee and specified in the award agreement. If the applicable award agreement so provides, a participant may elect to defer the delivery of restricted stock and any associated dividend equivalents. Any deferral must comply with the provisions of Code Section 409A.

Stock appreciation rights.    As is the case under the Current Plan, stock appreciation rights may be granted under the Amended Plan as freestanding awards, in tandem with options or any combination of the two. Stock appreciation rights that are granted in tandem with incentive stock options must be granted at the same time as the option, but stock appreciation rights granted in tandem with non-qualified stock options may be granted with or any time after the option is granted, so long as the option’s term has not expired. The grant price of a stock appreciation right will be equal to the fair market value of a share of stock on the date of grant.

As is the case under the Current Plan, upon exercise of a stock appreciation right, a participant will be entitled to receive payment from the Company in an amount equal to the number of shares of stock as to which the stock appreciation right is exercised, multiplied by any excess (or some portion of the excess as determined at the time of the grant by the Committee) of the fair market value of a share on the date of exercise of the stock appreciation right over the grant price specified in the award agreement. At the discretion of the Committee, the payment upon exercise of a stock appreciation right may be specified in cash, Company stock or a combination of the two.

As is the case under the Current Plan, a tandem stock appreciation right may be exercised for all or part of the shares subject to the related stock option, upon the surrender of the right to exercise the equivalent portion of the related stock option. A tandem stock appreciation right may be exercised only with respect to the shares for which its related stock option is then exercisable. Freestanding stock appreciation rights may be exercised upon whatever terms and conditions the Committee sets forth in the award agreement. The term of a stock appreciation right will be determined by the Committee, but may not exceed ten years.

Annual incentive awards.    As is the case under the Current Plan, the Committee may make annual incentive awards to employees, based on the achievement of performance goals established by the Committee within the first 90 days of the year. The Committee will specify a target level payout equal to a percentage of the participant’s annual base salary, as well as a threshold level payout and a maximum level payout. The Committee also may designate an annual incentive award “pool” amount based on performance goals.

As is the case under the Current Plan, a participant generally must remain continuously employed by the Company or an affiliate through the last day of the calendar year to be eligible to receive a payout of the annual incentive award. If a participant’s employment is terminated mid-year due to his or her death, disability or retirement, however, the Committee may approve a pro rata payout to such participant. The Committee may reallocate the amount of any forfeited annual incentive award to the annual incentive award pool for the benefit of other participants. The Committee also may adjust the amount of payout to a participant under any annual incentive award.

As is the case under the Current Plan, participants who have received an annual incentive award are entitled to receive at least a pro rata payout for a year in which a change in control or sale of an affiliate (if the participant is employed by that affiliate) occurs.

Long-term incentive awards.    As is the case under the Current Plan, the Committee may make long-term incentive awards to employees, which are based on the achievement of performance goals established by the Committee within the first 90 days of the performance period. The performance period is also established by the Committee within the first 90 days of such period. The Committee will specify a target level payout, as well as a threshold level payout and a maximum level payout.

As is the case under the Current Plan, a participant must generally remain continuously employed by the Company or an affiliate through the last day of the performance period to be eligible to receive a payout of the long-term incentive award. If a participant’s employment is terminated before the end of the period due to his or her death or disability, the Committee may approve a pro rata payout to such participant. The Committee may adjust the amount of payout to a participant under any long-term incentive award.

As is the case under the Current Plan, in the event of a change in control, each participant is entitled to receive a pro rata payout not less than the target level payout of his or her long-term incentive award outstanding as of the change in control. In the event of a sale of an affiliate, each participant employed by that affiliate is entitled to receive not less than a pro rata payout (based on the month of the sale) at target level of his or her long-term incentive award for the performance period in which the sale occurred.

162(m) Awards.    As is the case under the Current Plan, the Amended Plan also provides for specific terms for awards made under Section 162(m). Awards may be designated as qualified performance-based compensation made to “covered employees” (as defined in Code Section 162(m)(3)) or those that are likely to become covered employees by the end of the tax year in which the Company would claim a tax deduction in connection with an award made under the Amended Plan. To meet this requirement, the Committee must, at a time when the outcome of the performance goals remain substantially uncertain and before the expiration of the lesser of 90 days into the performance period or before 25% of the performance period has elapsed, establish in writing that the vesting or payment of the award will be contingent upon the attainment of specified performance goals selected by the Committee. After the performance period has expired, the Committee will certify the extent to which the performance goals have been met and the amount payable to the participant. The Committee retains the discretion to adjust any such awards downward (but not upward) and impose any other restriction on such awards as the Committee deems necessary or appropriate to ensure that such awards meet the requirements as performance-based compensation under Section 162(m).

No participant in any one calendar year may receive awards that qualify as performance-based compensation in accordance with Section 162(m) that exceeds 300,000 shares of stock in the aggregate, excluding stock options and stock appreciation rights. In no event will the amount payable to any participant in any calendar year under an award of performance units, annual incentive award, long-term incentive award or any other award under the Amended Plan that may be settled in cash in lieu of stock exceed one percent (1%) of the Company’s total revenue for the specific performance period for which the award is granted, as reported in the Company’s Annual Report on Form 10-K.

F.N.B. Corporation Recoupment Policy.     All awards granted or paid under the Amended Plan are subject to recoupment pursuant to the F.N.B. Corporation Recoupment Policy.

CHANGE IN CONTROL OR OTHER SIGNIFICANT EVENT

As is the case under the Current Plan, the Committee may provide in applicable award agreements that, in the event of a change in control or significant event, as defined in the Amended Plan, (i) each outstanding stock option will immediately become vested and exercisable in full; (ii) the restrictions on each share of restricted stock or each restricted stock unit will lapse; and (iii) each outstanding stock appreciation right will immediately become vested and exercisable in full.

As is the case under the Current Plan, the Committee has the discretion to terminate all outstanding stock options, with each option holder’s consent or after written notice and a 20-day exercise period for option holders, upon certain change in control events. The Committee may terminate the awards in the case of a merger or consolidation in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company’s outstanding stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Company’s assets.

To the extent necessary to avoid subjecting participants to interest and additional taxes under Code Section 409A, a change in control will not be deemed to occur unless and until Code Section 409A(a)(2)(A)(v) is satisfied.

AMENDMENT AND TERMINATION OF THE PLAN

As is the case under the Current Plan, the Amended Plan reserves for the Board the right to alter and amend the Amended Plan at any time and the right to revoke or terminate the Amended Plan or to suspend the granting of awards pursuant to the Amended Plan. However, no such action may terminate any outstanding award already granted under the Amended Plan, unless the Company is liquidated or dissolved. Nor may any alteration or amendment of the Amended Plan, without prior shareholder approval (i) increase the total number of shares that may be issued or delivered under the Amended Plan; (ii) make any changes in the class of eligible individuals; (iii) extend the period set forth in the Amended Plan during which awards may be granted; or (iv) or make any changes that require shareholder approval under the rules and regulations of any securities exchange or market on which the Company’s stock is traded. Furthermore, the Board cannot take action that would adversely affect the rights of the holder of an award granted under the Amended Plan without the written consent of the award holder.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following is a general description of the United States federal income tax consequences to participants and the Company relating to stock options, performance units, restricted stock, restricted stock units, stock appreciation rights and other awards that may be granted under the Amended Plan. The Amended Plan is not qualified under Code Section 401(a). This discussion only applies to U.S. citizens and/or residents and does not purport to cover all tax consequences relating to awards granted under the Amended Plan. This description is intended for use by our shareholders in determining how to vote at our Annual Meeting and not as tax advice to persons who receive awards under the Amended Plan.

Non-qualified stock options.    A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of a non-qualified stock option. When the option is exercised, the participant will recognize ordinary income equal to the difference, if any, between the aggregate exercise prices paid and the fair market value, as of the date the option is exercised, of the shares received. The participant’s tax basis in shares acquired upon exercise will equal the exercise price paid plus the amount recognized by the participant as ordinary income. The Company generally will be entitled to a federal income tax deduction in the tax year in which the option is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a non-qualified stock option for more than one year after the exercise of the option, the gain or loss realized upon the sale of those shares generally will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of an option will begin on the date of exercise.

Incentive stock options.    A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of an incentive stock option. If the option is exercised during employment, or within three months thereafter (or one year in the case of a permanently and totally disabled employee), the participant generally will not recognize any income and the Company will not be entitled to a deduction. However, the excess of the fair market value of the shares on the date of exercise over the option price generally is included in computing the participant’s alternative minimum taxable income.

Generally, if the participant disposes of shares acquired by exercise of an incentive stock option within either two years after the date of grant or one year after the date of exercise, the participant will recognize ordinary income, and the Company will be entitled to a deduction equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the participant. If shares are disposed of after the two year and one year periods described above expire, the Company will not be entitled to any deduction, and the entire gain or loss for the participant will be treated as a long-term capital gain or loss.

Performance units.    Performance units generally are subject to tax at the time of payment. The Company will generally have (at the time the participant recognizes income) a corresponding deduction.

Restricted stock.    Restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of shares over the purchase price (if any) only at the time the restrictions lapse (unless the participant elects to accelerate recognition as of the date of grant through an election under Code Section 83(b)). The Company generally will have (at the time the participant recognizes income) a corresponding deduction.

Restricted stock units.    Restricted stock units generally are subject to tax at the time of payment and the Company generally will be entitled to a corresponding deduction when the participant recognizes income.

Stock Appreciation Rights.    A participant generally will not recognize income, and the Company will not be entitled to a deduction from income, at the time of grant of a stock appreciation right. When the stock appreciation right is exercised, the participant will recognize ordinary income equal to the difference between the aggregate grant price and the fair market value, as of the date the stock appreciation right is exercised, of our common stock. The participant’s tax basis in shares acquired upon exercise of a stock-settled stock appreciation right will equal the amount recognized by the participant as ordinary income. The Company generally will be entitled to a federal income tax deduction in the year in which the stock appreciation right is exercised, equal to the ordinary income recognized by the participant as described above. If the participant holds shares acquired through exercise of a stock-settled stock appreciation right for more than one year after the exercise of the stock appreciation right, the gain or loss realized upon the sale of those shares will be a long-term capital gain or loss. The participant’s holding period for shares acquired upon the exercise of a stock-settled stock appreciation right will begin on the date of exercise.

Annual and long-term incentive awards.    Annual and long-term incentive awards generally are subject to tax at the time of payment. The Company generally will have (at the time the participant recognizes income) a corresponding deduction.

Compliance with Section Code 409A.    As is the case under the Current Plan, to the extent applicable, it is intended that the Amended Plan and any grants made under the Amended Plan either be exempt from, or, in the alternative, comply with the provisions of Section 409A, including the exceptions for stock rights and short-term deferrals. The Company intends to administer the Amended Plan and any grants made thereunder in a manner consistent with the requirements of Section 409A.

If any provision of the Amended Plan or an award agreement needs to be revised to satisfy the requirements of Section 409A, then such provision will be modified or restricted to the extent necessary to be in compliance with the requirements of Section 409A, while attempting to maintain the same economic results as were intended under the Amended Plan and award agreement. The right to any dividends or dividend equivalents declared and paid on the number of shares underlying a stock option or stock appreciation right may not be contingent, directly or indirectly, upon the exercise of the stock option or stock appreciation right. Further, to the extent necessary to avoid subjecting participants to interest and additional taxes under Section 409A, a change in control will not be deemed to occur unless and until Code Section 409A(a)(2)(A)(v) is satisfied. Any reference to Section 409A includes any proposed temporary or final regulations, or any other guidance, promulgated with respect to such Section by the Internal Revenue Service.

Number of employees eligible to participate in the Amended Plan.    Although all employees are eligible to participate in the Amended Plan, typically about 101 employees annually received awards or grants under the Incentive Plans.

The identity of the individuals eligible to receive awards and the amount of awards under the Amended Plan is not yet determinable. Additionally, we have not granted stock appreciation rights under the Current Plan and have not granted restricted stock under the Current Plan since 2012.

New plan benefits.    Our Committee has the discretion to determine the type, terms and conditions and recipients of awards granted under the Amended Plan. No decisions have been made on the amount and type of awards that are to be made under the Amended Plan to participants in the future. Accordingly, it is not possible to determine the amount of the awards that will be received by any employee, consultant, non-employee director, or independent contractor of the Company under the Amended Plan if it is approved.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AND ADOPTION OF THE AMENDED F.N.B. CORPORATION 2007 INCENTIVE COMPENSATION PLAN (PROPOSAL 4 ON THE PROXY CARD).

Equity Compensation Plan Information

(As of December 31, 2014)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	0	(1)	$0.00	2,420,020	(2)
Equity compensation plans not approved by security holders	568,834	(3)	$8.86	n/a

(1)	Excludes 1,354,093 shares of restricted common stock awards subject to forfeiture. The shares of restricted stock vest over periods ranging from three to five years from the award date.

(2)	Represents shares of common stock registered with the SEC which are eligible for issuance pursuant to stock option or restricted stock awards granted under various plans.

(3)	Represents the securities to be issued upon exercise of stock options that the Corporation assumed in various acquisitions. The Corporation does not intend to grant any new awards under these plans.

SHAREHOLDER PROPOSALS AND NOMINATIONS

FOR THE 2016 ANNUAL MEETING

SEC Rule 14a-8

If you are a shareholder who would like us to include your proposal in our notice of the 2016 Annual Meeting and related proxy materials, you must follow SEC Rule 14a-8 under the Securities Exchange Act of 1934. In submitting your proposal, our Corporate Secretary must receive your proposal, in writing, at our principal executive offices at One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212, no later than December 3, 2015. If you do not follow SEC Rule 14a-8, we will not consider your proposal for inclusion in next year’s proxy statement.

Advance Notice Requirements Under Our Bylaws

Pursuant to Article I, Section 1.11 of our bylaws, a shareholder who wishes to nominate an individual for election to the Board of Directors directly at an Annual Meeting, or to propose any business to be considered at an Annual Meeting, must deliver advance notice of such nomination or business to our Corporate Secretary. The notice must be delivered in person, by first-class United States mail postage prepaid or by reputable overnight delivery service to the attention of our Corporate Secretary, at our principal executive offices at F.N.B. Corporation, One North Shore Center, 12 Federal Street, Pittsburgh, Pennsylvania 15212 during the period commencing on December 3, 2015, and ending on January 2, 2016. The shareholder must be a shareholder of record as of the date the notice is delivered and at the time of the Annual Meeting and must be entitled to vote at the meeting. The notice must be in writing and contain the information specified in our bylaws for a director nomination or other business. The notice must contain certain information about the proposal or nominee, as applicable, which is generally equivalent to the information that would be required to be disclosed under the proxy rules of the SEC if proxies were solicited for shareholder consideration of the matter at a meeting of shareholders, as well as certain information about the shareholder who is making the proposal or nomination. Nominees also will be required to submit a completed and signed questionnaire. The questionnaire will be provided by our Corporate Secretary upon request and is similar to the annual questionnaire completed by all of our directors regarding their background, experience and independence.

Only shareholder proposals and nominations submitted in accordance with the Company bylaw provisions will be eligible for presentation at our 2016 Annual Meeting, and any other matter not submitted to our Board in accordance with such provisions will not be considered or acted upon at our 2016 Annual Meeting. The Board Chairman is authorized to determine whether a nomination or proposal was made in accordance with our bylaws and to declare that a defective nomination or proposal be disregarded.

OTHER MATTERS

As of April 1, 2015, our Board does not know of any other matter to be presented for consideration at our Annual Meeting other than the matters described above. However, if any other matter is presented in conformance with our bylaws, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the judgment of the individuals designated as proxies.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We, and some brokers who household proxy materials, may deliver a single proxy statement to multiple shareholders who share an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to: Shareholder Services, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148, or by calling our Transfer Agent representative at 1-800-368-5948. Upon written or oral request to us or our Transfer Agent representative, a separate copy of our proxy statement and annual report will promptly be sent to you.

Electronic Delivery of Proxy Materials

You can also access our proxy statement, Form 10-K for the fiscal year ended December 31, 2014, and our Annual Report to shareholders, via the Internet at http://www.envisionreports.com/fnb.

For our 2015 Annual Meeting, you can help us save significant printing and mailing expenses by consenting to access our proxy materials and Annual Report electronically via the Internet. If you hold your shares in your own name (instead of “street name” through a bank, broker or other nominee), you can choose this option by appropriately marking the box on your proxy card denoting your consent to electronic access or, if voting by telephone at 1-800-652-8683, following the prompts for consenting to electronic access, or following the instructions at the Internet voting website at http://www.envisionreports.com/fnb which has been established for you to vote your shares for the meeting. If you choose to receive your proxy materials and Annual Report electronically, then prior to next year’s Annual Meeting you will receive notification when the proxy materials and Annual Report are available for on-line review via the Internet, as well as the instructions for voting electronically via the Internet. Your choice for electronic distribution will remain in effect until you revoke it by sending a written request to: Shareholder Services, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, Pennsylvania 16148. If you hold your shares in “street name” through a bank, broker or other nominee, you should follow the instructions provided by that entity if you wish to access our proxy materials electronically via the Internet.

BY ORDER OF THE BOARD OF DIRECTORS,

James G. Orie, Corporate Secretary

April 1, 2015

Exhibit A

F.N.B. CORPORATION 2007 INCENTIVE COMPENSATION PLAN

(Amended and Restated Effective ~~March 16, 2011~~May 20, 2015)

F.N.B. Corporation (the “Corporation”) ~~has~~ established this F.N.B. Corporation 2007 Incentive Compensation Plan (Amended and Restated Effective ~~March 16, 2011~~May 20, 2015) to encourage Eligible Individuals to increase their efforts to make the Corporation and each of its Affiliates more successful, to provide an additional inducement for such Eligible Individuals to continue to provide services to the Corporation or an Affiliate as an employee, consultant, non-employee director, or independent contractor, to reward such Eligible Individuals by providing an opportunity to acquire incentive awards and to provide a means through which the Corporation may attract able persons to enter the employment of or engagement with the Corporation or one of its Affiliates. Incentive awards may, in the discretion of the Board or Committee, and subject to such restrictions as the Board or Committee may determine or as provided herein, consist of Performance Units, Stock Appreciation Rights, Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Annual Incentive Awards, Long-Term Incentive Awards or any combination of the foregoing.

ARTICLE 1

DEFINITIONS

Whenever used in the Plan, the following terms have the meanings set forth below, and when the meaning is intended, the initial letter of the word is capitalized:

“Affiliate” means any corporation, that is a parent or subsidiary corporation (as Code Sections 424(e) and (f) define those terms) with respect to the Corporation.

“Award” means an Incentive Stock Option, Non-Qualified Stock Option, Restricted Stock Award, Stock Appreciation Rights, Performance Units, Restricted Stock Units, Annual Incentive Award, or Long-Term Incentive Award granted hereunder.

“Award Agreement” means a written notice, term sheet and/or an agreement entered into between the Corporation and the applicable Participant (including electronic), setting forth the terms and provisions applicable to the Award then being granted under this Plan, as further described in Section 2.5 of the Plan.

“Award Date” means, with respect to any Award, the date of the grant or award specified by the Committee in a resolution or other writing, duly adopted, and as set forth in the Award Agreement; provided that such Award Date shall not be earlier than the date of the Committee action.

“Board” means the Board of Directors of the Corporation.

•

“Cause” shall have the meaning set forth in any employment, consulting, or other written agreement between the Participant and the Corporation. If there is no employment, consulting, or other written agreement between the Corporation or an Affiliate and the Participant or if such agreement does not define “Cause,” then “Cause” shall have the meaning specified in the Award Agreement; provided, that if the Award Agreement does not so specify, “Cause” shall mean, as determined by the Committee in its sole discretion, the Participant’s (i) willful and continued failure substantially to perform his or her material duties with the Corporation or an Affiliate, or the commission or omission of any activities constituting a violation or breach under any ~~federal~~Federal, state or local law or regulation applicable to the activities of the Corporation or an Affiliate, in each case, after notice thereof from the Board or Committee to the Participant and (where possible) a reasonable opportunity for the Participant to cease such failure, breach or violation in all respects, (ii) fraud, breach of fiduciary duty, dishonesty, misappropriation or other actions that cause damage to the property or business of the Corporation or an Affiliate, (iii) repeated absences from work such that the Participant is unable to perform his or her employment, Service, or other duties in all material respects, other than due to becoming a Disabled Participant, (iv) admission or conviction of, or plea of nolo contendere to, any felony, or to any other crime referenced in Section 19 of the Federal Deposit Insurance Act that, in the reasonable judgment of the Board or Committee, adversely affects the Corporation’s or an Affiliate’s reputation or the Participant’s ability to carry out the obligations of his or her employment or Service, (v) loss of any license or registration that is necessary for the Participant to perform his or her duties for the Corporation or an Affiliate, (vi) failure to cooperate with the Corporation or an Affiliate in any internal investigation or administrative, regulatory or judicial proceeding, after notice thereof from the Board or Committee to the Participant and a reasonable opportunity for the Participant to cure such non-cooperation or, (vii) act or omission in violation or disregard of the Corporation’s or an Affiliate’s policies, including but not limited to the Corporation’s or an Affiliate’s harassment and discrimination policies and Standards of Conduct then in effect, in such a manner as to cause loss, damage or injury to the property, reputation or employees of the Corporation or an Affiliate. In addition, the Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause. For purposes of this Plan, no act or failure to act on the Participant’s part shall be considered “willful” unless it is done, or omitted to be done, by him or her in bad faith or without reasonable belief that his or her action or omission was in the best interests of the Corporation or an Affiliate. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Corporation or an Affiliate shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Corporation or an Affiliate.

“Change in Control” means the first to occur of the following:

(a)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Corporation where such acquisition causes such Person to own ~~20%~~thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not be deemed to result in a Change in Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Affiliate of the Corporation or (iv) any acquisition by any corporation or entity pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (c) below; and provided, further, that if any Person’s beneficial ownership of the Outstanding Voting Securities reaches or exceeds ~~20%~~thirty percent (30%) as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Corporation, such subsequent acquisition shall be treated as an acquisition that causes such Person to own ~~20%~~thirty percent (30%) or more of the Outstanding Voting Securities; or

(b)

Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)

The approval by the shareholders of the Corporation and consummation of (i) a reorganization, merger or consolidation or sale, or other disposition of all or substantially all of the assets of the Corporation or

(ii) the acquisition of assets or stock of another corporation in exchange for voting securities of the Corporation (each of (i) and (ii), a “Business Combination”); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than ~~50%~~sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly (except to the extent that such ownership existed prior to the Business Combination), an amount of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation representing ~~20%~~thirty percent (30%) thereof; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)	Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

Notwithstanding the foregoing, unless a majority of the Incumbent Board determines otherwise, no Change in Control shall be deemed to have occurred with respect to a particular Participant if the Change in Control results from actions or events in which such Participant is a participant in a capacity other than solely as an officer, Employee or Director of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

“Committee” means the Compensation Committee, if any, or such similar or successor committee appointed by the Board. If no Committee is appointed by the Board, the Board shall function in place of the Committee.

“Consultant” means an individual who is not an Employee or Director of the Corporation or an Affiliate, but who is providing services to the Corporation or an Affiliate as an independent contractor.

“Corporation” means F.N.B. Corporation.

“Director” means any individual who is a member of the Board.

“Disabled Participant” means a Participant who:

(a)

becomes unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months; or

(b)

by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receives income replacement benefits for a period of not less than three months under an accident and health plan of the Corporation or an Affiliate, as applicable.

“Dividend Equivalent” means a right to receive on the payment date for any dividend on the shares of Stock underlying ~~an~~any Award other than Options and SARs, cash compensation from the Corporation equal to the dividend that would have been paid on such shares of Stock (or the Fair Market Value of such dividend, if such dividend would not have been paid in cash), if such shares had been issued and outstanding, fully vested and held by the Participant on the record date for payment of such dividend. Notwithstanding the foregoing, if such dividend would not have been paid in cash, the Dividend Equivalent with respect thereto shall not be paid unless and until certificates evidencing the shares of Stock with respect to which it is paid are issued to the Participant. Dividend Equivalents may be provided, in the Committee’s discretion, in connection with any Award under the Plan other than Options and SARs, subject to Sections 2.6 and 12.19. Unless the Committee expressly provides otherwise in the Award Agreement, dividends or Dividend Equivalents on any portion of an Award that is intended to satisfy the requirements for qualified performance-based compensation under Section 162(m) and Article 13 shall be held and payable only if the performance criteria underlying the Award are satisfied.

“Eligible Individual” means any Employee, Consultant, or non-employee Director.

“Employee” means any common law employee of the Corporation or one of its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean (i) the closing sales price of the Corporation’s Stock on the New York Stock Exchange on the business day preceding the Award Date, time of exercise, or other determination event; or (ii) if the Corporation’s shares of Stock are not traded on a national securities exchange or through any other nationally recognized quotation service, the fair market value of the Corporation’s Stock as determined by the Board or the Committee, acting in good faith, under any method consistent with the Code, or Treasury Regulations thereunder, as the Board or the Committee shall in its discretion select and apply at the time of the Award Date, time of exercise, or other determination event.

“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 6.

“Incentive Stock Option” or “ISO” means an option that is intended to qualify as an “Incentive Stock Option” within the meaning of Code Section 422. Any Option that does not qualify under Code Section 422 shall be treated as a Non-Qualified Stock Option.

“Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means an option to purchase Stock at an Option Price determined on the Award Date, subject to the applicable provisions of Article 3, awarded in accordance with the terms of the Plan, and which may be an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means an Eligible Individual who the Committee has selected to participate in the Plan in accordance with Section 2.2 of the Plan.

“Performance Unit” means a performance unit subject to the requirements of Article 4 and awarded in accordance with the terms of the Plan.

“Performance Goals” shall mean performance goals established by the Committee prior to the grant of an Award based on the attainment of one or any combination of the following, in each case of the Corporation, an Affiliate, or business unit by or within which the Participant is primarily employed or a combination thereof, and that are intended to qualify under Section 162(m): (a) net earnings; (b) operating earnings or income; (c) earnings growth; (d) net income; (e) net income applicable to shares; (f) gross revenue or revenue by pre-defined business; (g) revenue backlog; (h) margins realized on delivered services; (i) cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital; (j) earnings per share; (k) return on shareholders’ equity; (l) stock price; (m) return on common shareholders’ equity; (n) return on capital; (o) return on assets; (p) economic value added (income in excess of cost of capital); (q) customer satisfaction; (r) cost control or expense reduction; (s) dividends; (t) dividend pay-out ratio; and (u) ratio of operating expenses to operating revenues, in each case, absolute or relative to peer-group comparative.

Such Performance Goals also may be based upon attaining specified levels of Corporation performance under one or more of the measures described above relative to the performance of other corporations. Such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m). The Committee will have the discretion to adjust targets set for pre-established performance objectives. If the Committee determines it is advisable to grant Awards that will not qualify for the performance-based exception of Section 162(m), the Committee may grant Awards that do not so qualify.

“Plan” means the F.N.B. Corporation 2007 Incentive Compensation Plan (Amended and Restated Effective ~~March 16, 2011~~May 20, 2015), as set forth herein, as the same may be further amended, administered or interpreted from time to time.

“Prior Plan” means the F.N.B. Corporation 2001 Incentive Plan, as amended.

“Restricted Stock” means an award of shares of Stock delivered under the Plan subject to the requirements of Article 5 and such other restrictions as the Committee deems appropriate or desirable, including restrictions on transferability, a risk of forfeiture, and certain other terms and conditions under the Plan or specified by the Committee. The restrictions on, and risk of forfeiture of, Restricted Stock generally will expire on a specified date, upon the occurrence of an event or achievement of Performance Goals, and/or on an accelerated basis under certain circumstances specified in the Plan or the Award Agreement relating to the Restricted Stock.

“Restricted Stock Unit” or “RSU” means a notional account established pursuant to an Award granted to a Participant, as described in Article 5, which is (a) valued solely by reference to shares of Stock, (b) subject to restrictions specified in the Award Agreement, and (c) payable only in Stock. The RSUs awarded to the Participant will vest according to the time-based or performance-based criteria specified in the Award Agreement.

“Section 162(m)” shall mean Code Section 162(m), as amended, and the Treasury Regulations thereunder.

“Service” means the provision of personal services to the Corporation or its Affiliates in the capacity of (i) an Employee, (ii) a Director, or (iii) a Consultant.

“Stock” means the ~~Common Stock~~common stock of the Corporation.

“Stock Appreciation Right” or “SAR” means the award of the contingent right to receive Stock or cash, as specified in the Award Agreement, in the future, based on the value or the appreciation in the value, of Stock, pursuant to the terms of Article 6. The Committee may grant SARs alone or in connection with a related Option. Stock Appreciation Rights may be either Freestanding SARs or Tandem SARs.

“Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 6, the exercise of which requires forfeiture of the right to purchase a share of Stock under the related Option (and when a share of Stock is purchased under the Option, the Tandem SAR similarly will be canceled).

“Termination” means a cessation of the employee-employer relationship between a Participant and the Corporation and its Affiliates (other than by reason of transfer of the Employee among the Corporation and its Affiliates), a cessation of an individual’s Director or Consultant relationship with the Corporation, or the consummation of a transaction whereby a Participant’s employer (other than the Corporation) ceases to be an Affiliate of the Corporation.

ARTICLE 2

PLAN ADMINISTRATION

Section 2.1 Administration. The Committee shall administer the Plan. The Committee shall interpret the Plan and any Award Agreement or other form of agreement or other document used by the Corporation in the administration of the Plan or of any Award, and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. Without limiting the foregoing, the Committee shall have the authority and complete discretion to:

(a)	Prescribe, amend, and rescind rules and regulations relating to the Plan;

(b)	Select Eligible Individuals to receive Awards under the Plan as provided in Section 2.2 of the Plan;

(c)	Determine the form and terms of Awards;

(d)	Determine the number of shares of Stock or other consideration subject to Awards under the Plan as provided in Articles 3 through 6 of the Plan;

(e)

Determine whether Awards will be granted singly, in combination or in tandem with, in replacement of, or as alternatives to, other Awards under the Plan or grants or awards under any other incentive or compensation plan of the Corporation;

(f)	Construe and interpret the Plan, any Award Agreement in connection with an Award and any other agreement or document executed pursuant to the Plan;

(g)

~~Correct~~Automatically and unilaterally correct any defect or omission, or reconcile any inconsistency in the Plan, any Award or any Award Agreement, including, but not limited to, any changes required by applicable state, local, or Federal laws and the regulations thereunder;

(h)	Determine whether a Participant is a Disabled Participant;

(i~~)~~

~~Accelerate or, with the consent of the Participant, defer the vesting of any Award and/or the exercise date of any Award, subject to the limitations of Code Section 409A;(j~~) Authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Award and delegate to officers of the Corporation the authority to perform administrative functions under the Plan subject to any legal requirements that the Committee as a whole take action with respect to such function, other than any such delegation that would cause Awards or other transactions under the Plan to cease to (i) be exempt from Section 16(b) of the Exchange Act, (ii) satisfy the “independent director” requirements of the New York Stock Exchange, or (iii) qualify as “performance-based compensation” under Section 162(m);

(~~k~~j)

To the extent permissible under applicable state corporation law and other applicable laws, regulations and stock exchange rules, the Board and the Committee may each, in their discretion, delegate to another committee or one or more officers of the Corporation, any or all of the authority and responsibility of the Committee with respect to awards to Employees who are not subject to Section 16 of the Exchange Act at the time any such delegated authority or responsibility is exercised. To the extent that the Board or the Committee has delegated to such other committee or to one or more officers of the Corporation, the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be deemed to refer to such other committee or to such officer or officers;

(~~l~~k)

Modify the terms of any Award, and authorize the exchange or replacement of Awards; provided, however, that (i) no such modification, exchange or substitution shall be to the detriment of a Participant with respect to any Award previously granted without the affected Participant’s written consent, (ii) in no event shall the Committee be permitted to, without prior shareholder approval, cancel an Option or SAR in exchange for cash, reduce the Option Price of any outstanding Option or ~~to~~grant price of any SAR or exchange or replace an outstanding Option with a new Award or Option with a lower Option Price or exchange or replace an outstanding SAR with a new Award or SAR with a lower grant price, except pursuant to Section 2.6, and (iii) any such modification, exchange or substitution shall not violate Code Section 409A (it is not an extension of a stock right if the expiration of the Option or SAR is tolled while the Option or SAR is unexercisable because an exercise would violate applicable securities laws, provided that the period during which the Option or SAR may be exercised is not extended more than thirty (30) calendar days after the exercise of the Option or SAR first would no longer violate applicable securities laws);

(~~m~~l)

Determine when a Participant’s period of Service is deemed to be continued during an approved leave of absence, whether a Participant has engaged in the operation or management of a business that is in competition with the Corporation or any of its Affiliates, or whether a Participant has violated the restrictive covenants of Section 12.13;

(~~n~~m)	Determine, upon review of relevant information, the Fair Market Value of the Stock; and

(~~o~~n)	Make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

Section 2.2 Eligibility. Those Eligible Individuals who share the responsibility for the management, growth or protection of the business of the Corporation or any Affiliate or who, in the opinion of the Committee, provide services yielding significant benefits to the Corporation or any Affiliate shall be eligible to receive Awards as described herein.

Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to grant Awards as described herein and to determine the Eligible Individuals to whom Awards shall be granted.

Section 2.3 Shares Available Under the Plan. Subject to adjustment as set forth in Section 2.6, the maximum number of shares of Stock that may be issued or delivered and as to which Awards, other than Performance Units, may be granted under the Plan shall be equal to the sum of: (i) 3,000,000 shares of Stock, a figure that includes 1,500,000 new shares of Stock requested pursuant to the Plan’s 2015 amendment and restatement and 1,500,000 shares of Stock previously approved under the Plan prior to its 2015 amendment and restatement, less the number of shares of Stock awarded under the Plan prior to its 2015 amendment and restatement; (ii) any shares of Stock authorized and approved for issuance, but not awarded, under the Prior Plan; and (iii) any shares of Stock subject to an Award under the Plan or the Prior Plan that expire without being exercised, or are forfeited, canceled, settled or otherwise terminated without a distribution of Stock to the Participant.

Notwithstanding anything to the contrary in this ~~Section 2.3,~~Plan, subject to adjustment as set forth in Section ~~2.6,~~2.6: (a) in no event shall more than 300,000 shares of Stock be cumulatively available for Awards of Incentive Stock Options under the Plan~~. Subject to adjustment as set forth in Section 2.6,~~, and (b) the maximum number of shares of Stock with respect to which Awards may be granted under the Plan in any calendar year to (i) any Participant ~~under the Plan shall be 300,000 shares.~~ (other than a non-employee Director) shall be 300,000 shares, and (ii) any Participant who is a non-employee Director shall be 20,000 shares. In addition, Participants who are non-employee Directors may not receive Annual Incentive Awards, Long-Term Incentive Awards, Performance Units or other Awards denominated in cash with respect to more than $150,000 in a single calendar year.

If any Award, other than Performance Units, granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, or, if and to the extent that an award of Performance Units or RSUs is paid in cash rather than the issuance of shares of Stock, the number of shares subject to such Award (or in the case of Performance Units or RSUs the number of shares of Stock for which payment was made in cash) shall again be available for purposes of the Plan~~, except that, to the extent that Stock Appreciation Rights~~.

In applying the immediately preceding sentence, (i) shares of Stock tendered by Participants as full or partial payment of the Option Price to the Corporation upon exercise of Options granted under the Plan shall not again be available for issuance under the Plan, (ii) if any Stock-settled SARs are exercised, the aggregate number of shares of Stock subject to such SARs shall be deemed issued under the Plan and shall not again be available for issuance under the Plan, (iii) if any Options are exercised through a reduction of shares of Stock subject to the Award (i.e., “net exercised”), the aggregate number of shares of Stock subject to such Option shall be deemed issued under the Plan and shall not again be available for issuance under the Plan, (iv) if any shares of Stock are withheld by, or otherwise remitted to, the Corporation to satisfy a Participant’s tax withholding obligations under any Award granted under the Plan, such shares of Stock shall be deemed issued under the Plan and shall not again be available for issuance under the Plan and (v) to the extent that SARs granted in conjunction with an Option under the Plan are exercised and the related Option surrendered, the aggregate number of shares ~~available for purposes of the Plan shall be reduced by the number of shares, if any, of Stock issued or delivered upon exercise of such Stock Appreciation Rights~~of Stock subject to such SARs shall be deemed issued under the Plan and shall not again be available for issuance under the Plan.

The shares that may be issued or delivered under the Plan may be either authorized but unissued shares or repurchased shares or partly each.

If, in connection with an acquisition of another company or all or part of the assets of another company by the Corporation or an Affiliate, or in connection with a merger or other combination of another company with the Corporation or an Affiliate, the Corporation either (A) assumes stock options, restricted stock, or other stock incentive obligations of such other company, or (B) grants stock options, restricted stock, or other stock incentives in substitution for stock options, restricted stock, or other stock incentive obligations of such other company, then none of the shares of Stock that are issuable or transferable pursuant to such stock options, restricted stock, or other stock incentives that are assumed or granted in substitution by the Corporation shall be charged against the limitations set forth in this Section.

Section 2.4 Corporation’s Obligation to Deliver Stock. The obligation of the Corporation to issue or deliver shares of Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation; (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange on which such shares may then be listed; and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

Section 2.5 Award Agreement. Each Award granted under the Plan shall be evidenced by a written Award Agreement, in a form approved by the Committee. Such Award Agreement shall be subject to and incorporate the express terms and conditions, if any, required under the Plan or as required by the Committee for the form of Award granted and such other terms and conditions as the Committee may specify, and shall be executed by the Chief Executive Officer, the President (if other than the Chief Executive Officer), or any person designated as an “executive officer” by the Board, within the meaning of Exchange Act Rule 16b, on behalf of the Corporation, and by the Participant to whom such Award is granted. With the consent of the Participant to whom such Award is granted, the Board may at any time and from time to time amend an outstanding Award Agreement in a manner consistent with the Plan. Without consent of the Participant, the Board ~~of Directors~~ may at any time and from time to time modify or amend Award Agreements with respect to Options intended as of the Award Date to be Incentive Stock Options in such respects as it deems necessary in order that Incentive Stock Options granted under the Plan shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time with respect to Incentive Stock Options.

Section 2.6 Adjustment and Substitution of Shares. If a dividend or other distribution shall be declared upon the Stock, payable in shares of Stock, the number of shares of Stock then subject to any outstanding Award or by reference to which the amount of any other Award is determined and the number of shares that may be issued or delivered under the Plan shall be adjusted by adding thereto the number of shares that would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. An increase in the number of shares subject to an Award will not occur when the Committee has awarded Dividend Equivalents with respect to such Award.

In the event of any consolidation, equity or other non-cash dividend, extraordinary cash dividend, split-up, spin-off, combination or exchange of shares of Stock or equity, reorganization or recapitalization or change in capitalization, or any other similar corporate event, the Board shall adjust the aggregate number of shares of Stock subject to the Plan and the number of shares of Stock that may be made subject to Awards to any individual Participant, as well as the aggregate number of shares of Stock that may be made subject to any type of Award.

(a)

Equity Restructurings. If the outstanding shares of Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Corporation through a non-reciprocal transaction between the Corporation and its ~~Owners~~owners that causes the per Share fair value underlying an Award to change, such as dividend, split, spin-off, rights offering, recapitalization through a large, non-recurring cash dividend, or other similar transaction, a proportionate adjustment shall be made to the number or kind of shares of Stock or securities allocated to Awards that have been granted prior to any such change to equalize the fair value of the Awards before and after the equity restructuring. Any such adjustment in an outstanding Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of such Option but with a corresponding adjustment in the Option Price.

(b)

Reciprocal Transactions. The Board may, but shall not be obligated to, make an appropriate and proportionate adjustment to an Award or to the Option Price of any outstanding Award, and/or grant an additional Award to the holder of any outstanding Award, to compensate for the diminution in the intrinsic value of the shares of Stock resulting from any reciprocal transaction such as a business combination, merger or acquisition. The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding.

(c)

Certain Unusual or Nonrecurring Events. In recognition of unusual or nonrecurring events affecting the Corporation or its financial statements, or in recognition of changes in applicable laws, regulations, or accounting principles, and, whenever the Board determines that adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, the Board, using reasonable care, may make adjustments in the terms and conditions of, and the criteria included in, Awards.

(d)

In the case of any adjustment or substitution as provided for in this Section 2.6, the aggregate Option Price for all shares of Stock subject to each then-outstanding Option prior to such adjustment or substitution shall be the aggregate Option Price for all shares of Stock or other securities (including any fraction) to which such shares of Stock shall have been adjusted or which shall have been substituted for such shares of Stock. Any new Option Price per share of Stock shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

(e)

No adjustment or substitution provided for in this Section 2.6 shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares of Stock or other securities that result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

(f)

If any such adjustment or substitution provided for in this Section 2.6 requires the approval of ~~stockholders~~shareholders in order to enable the Corporation to grant Incentive Stock Options, then no such adjustment or substitution of ISOs shall be made without prior ~~stockholder~~shareholder approval.

If the effect of any adjustment or substitution would be to cause an Option to fail to continue to qualify as an ISO or to cause a modification, extension or renewal of such Option within the meaning of Code Sections 409A or 424, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding Option as the Committee in its sole discretion shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Code Sections 409A or 424) of such Incentive Stock Option.

ARTICLE 3

STOCK OPTIONS

Section 3.1 Grant of Stock Options. The Committee shall have authority, in its discretion, to grant Incentive Stock Options, Non-Qualified Stock Options or both types of Options. Notwithstanding the above, the Committee may grant Incentive Stock Options to Employees only. Subject to adjustment as set forth in Section 2.6, no Participant shall be granted an Option or Options under the Plan (disregarding canceled, terminated or expired stock options) for an aggregate number of shares in excess of 600,000.

Section 3.2 Terms and Conditions of Options. Options granted under the Plan shall be subject to the following terms and conditions:

(a)

The purchase price at which each Option may be exercised (the “Option Price”) shall be such price as the Committee, in its discretion, shall determine, except that, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Stock covered by the Option as determined on the Award Date.

(b)	The Option Price shall be payable in full in any one or more of the following ways, as shall be determined by the Committee to be applicable to any such Award:

(i)	in cash, check, bank draft, money order, or wire transfer payable to the Corporation; or

(ii)

~~in~~by delivery to the Corporation (either by actual delivery or by attestation) of shares of Stock (which are owned by the Participant free and clear of all liens and other encumbrances and which are not subject to the restrictions set forth in Article 5) having an aggregate Fair Market Value on the date of exercise of the Option equal to the Option Price for the shares being purchased (and any applicable withholding taxes); or

(iii)

by requesting that the Corporation withhold such number of shares of Stock then issuable upon exercise of the Option as shall have an aggregate Fair Market Value equal to the Option Price for the shares being acquired upon exercise of the Option (and any applicable withholding taxes); or

(iv)	by waiver of compensation due or accrued to the Participant for services rendered; or

(v)

by a “net exercise” arrangement under which the Corporation will reduce the number of shares of Stock issued upon exercise by the largest whole number of shares of Stock with a Fair Market Value that does not exceed the aggregate Option Price; provided, however, that the Corporation shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate Option Price not satisfied by such reduction in the number of whole shares to be issued; and provided, further, that shares of Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the Option Price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations;

(vi)	provided that a public market for the Corporation’s stock exists, and to the extent permitted by the Sarbanes-Oxley Act of 2002:

(A)

through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay the purchase price, and any applicable withholding taxes (or a larger number of the shares so purchased), and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price, and any applicable withholding taxes, directly to the Corporation (and any excess to the Participant); or

(B)

through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the purchase price, and any applicable withholding taxes, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the purchase price, and any applicable withholding taxes, directly to the Corporation; or

(vii)

to the extent permitted by the Sarbanes-Oxley Act of 2002, by a full-recourse promissory note executed by the Participant, evidencing his or her obligation to make future cash payment thereof, secured by an applicable number of shares of Stock or such other security as may be determined by the Committee; provided, however, that in no event may the Committee accept a promissory note for an amount in excess of the difference between the aggregate Option Price and the par value of the shares; or

(viii)	by any combination of the foregoing.

If the Option Price is paid in whole or in part in shares of Stock, any portion of the Option Price representing a fraction of a share shall be paid in cash. The date of exercise of an Option shall be determined under procedures established by the Committee, and the Option Price shall be payable at such time or times as the Committee, in its discretion, shall determine. No shares shall be issued or delivered upon exercise of an Option until full payment of the Option Price has been made, provided that, for this purpose, tender of a promissory note shall constitute full payment of the principal amount of such promissory note. When full payment of the Option Price has been made, the Participant shall be considered for all purposes to be the owner of the shares with respect to which payment has been made, subject to the restrictions set forth in Article 7.

(c)

An Option may be exercised (i) at such time as the Option vests; or (ii) if and to the extent set forth in the applicable Award Agreement, prior to the date on which the Option vests provided that such Stock obtained shall be subject to the same requirements that are applicable to grants of Restricted Stock set forth in Article 5. No Non-Qualified Stock Option shall be exercisable after the expiration of ten years and six months from the Award Date, provided that if an exercise would violate applicable securities laws, the Non-Qualified Stock Option shall be exercisable no more than thirty (30) calendar days after the exercise of the Option first would no longer violate applicable securities laws. Subject to this Section 3.2(c), 3.3(e), and 2.5, Options may be exercised at such times, in such amounts and subject to such restrictions as shall be determined by the Committee, in its discretion.

(d)

Unless otherwise determined by the Committee and set forth in the Award Agreement referred to in Section 2.5 or an amendment thereto, following a Participant’s Termination for any reason, such Participant must exercise any outstanding ~~Option, if at all, within one year from~~vested Options, if at all, on or before the earlier of (i) the date of the expiration of the Option’s term or (ii) the date that is one year after the date of Termination.

Section 3.3 Special Provisions Applicable to ISOs. Notwithstanding any other provision of this Article 3, the following special provisions shall apply to any award of Incentive Stock Options:

(a)

The Committee will not award an Incentive Stock Option under this Plan if it would cause the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during a calendar year (under all plans of the Corporation and its Affiliates) to exceed $100,000.

(b)

If the Employee to whom the Incentive Stock Option is granted is a Ten Percent Owner of the Corporation, then: (A) the Option Price for each share subject to an Option will be at least one hundred ten percent (110%) of the Fair Market Value of the Stock on the Award Date; and (B) the Option will expire upon the earlier of (i) the time specified by the Committee in the Award Agreement, or (ii) the fifth anniversary of the Award Date.

(c)

No Option that is intended to be an Incentive Stock Option may be granted under the Plan until the Corporation’s shareholders approve the Plan. If such shareholder approval is not obtained within 12 months after the Board’s adoption of the Plan, then no Options may be granted under the Plan that are intended to be Incentive Stock Options.

(d)

The maximum number of shares of Stock with respect to which any one Participant may be granted Options that are intended to be Incentive Stock Options in any one calendar year will be 100,000, subject to adjustment as set forth in Section 2.6.

(e)

An Incentive Stock Option must be exercised, if at all, within three months after the Participant’s Termination for a reason other than death or becoming a Disabled Participant, and within twelve months after the Participant’s Termination for death or becoming a Disabled Participant; provided that, an Option that is intended to be an Incentive Stock Option may be exercised more than three months, but not more than twelve months, after the Participant’s Termination for a reason other than death or becoming a Disabled Participant, in which case the Option shall be a Non-Qualified Stock Option.

(f)

For purposes of this Section, “Ten Percent Owner” means an individual who, at the time an Option is granted under this Plan, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Affiliate. For purposes of this Section 3.3(f), a Participant shall be considered as owning (i) not only shares of the Stock owned individually, but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) proportionately any shares of Stock owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual shall be a shareholder, partner or beneficiary.

ARTICLE 4

PERFORMANCE UNITS

Section 4.1 Performance Period and Objectives. The Committee shall determine a performance period (the “Performance Period”) of one or more years and shall determine the Performance Goals for grants of Performance Units. Performance Goals may vary from Participant to Participant. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed.

Section 4.2 Eligibility. At the beginning of a Performance Period, the Committee shall determine for each Participant or group of Participants eligible for Performance Units with respect to that Performance Period the range of dollar values, if any, which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to a Participant as an Award if the relevant Performance Goals for the Performance Period are met.

Section 4.3 Significant Event. If during the course of a Performance Period there shall occur a significant event or events (a “Significant Event”) as determined by the Committee, including, but not limited to, a reorganization of the Corporation or a Change in Control, which the Committee expects to have a substantial effect on a Performance Goal during such period, the Committee may revise such objective.

Section 4.4 Termination. If ~~an Eligible Individual~~a Participant terminates Service with the Corporation or any of its Affiliates during a Performance Period because of death, becoming a Disabled Participant, or a Significant Event, as determined by the Committee, that ~~Eligible Individual~~Participant shall be entitled to payment in settlement of each Performance Unit for which the Performance Period was prescribed (i) based upon the Performance Goals satisfied at the end of such period; and (ii) prorated for the portion of the Performance Period during which the ~~Eligible Individual~~Participant was employed or retained by the Corporation or any of its Affiliates~~; provided, however, the Committee may provide for an earlier payment in settlement of such Performance Unit in such amount or amounts and under such terms and conditions as the Committee deems appropriate or desirable with the consent of the Eligible Individual. If an Eligible Individual~~. If a Participant terminates Service with the Corporation or any of its Affiliates during a Performance Period for any other reason, such ~~Eligible Individual~~Participant shall not be entitled to any payment with respect to that Performance Period unless the Committee shall otherwise determine.

Section 4.5 Award. Each Performance Unit shall be paid in cash either as a lump sum payment or in annual installments, as the Committee shall determine at the time of grant of the Performance Unit or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.

~~Section 4.6 Code Section 409A. Performance Units granted under this Article 4 will be subject to and conform with the requirements of Code Section 409A.~~

ARTICLE 5

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Section 5.1 Award. Subject to the terms and provisions of the Plan, the Committee may grant, at any time and from time to time, Restricted Stock or Restricted Stock Units to any ~~Eligible Individual~~Participant in the number and form, and subject to such restrictions on transferability and such other restrictions as the Committee may determine in its discretion, including without limitation the achievement of Performance Goals. Restricted Stock also may be received by ~~an Eligible Individual~~a Participant as the result of an exercise of an Option or Stock Appreciation Right, when such award has not vested. Restricted Stock and RSUs shall be subject to a restriction period (after which restrictions shall lapse) which shall mean a period commencing on the Award Date and ending on such date or upon the achievement of such Performance Goals or other criteria as the Committee shall determine (the “Restriction Period”). The Committee may provide for the lapse of restrictions in installments where it deems appropriate.

Section 5.2 Restriction Period. Except as otherwise provided in this Article 5, no shares of Restricted Stock received by ~~an Eligible Individual~~a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period. Except as otherwise provided in the Award Agreement, the Restriction Period for any recipient of Restricted Stock or Restricted Stock Units shall expire and all restrictions on shares of Restricted Stock shall lapse upon a Participant’s ~~Death~~death, becoming a Disabled Participant, or a Significant Event (as determined by the Committee).

Section 5.3 Termination. Except as otherwise provided in Section 5.2 above, if ~~an Eligible Individual~~a Participant’s Termination occurs before the expiration of the Restriction Period, all shares of Restricted Stock still subject to restriction, unless the Committee otherwise determines, shall be forfeited by the recipient and shall be reacquired by the Corporation, and in the case of Restricted Stock purchased through the exercise of an Option, the Corporation shall refund the Option Price paid on the exercise of the Option. Such forfeited shares of Restricted Stock shall again become available for ~~award~~Awards under the Plan.

Section 5.4 Restricted Stock Certificates. Restricted Stock granted under the Plan may be evidenced by one or more certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Committee may require, under such terms and conditions as it deems appropriate or desirable, that the certificates for Restricted Stock delivered under the Plan be held in custody by a bank or other institution, or that the Corporation may itself hold such shares in custody until the Restriction Period expires or until restrictions thereon otherwise lapse, and may require, as a condition of any receipt of Restricted Stock, that the recipient shall have delivered a stock power endorsed in blank relating to the Restricted Stock. Certificates for shares of unrestricted Stock may be delivered to the Participant after, and only after, the Restricted Period shall have expired without forfeiture in respect of such shares of Restricted Stock. To the extent the Plan or any Award Agreement provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Section 5.5 Exchange of Shares. Nothing in this Article 5 shall preclude a recipient of Restricted Stock from exchanging any shares of Restricted Stock subject to the restrictions contained herein for any other shares of Stock that are similarly restricted.

Section 5.6 Dividend Equivalents. Any Award of Restricted Stock under the Plan may, if the shares are unissued, earn in the discretion of the Committee, Dividend Equivalents. In respect of any such Award that is outstanding on a dividend record date for Stock the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of Dividend Equivalents, including the timing, form of payment and payment contingencies of such Dividend Equivalents, as it deems are appropriate or necessary.

Section 5.7 Deferral of Restricted Stock. If the applicable Award Agreement so provides, a Participant may elect, in accordance with such procedures as the Committee may from time to time specify, to defer the delivery of such Restricted Stock and, if the deferral election so specifies, of the Dividend Equivalents with respect thereto, until the date or dates specified in such election. Any deferral under this Section must comply with the provisions of Code Section 409A. Deferred Restricted Stock shall not be issued until the date or dates that it is to be delivered to the Participant in accordance with his or her deferral election, at which time certificates evidencing Stock shall be delivered to the Participant (unless such Deferred Restricted Stock has previously been forfeited pursuant to Section 5.3). From the Award Date of Deferred Restricted Stock through the earlier of (i) the date such Deferred Restricted Stock is forfeited, and (ii) the date certificates evidencing such Deferred Restricted Stock are delivered to the Participant, the Participant shall be entitled to receive Dividend Equivalents with respect thereto, but shall have none of the rights of a shareholder with respect to such shares; provided, that if the deferral election made with respect to such Deferred Restricted Stock specifies that the Dividend Equivalents will be deferred, the Dividend Equivalents shall not be paid until the date or dates specified in such deferral election.

ARTICLE 6

STOCK APPRECIATION RIGHTS

Section 6.1 Grant of Stock Appreciation Rights. The Committee shall have the authority, in its discretion, to grant Stock Appreciation Rights to Participants at any time and from time to time. Within the limits of Article 2 and this Article 6, the Committee will have sole discretion to determine the number of SARs granted to each Participant and, consistent with the provisions of the Plan, to determine the terms and conditions pertaining to SARs. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of the two, as specified in the Award Agreement. Stock Appreciation Rights granted in conjunction with an Incentive Stock Option may only be granted at the time such Incentive Stock Option is granted. Stock Appreciation Rights granted in conjunction with a Non-Qualified Stock Option may be granted either at the time such Non-Qualified Stock Option is granted or at any time thereafter during the term of such Non-Qualified Stock Option.

The grant price of a Freestanding SAR will equal the Fair Market Value of a share of Stock on the Award Date of the SAR. If a Tandem SAR is granted after the grant of the related Option, or if an Option is granted after the grant of the Tandem SAR, the later granted Award shall have the same Option Price as the earlier granted Award, but the Option Price for the later granted Award may be less than the Fair Market Value of the Stock at the time of such grant. SARs may be subject to Code Section 409A.

Section 6.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the shares subject to the related Option, upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

Section 6.3 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes, and sets forth in the Award Agreement.

Section 6.4 Term of SARs. The term of an SAR will be determined by the Committee, in its sole discretion, but may not exceed ten years, provided that if an exercise would violate applicable securities laws, the SAR shall be exercisable no more than thirty (30) calendar days after the exercise of the SAR first would no longer violate applicable securities laws. Unless otherwise determined by the Committee and set forth in the Award Agreement referred to in Section 2.5 or an amendment thereto, following a Participant’s Termination for any reason, such Participant must exercise any outstanding vested SARs, if at all, on or before the earlier of (i) the date of the expiration of the SAR’s term or (ii) the date that is one year after the date of Termination.

Section 6.5 Payment of SAR Amount. Upon exercise of an SAR, a Participant will be entitled to receive payment from the Corporation in an amount determined by multiplying:

(a)

the excess (or some portion of the excess as determined at the time of the grant by the Committee) if any, of the Fair Market Value of a share on the date of exercise of the SAR over the grant price specified in the Award Agreement; by

(b)	the number of shares of Stock as to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise, if any, may be made in cash, in shares of equivalent Fair Market Value or in some combination of the two.

ARTICLE 7

CERTIFICATES FOR AWARDS OF STOCK

Section 7.1 Stock Certificates. Subject to Section 5.4 and except as otherwise provided in this Section 7.1, each Participant entitled to receive shares of Stock under the Plan shall be issued a certificate for such shares. Such certificate shall be registered in the name of the ~~Eligible Individual~~Participant and shall bear an appropriate legend reciting the terms, conditions and restrictions, if any, applicable to such shares and shall be subject to appropriate stop-transfer orders. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange. If the issuance of shares under the Plan is effected on a non-certificated basis, the issuance of shares to a Participant shall be reflected by crediting (by means of a book entry) the applicable number of shares of Stock to an account maintained by the Corporation in the name of such Participant, which account may be an account maintained by the Corporation for such Participant under any dividend reinvestment program offered by the Corporation.

Section 7.2 Compliance With Laws and Regulations. The Corporation shall not be required to issue or deliver any certificates for shares of Stock, or to effect the issuance of any non-certificated shares as provided in Section 7.1, prior to (i) the listing of such shares on any stock exchange or quotation system on which the Stock may then be listed; and (ii) the completion of any registration or qualification of such shares under any Federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

Section 7.3 Restrictions. All certificates for shares of Stock delivered under the Plan (and all non-certificated shares credited to a Participant’s account as provided in Section 7.1) shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or quotation system upon which the Stock is then listed and any applicable Federal or state securities laws; and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The foregoing provisions of this Section 7.3 shall not be effective if and to the extent that the shares of Stock delivered under the Plan are covered by an effective and current registration statement under the Securities Act of 1933, or if and so long as the Committee determines that application of such provisions is no longer required or desirable. In making such determination, the Committee may rely upon an opinion of counsel for the Corporation.

Section 7.4 Rights of Shareholders. Except for the restrictions on Restricted Stock under Article 5, each Participant who receives an award of Stock shall have all of the rights of a shareholder with respect to such shares, including the right to vote the shares and receive dividends and other distributions. No ~~Eligible Individual~~Participant awarded an Option, a Stock Appreciation Right, a Performance Unit, or an RSU shall have any right as a shareholder with respect to any shares subject to such Award prior to the date of issuance to him or her of a certificate or certificates for such shares, or if applicable, the crediting of non-certificated shares to an account maintained by the Corporation in the name of such ~~Eligible Individual~~Participant.

ARTICLE 8

NORMAL OR EARLY RETIREMENT

At the time of any Awards, the Committee, in its sole discretion, may add such provisions, including, but not limited to, provisions for fully or partial vesting and lapse of restrictions, to Participants’ Awards relating to an Employee’s Normal or Early Retirement. For purposes of this Plan: (a) “Early Retirement” means the Employee’s Termination, other than for Cause, after attaining age 55 years and completing at least five years of continuous employment with the Corporation and its Affiliates; and (b) “Normal Retirement” means the Employee’s Termination, other than for Cause, after attaining age 65 years and completing at least five years of continuous employment with the Corporation and its Affiliates.

ARTICLE 9

CHANGE IN CONTROL

The Committee shall have the discretion to provide in the applicable Award Agreements that, in the event of a Change in Control or Significant Event, the following provisions will apply:

(a)	Each outstanding Option will immediately become vested and exercisable in full;

(b)	The restrictions on each share of Restricted Stock ~~or~~, each RSU, or each Performance Unit shall lapse; and

(c)	Each outstanding SAR will immediately become vested and exercisable in full~~;~~.

~~provided that; full vesting of~~Upon a Change in Control or Significant Event all outstanding Awards shall be immediately fully vested unless (i) the Corporation is the surviving entity and any adjustments necessary to preserve the value of the Participant’s outstanding Awards have been made, or (ii) the Corporation’s successor at the time of the Change in Control irrevocably assumes the Corporation’s obligations under this Plan or replaces each Participant’s outstanding Award with an award of equal or greater value and having terms and conditions no less favorable to the Participant than those applicable to the Participant’s Award immediately prior to the Change in Control.

In the event of a Change in Control that is a merger or consolidation in which the Corporation is not the surviving corporation or which results in the acquisition of substantially all the Corporation’s outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Corporation’s assets (a “Covered Transaction”), the Committee shall have the discretion to provide for the termination of all outstanding Options and SARs as of the effective date of the Covered Transaction, with or without a cash payment to the Participant holding the Option or SAR; provided, that, no Option or SAR will be so terminated (without the consent of the Participant) prior to the expiration of twenty (20) calendar days following the later of (i) the date on which the Award became fully exercisable and (ii) the date on which the Participant received written notice of the Covered Transaction.

ARTICLE 10

ANNUAL INCENTIVE COMPENSATION AWARDS

Section 10.1 Annual Incentive Awards. The Committee may approve Annual Incentive Awards to Employees for any calendar year. The Committee may designate Performance Goals applicable to each Employee or group of Employees for the year. The Committee also may designate an Annual Incentive Award “pool” amount based on Performance Goals.

Section 10.2 Payout of Annual Incentive Awards. A Participant must remain continuously employed by the Corporation or an Affiliate through the last day of the calendar year to be eligible to receive a payout of the Annual Incentive Award. A Participant who terminates employment before year-end shall forfeit his or her Annual Incentive Award; provided that, if the Participant’s employment terminated due to the Participant’s death, ~~Disability~~becoming a Disabled Participant or Retirement, the Committee may, in its sole discretion, approve a pro rata payout to such Participant. The Committee may, in its sole discretion, reallocate the amount of any forfeited Annual Incentive Award to the Annual Incentive Award pool for the benefit of other Participants. The Committee also may adjust the amount of payout to a Participant under any Annual Incentive Award.

Section 10.3 Change in Control. In the event of a Change in Control, each Participant employed by the Corporation on the Change in Control will receive an Annual Incentive Award payout based on the payout the Participant would have received, but prorated based on the date of the Change in Control. In the event of a sale or disposition of an Affiliate, each Participant employed by that Affiliate on the date of the sale or disposition will receive an Annual Incentive Award payout based on the payout the Participant would have received, but prorated based on the date of the sale or disposition.

ARTICLE 11

LONG-TERM INCENTIVE COMPENSATION AWARDS

Section 11.1 Long-Term Incentive Awards. The Committee may make Long-Term Incentive Awards to Employees, based on the achievement of Performance Goals. The Committee may designate the Performance Goals and the duration of the Performance Period applicable to each Employee or group of Employees for the Performance Period.

Section 11.2 Payout of Long-Term Incentive Awards. Except as provided in Article 8, a Participant must remain continuously employed by the Corporation or an Affiliate through the last day of the Performance Period to be eligible to receive a payout of the Long-Term Incentive Award. A Participant who terminates employment before the end of the Performance Period shall forfeit his or her Long-Term Incentive Award; provided that, if the Participant’s employment terminated due to the Participant’s death or ~~Disability~~becoming a Disabled Participant, the Committee may, in its sole discretion, approve a pro rata payout to such Participant. The Committee also may adjust the amount of payout to a Participant under any Long-Term Incentive Award.

Section 11.3 Change in Control. In the event of a Change in Control, each Participant employed by the Corporation on the Change in Control will receive a Long-Term Incentive Award payout based on the payout the Participant would have received, but prorated based on the date of the Change in Control. In the event of a sale or disposition of an Affiliate, each Participant employed by that Affiliate will receive a Long-Term Incentive Award payout based on the payout the Participant would have received, but prorated based on the date of the sale or disposition.

ARTICLE 12

MISCELLANEOUS

Section 12.1 Effect of the Plan on the Rights of Employees and Employer. Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any ~~Eligible Individual~~Participant any right to be granted an Award under the Plan and nothing in the Plan, in any Award granted under the Plan or in any Award Agreement shall confer any right to any Participant to continue in the employment of the Corporation or any Affiliate or to continue to be retained to provide Services to the Corporation or any Affiliate as a Director, or Consultant or interfere in any way with the rights of the Corporation or any Affiliate to terminate a Participant’s Service at any time.

Section 12.2 Amendment. The Board specifically reserves the right to alter and amend the Plan at any time and from time to time and the right to revoke or terminate the Plan or to suspend the granting of Awards pursuant to the Plan; provided always that no such revocation, termination, alteration or suspension of any Award shall terminate any outstanding Award theretofore granted under the Plan, unless there is a liquidation or a dissolution of the Corporation; and provided further that no such alteration or amendment of the Plan shall, without prior shareholder approval (i) increase the total number of shares which may be issued or delivered under the Plan; (ii) make any changes in the class of Eligible Individuals; (iii) extend the period set forth in the Plan during which Awards may be granted; ~~or~~ (iv) increase or remove the per Participant share limits under Section 2.3 of the Plan; or (v) make any changes that require shareholder approval under the rules and regulations of any securities exchange or market on which the Stock is traded. No alteration, amendment, revocation or termination of the Plan or an Award Agreement, or suspension of any Award shall materially adversely affect, without the written consent of the holder of an Award theretofore granted under the Plan, ~~adversely affect~~ the rights of such holder with respect to such Award~~.~~ under the Award Agreement; provided, however, that the Committee may (i) amend the Plan or an Award Agreement to comply with applicable law, including Sections 409A or 162(m), stock exchange listing standards, or accounting rules, or (ii) provide in an Award Agreement that, as consideration for and by accepting the Award under such Award Agreement, the Participant agrees that certain changes specifically set forth in the Award Agreement, which shall supersede the similar or corresponding provisions contained or referenced in any prior equity award made by the Corporation to the Participant.

Section 12.3 Effective Date and Duration of Plan. The Plan is amended and restated effective ~~March 16, 2011~~May 20, 2015 (the “Effective Date”), provided that such amendment and restatement of the Plan by the Board is approved by the Corporation’s Shareholders within one year of that date. No Award may be granted under the Plan subsequent to ~~March 16, 2021.~~May 20, 2025.

Section 12.4 Unfunded Status Of Plan. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund nor to make any other segregation of assets to assume the payment of any benefits under the Plan. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Corporation; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Corporation’s obligations under the Plan to deliver cash, shares or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.

Section 12.5 Employee Status. For purposes of determining questions of termination and exercise of an Option or Stock Appreciation Right after a Participant’s Termination, a leave of absence for military service, illness, short-term disability or other reasons approved by a duly authorized officer of the Corporation shall not be treated as Termination or interruption of employment or engagement; provided, however, that, with respect to an Incentive Stock Option, if such leave of absence exceeds ninety (90) calendar days, such Option shall be deemed a Non-Qualified Stock Option unless the ~~Eligible Individual~~Participant’s right to reemployment with the Corporation or an Affiliate following such leave of absence is guaranteed by statute or by contract; provided, however, that no Award may be granted to an employee while he or she is absent on leave.

Notwithstanding anything in the Plan to the contrary, the Committee, in its sole discretion, reserves the right to designate a Participant’s leave of absence longer than ninety (90) consecutive calendar days, other than for illness or short-term disability, as “Personal Leave,” provided that military leaves and approved family or medical leaves shall not be considered Personal Leave. A Participant’s unvested Awards shall remain unvested during a Personal Leave and the time spent on a Personal Leave shall not count towards the vesting of such Awards. A Participant’s vested Options and SARs that may be exercised shall remain exercisable upon commencement of Personal Leave until the earlier of (i) a period of one year from the date of commencement of such Personal Leave; or (ii) the remaining exercise period of such Options or SARs. Notwithstanding the foregoing, if a Participant returns to the Corporation from a Personal Leave of less than one year and the Participant’s Options or SARs have not lapsed, the Options and SARs shall remain exercisable for the remaining exercise period as provided at the Award Date and subject to the conditions contained herein.

Section 12.6 Tax Withholding. Whenever the Corporation proposes or is required to distribute Stock under the Plan, the Corporation may require the recipient to remit to the Corporation an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Corporation may withhold from the shares to be delivered the minimum number of shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

~~The~~Any Award may provide that the Participant may elect, in accordance with any conditions set forth in such Award, to pay any withholding taxes in shares of Stock; provided that, the Participant, by accepting any non-cash Award, will be deemed to instruct and authorize the Corporation or its delegatee for such purpose to sell on his or her behalf a whole number or fractional amount of shares of Stock from those shares of Stock issuable to the Participant in payment of vested shares of Restricted Stock or units as the Corporation or its delegatee determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum tax withholding obligation. This direction and authorization is intended to comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, and to be interpreted to comply with the requirements of Rule 10b5-1(c). Such shares will be sold on the day the Restricted Stock or units become vested, which is the date the tax withholding obligation arises, or as soon thereafter as practicable. The Participant will be responsible for all brokerage fees and other costs of sale, and the Participant shall agree to indemnify and hold the Corporation harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Participant’s minimum tax withholding obligation (e.g., because of the need to sell whole shares), the Corporation or its delegatee shall pay such excess in cash to the Participant through payroll as soon as practicable. The Corporation is under no obligation to arrange for such sale at any particular price. The Participant agrees to pay to the Corporation as soon as practicable, including through additional payroll withholding, any amount of the tax withholding obligation that is not satisfied by the sale of shares described above.

Section 12.7 Benefits. Amounts received under the Plan are not to be taken into account for purposes of computing benefits under other plans, unless the Corporation determines to do so.

Section 12.8 Successors and Assigns. The terms of the Plan shall be binding upon the Corporation and its successors and assigns.

Section 12.9 Headings. Captions preceding the sections hereof are inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision hereof.

Section 12.10 Federal and State Laws, Rules and Regulations. The Plan and the grant of Awards shall be subject to all applicable ~~federal~~Federal and state laws, rules and regulations and to such approval by any government or regulatory agency as may be required.

Section 12.11 Governing Law; Choice of Forum. To the extent not preempted by ~~federal~~Federal law, this Plan, any Award Agreement, and documents evidencing Awards or rights relating to Awards shall be construed, administered and governed in all respects under and by the laws of the Commonwealth of Pennsylvania, without giving effect to its conflict of laws principles. If any provision of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective. The jurisdiction and venue for any disputes arising under, or any action brought to enforce (or otherwise relating to), the Plan will be exclusively in the courts in the Commonwealth of Pennsylvania, County of Allegheny, including the Federal Courts located therein (should Federal jurisdiction exist).

Section 12.12 Beneficiary ~~Designation. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case the Participant should die or become a Disabled Participant before receiving any or all of his or her Plan benefits. Each beneficiary designation will revoke all prior designations by the same Participant, must be in a form prescribed by the Committee, and must be made during the Participant’s lifetime. If the Participant’s designated beneficiary predeceases the Participant or the Participant has not designated a beneficiary~~. In the event of a Participant’s death, benefits remaining unpaid ~~at~~under the ~~Participant’s death~~Plan will be paid to the Participant’s ~~estate or other entity described in the Participant’s Award Agreement.~~surviving spouse or, if none, to the Participant’s estate (such spouse or estate shall be deemed to be the beneficiary for purposes of the Plan). A copy of the death notice or other sufficient documentation must be filed with and approved by the Committee.

Section 12.13 Restrictive Covenants. An Award Agreement may provide that, notwithstanding any other provision of this Plan to the contrary, if the Participant breaches, threatens to breach, or will inevitably breach, any of the non-compete, non-solicitation, non-disclosure or other restrictive covenants of the Award Agreement, whether during or after Termination, in addition to any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, the Participant will forfeit:

(a)

any and all Awards granted to him or her under the Plan, including Awards that have become vested and exercisable and any amounts paid to the Participant on the vesting of any Award within the six (6) month period immediately preceding the Participant’s Termination (the Participant may be required to repay such amounts to the Corporation); and/or

(b)

forfeit the profit the Participant has realized on the exercise of any Options and SARs, which is the difference between the Options’ Option Price or the SARs’ grant price, as applicable, and the Fair Market Value of any Option or SAR the Participant exercised after terminating Service and within the six month period immediately preceding the Participant’s termination of Service (the Participant may be required to repay such difference to the Corporation).

Section 12.14 Compensation Recoupment Policy. Notwithstanding any provision in the Plan or in any Award Agreement to the contrary, Awards granted or paid under the Plan will be subject to recoupment by the ~~Company~~Corporation pursuant to the F.N.B. Corporation Compensation Recoupment Policy, as may be amended from time to time.

Section 12.15 Indemnification. Each person who is or has been a member of the Committee or the Board, and any individual or individuals to whom the Committee has delegated authority under Article 2 of the Plan, will be indemnified and held harmless by the Corporation and its Affiliates from and against any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or as a result of any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken, or failure to act, under the Plan. Each such person will also be indemnified and held harmless by the Corporation and its Affiliates from and against any and all amounts paid by him or her in a settlement approved by the Corporation, or paid by him or her in satisfaction of any judgment, of or in a claim, action, suit or proceeding against him or her and described in the previous sentence, so long as he or she gives the Corporation an opportunity, at its own expense, to handle and defend the claim, action, suit or proceeding before he or she undertakes to handle and defend it. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which a person who is or has been a member of the Committee or the Board may be entitled under the Corporation’s Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Corporation may have to indemnify him or her or hold him or her harmless.

Section 12.16 Notice. Any notice or other communication required or permitted under the Plan must be in writing (including electronic) and must be delivered personally, sent by certified, registered or express mail, or sent by overnight courier, at the sender’s expense. Notice will be deemed given (i) when delivered personally ~~or~~, (ii) if mailed, three business days after the date of deposit in the United States mail ~~or~~, (iii) if sent by overnight courier, on the regular business day following the date sent, or (iv) if sent electronically, on the date of the sender’s message delivery receipt. Notice to the Corporation should be sent to F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, Attention: Chief Legal Officer. Notice to the Participant should be sent to the address set forth on the Corporation’s records. Either party may change the address to which the other party must give notice under this Section by giving the other party written notice of such change, in accordance with the procedures described above. To the extent permitted by applicable law, the Corporation may deliver by email or other electronic means (including posting on a web site maintained by the Corporation or by a third party under contract with the Corporation) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by applicable securities law) and all other documents that the Corporation is required to deliver to its security holders (including without limitation, annual reports and proxy statements). To the extent permitted by applicable law, the Participant’s execution of an Award Agreement may be made by electronic facsimile or other method of recording of the Participant’s signature in a manner that is acceptable to the Committee.

Section 12.17 Awards Not Transferable. Except as otherwise provided by the Committee, Awards under the Plan are not transferable other than to ~~a beneficiary designated by~~ the Participant’s beneficiary in the event of a Participant’s death, or by will or the laws of descent and distribution. An Award Agreement for a grant of Non-Qualified Stock Options may permit or may be amended to permit the Participant who received the Option, at any time prior to the Participant’s death, to assign all or any portion of the Option granted to him or her to (a) the Participant’s spouse or lineal descendants; (b) the trustee of a trust for the primary benefit of the Participant, the Participant’s spouse or lineal descendants, or any combination thereof; (c) a partnership of which the Participant, the Participant’s spouse and/or lineal descendants are the only partners; (d) custodianships for lineal descendants under the Uniform Transfers to Minors Act or any other similar statute; or (e) upon the termination of a trust by the custodian or trustee thereof, or the dissolution or other termination of the family partnership or the termination of a custodianship under the Uniform Transfers to Minors Act or other similar statute, to the person or persons who, in accordance with the terms of such trust, partnership or custodianship are entitled to receive Options held in trust, partnership or custody. In such event, the spouse, lineal descendant, trustee, partnership or custodianship will be entitled to all of the Participant’s rights with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth herein and in the related option agreement. Any such assignment will be permitted only if: (x) the Participant does not receive any consideration therefor; and (y) the assignment is expressly permitted by the applicable Award Agreement. The Committee’s approval of an Award Agreement with assignment rights shall not require the Committee to include such assignment rights in an Award Agreement with any other Participant. Any such assignment shall be evidenced by an appropriate written document executed by the Participant, and the Participant shall deliver a copy thereof to the Committee on or prior to the effective date of the assignment. An assignee or transferee of an Option must sign an agreement with the Corporation to be bound by the terms of the applicable Award Agreement.

Except as otherwise provided in a Participant’s Award Agreement, no Option, SAR, RSU, Restricted Stock, or Performance Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). The Committee may, in its discretion, require a Participant’s guardian or legal representative to supply it with the evidence the Committee deems necessary to establish the authority of the guardian or legal representative to act on behalf of the Participant.

Section 12.18 Awards to Foreign Nationals and Employees Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law of practice and to further the purposes of this Plan, the Committee may, without amending the Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

Notwithstanding the provisions of Sections 3.2, 3.3 and 6.1, where applicable foreign law requires that compensatory stock right be priced based upon a specific price averaging method and period, a stock right granted in accordance with such applicable foreign law will be treated as meeting the requirements of Sections 3.2, 3.3 or 6.1 and Code Section 409A, provided that the averaging period does not exceed thirty (30) calendar days.

Section 12.19 Compliance With Code Section 409A. Notwithstanding any provision of the Plan to the contrary, Awards under the Plan are intended to be exempt from or, in the alternative, comply with Code Section 409A and the interpretive guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan will be construed and interpreted in accordance with such intent. The Plan is, and all Awards made under this Plan are, intended to comply with Code Section 409A, including the exceptions for stock rights, short-term deferrals, separation pay arrangements, reimbursements, and in-kind distributions, and shall be construed, interpreted and administered accordingly. If any provision of the Plan or an Award Agreement needs to be revised to satisfy the requirements of Code Section 409A, then such provision shall be modified or restricted to the extent and in the manner necessary to be in compliance with such requirements of Code Section 409A and any such modification will attempt to maintain the same economic results as were intended under the Plan and Award Agreement. The Corporation cannot guarantee that the Awards, payments and benefits that may be made or provided under the Plan will satisfy all applicable provisions of Code Section 409A. Payments made to a Participant under the Plan or an Award Agreement in error shall be returned to the Corporation and do not create a legally binding right to such payments.

~~Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares of Stock underlying an Option or a Stock Appreciation Right may not be contingent, directly or indirectly on the exercise of the Option or Stock Appreciation Right, and an Award providing a right to dividends or dividend equivalents declared and paid on the number of shares of Stock underlying an Option or a Stock Appreciation Right, the payment of which is not contingent upon, or otherwise payable on, the exercise of the Option or a Stock Appreciation Right, must comply with or qualify for an exemption under Code Section 409A.~~

If a Participant is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his or her termination of Service, no amount that is subject to Code Section 409A and that becomes payable by reason of such termination of Service shall be paid to the Participant before the earlier of (i) the expiration of the six (6) month period measured from the date of the Participant’s termination of Service, and (ii) the date of the Participant’s death. A termination of Service shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and any Award Agreement to “termination,” “termination of employment,” or like terms shall mean a “separation from service.”

Further notwithstanding the foregoing, to the extent necessary to avoid subjecting Participants to interest and additional tax under Code Section 409A, no “Change in Control” will be deemed to occur unless and until Code Section 409A(a)(2)(A)(v) is satisfied.

Section 12.20 Statute of Limitations for Claims Involving the Plan or Awards. If a Participant believes that the Committee has not followed his or her election, or the Participant believes that he or she has a claim against the Plan, the Corporation or Committee under the terms of the Plan or an Award Agreement, the Participant must file a written claim with the Committee within twelve (12) months after the Participant learned of the claim or allegedly made the election.

Section 12.21 Other Agreements. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, to the extent an employment agreement, offer letter, severance agreement or similar agreement between a Participant and the Corporation or an Affiliate provides vesting terms with respect to an Award that are more favorable to the Participant than those set forth in the Plan or an Award Agreement, the vesting terms in such employment agreement, offer letter, severance agreement or similar agreement shall control.

ARTICLE 13

SECTION 162(m) AWARDS

Section 13.1 Terms of Section 162(m) Awards Generally. In addition to any other Awards under the Plan, the Committee may, at the time of grant of an Award (other than an Option or a Stock Appreciation Right) to a Participant who is then a “Covered Employee” (as that term is defined in Section 162(m)(3) or any successor provision), or is likely to be a Covered Employee as of the end of the tax year in which the Corporation would claim a tax deduction in connection with such Award, specify that all or any portion of such Award is intended to satisfy the requirements for qualified performance-based compensation under Section 162(m). With respect to each such Award, the Committee shall establish, in writing, that the vesting and/or payment pursuant to the Award shall be conditioned on the attainment for the specified Performance Period of specified Performance Goals selected by the Committee. Such action shall be taken no later than the earlier of (a) the date ninety (90) calendar days after the commencement of the applicable Performance Period or (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed and, in any event, at a time when the outcome of the Performance Goals remain substantially uncertain.

Section 13.2 Committee Certification and Authority. After the completion of each Performance Period, the Committee shall certify the extent to which any Performance Goal has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award subject to this Article 13. Notwithstanding any provision of the Plan other than Section 13, with respect to any Award subject to this Article 13, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award. The Committee shall have the power to impose such other restrictions on Awards subject to this Article 13 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m).

Section 13.3 Maximum Awards. Subject to adjustment as provided in Section 2.6, and in accordance with the requirements under Section 162(m), no Participant shall receive in any one calendar year an Award that is intended to qualify as performance-based compensation under Section 162(m), other than Options or Stock Appreciation Rights, covering an aggregate of more than 300,000 shares of Stock. Notwithstanding anything in the Plan to the contrary, in no event will the amount payable to any Participant in any calendar year under an Award of Performance Units, Annual Incentive Award, Long-Term Incentive Award or any other Award under the Plan that may be settled in cash in lieu of Stock exceed one percent (1%) of the Corporation’s total revenue for the specific Performance Period for which the Award is granted, as reported in the Corporation’s Annual Report on Form 10-K.

F.N.B. CORPORATION

One North Shore Center

12 Federal Street

Pittsburgh, Pennsylvania 15212

(724) 981-6000

Website: www.fnbcorporation.com

Electronic Voting Instructions Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 20, 2015.
Vote by Internet • Go to www.envisionreports.com/fnb • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website.

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼   To vote by using the proxy card below, fold along the perforation, detach and return the bottom portion in the enclosed envelope.  ▼

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A	Election of Directors — The Board of Directors recommends a vote FOR the listed nominees.
1. Nominees:		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

	01 - William B. Campbell	☐	☐	☐	06 - Robert A. Hormell	☐	☐	☐	11 - Heidi A. Nicholas	☐	☐	☐
	02 - James D. Chiafullo	☐	☐	☐	07 - David J. Malone	☐	☐	☐	12 - Arthur J. Rooney, II	☐	☐	☐
	03 - Vincent J. Delie, Jr.	☐	☐	☐	08 - D. Stephen Martz	☐	☐	☐	13 - John S. Stanik	☐	☐	☐
	04 - Laura E. Ellsworth	☐	☐	☐	09 - Robert J. McCarthy, Jr.	☐	☐	☐	14- William J. Strimbu	☐	☐	☐
	05 - Stephen J. Gurgovits	☐	☐	☐	10 - David L. Motley	☐	☐	☐	15 - Earl K. Wahl, Jr.	☐	☐	☐

B	Management Proposals — The Board of Directors recommends a vote FOR Items 2 through 4.
		For Against Abstain		For	Against	Abstain

2.	Advisory approval of named executive officer compensation.	☐ ☐ ☐	4. Approval and adoption of the Amended F.N.B. Corporation 2007 Incentive Compensation Plan.	☐	☐	☐

3.	Ratification of appointment of Ernst & Young LLP as F.N.B.’s independent registered public accounting firm for the 2015 fiscal year.	☐ ☐ ☐

F.N.B. Corporation 2015 Annual Meeting of Shareholders

Wednesday, May 20, 2015 Doors open at 2:30 p.m. local time Meeting begins at 3:00 p.m. local time Regional Learning Alliance Great Room 850 Cranberry Woods Dr. Cranberry Twp., PA 16066

Directions

From Interstate 76 & Interstate 79

•	If taking Interstate 76, take Exit 28 (Old Exit 3) – follow signs to Interstate 79 North
•	From Interstate 79, take Exit 78 – Route 228 – Cranberry/Mars
•	Turn onto Route 228 East
•	At the first traffic light, turn right onto Cranberry Woods Drive (the Marriott Hotel will be on the right)
•	Follow Cranberry Woods Drive to the stop sign
•	Continue straight through the stop sign
•	In approximately 100 yards turn right (there is no street sign)
•	Continue for 250 yards to the entrance to the Regional Learning Alliance
•	The meeting will be held in the Great Room

Additional driving directions to the meeting location may be obtained by contacting our shareholder relations representative, Brandon Pierson, at (888) 981-6000.

▼  To vote by using the proxy card below, fold along the perforation, detach and return the bottom portion in the enclosed envelope.   ▼

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This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 20, 2015.

The undersigned hereby appoints James G. Orie, Timothy G. Rubritz and Thomas M. Whitesel, and each of them, proxies, with full power of substitution, to vote all shares of common stock of F.N.B. Corporation held of record by the undersigned on March 11, 2015 at the Annual Meeting of Shareholders to be held on May 20, 2015,

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and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, in accordance with the directions indicated on the reverse side of this card or provided through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting directions are not given with respect to the matters to be acted upon and the signed and dated card is returned, it will be treated as an instruction to vote such shares in accordance with the Directors’ recommendations on the matters listed on the reverse side of this card and at the discretion of the proxies on any other matters that may properly come before the meeting.

The Board of Directors recommends a vote FOR all nominees and FOR Items 2 – 4 listed on the reverse side of this card (each of which is described in the proxy statement). The Board of Directors knows of no other matters that are to be presented at the meeting.

Please sign and date below and return promptly in the enclosed envelope or, if you choose, you can submit your proxy by telephone, through the Internet or mail it to Computershare, PO Box 43101, Providence RI 02940.

C	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting.

D	Authorized Signatures — This section must be completed for your instructions to be executed.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – D ON BOTH SIDES OF THIS CARD.

Vote by Internet • Go to www.envisionreports.com/fnb • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Under Securities and Exchange Commission rules, proxy materials for the annual meeting are now available on the Internet. When you go online, you can view the proxy materials, cast your vote, and request a paper or e-mail copy of the proxy materials. The items to be voted on and location of the annual meeting are shown on the reverse side. Your vote is important!

Important Notice Regarding the Availability of Proxy Materials for the

F.N.B. Corporation Shareholder Meeting to be Held on Wednesday, May 20, 2015

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The proxy statement and annual report to shareholders are available at www.envisionreports.com/fnb

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 6, 2015, to facilitate timely delivery.

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1:     Go to www.envisionreports.com/fnb to view the proxy statement, which contains details of the proposals to be voted on, and the annual report.

Step 2:     Click the Vote or Request Materials Section.

Step 3:     Follow the instructions on the screen to log in.

Step 4:     Make your selection as instructed on each screen to select delivery preferences and Vote.

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F.N.B. Corporation’s Annual Meeting will be held on Wednesday, May 20, 2015, at Regional Learning Alliance, Great Room, 850 Cranberry Woods Dr., Cranberry Twp., PA 16066, at 3:00 P.M. local time. Holders of F.N.B. Corporation common stock of record at the close of business on March 11, 2015 are entitled to vote at the meeting and any adjournment of the meeting.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR Items 1 – 4:

1.	Election of the 15 Director nominees identified in F.N.B.’s proxy statement.
2.	Advisory approval of named executive officer compensation.
3.	Ratification of appointment of Ernst & Young LLP as F.N.B.’s independent registered public accounting firm for the 2015 fiscal year.
4.	Approval and adoption of the Amended F.N.B. Corporation 2007 Incentive Compensation Plan.

Shareholders may also vote on such other matters as may properly come before the meeting.

Note: This is not a proxy. To vote your shares you must vote online or by telephone or request a set of proxy materials to receive a proxy card.

F.N.B. Corporation 2015 Annual Meeting of Shareholders

Wednesday, May 20, 2015	Directions
Doors open at 2:30 p.m. local time
Meeting begins at 3:00 p.m. local time	From Interstate 76 & Interstate 79

Regional Learning Alliance Great Room 850 Cranberry Woods Dr. Cranberry Twp., PA 16066

•    If taking Interstate 76, take Exit 28 (Old Exit 3) – follow signs to Interstate 79 North

•    From Interstate 79, take Exit 78 – Route 228 – Cranberry/Mars

•    Turn onto Route 228 East

•    At the first traffic light, turn right onto Cranberry Woods Drive (the Marriott Hotel will be on the right)

•    Follow Cranberry Woods Drive to the stop sign

•    Continue straight through the stop sign

•    In approximately 100 yards turn right (there is no street sign)

•    Continue for 250 yards to the entrance to the Regional Learning Alliance

•    The meeting will be held in the Great Room

Additional driving directions to the meeting location may be obtained by contacting our shareholder relations representative, Brandon Pierson, at (888) 981-6000.

Here’s how to order a paper or e-mail copy of the proxy materials: PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
g	Telephone – Call us free of charge at 1-866-641-4276 in the US, Canada or Puerto Rico using a touch-tone phone and follow the instructions to log in and order a set of proxy materials.

g	Internet – Go to www.envisionreports.com/fnb. Follow the instructions to log in and order a set of proxy materials.

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E-mail – Send an e-mail message to investorvote@computershare.com with “Proxy Materials Order” in the subject line and, in the body of the message, your full name and address and the number in the shaded bar on the reverse side.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 6, 2015. 01ZGQN